                                                                   EXHIBIT 10.1

                                                                 EXECUTION COPY




                     AMENDED AND RESTATED LICENSE, MARKETING
                           AND DISTRIBUTION AGREEMENT



                                     BETWEEN



                              REUTERS AMERICA INC.



                                       AND



                    AETHER TECHNOLOGIES INTERNATIONAL, L.L.C.


                              DATED AUGUST 11, 1998

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------
SECTION                                                         PAGE NUMBER
--------------------------------------------------------------------------------
1.   DEFINITIONS                                                     3
2.   LICENSE FROM REUTERS TO AETHER                                  8
3.   LICENSE FROM AETHER TO REUTERS                                 10
4.   USE OF LICENSED MARKS                                          10
5.   GEOGRAPHIC SCOPE OF SERVICE; UPGRADES AND
     MODIFICATIONS                                                  12
6.   OBLIGATIONS OF AETHER                                          12
7.   FURTHER OBLIGATIONS OF AETHER, OBLIGATIONS OF REUTERS AND
     JOINT OBLIGATIONS OF THE
     PARTIES                                                        17
8.   DISTRIBUTION OF AIRBROKER                                      23
9.   WITHDRAWAL OF SERVICE                                          23
10.  PROPERTY RIGHTS                                                24
11.  EMERGENCY CONSULTING PROVISIONS                                25
12.  REUTERS EQUIPMENT AND ACCESS TO SERVICES                       25
13.  MARKETCLIP FEES AND CHARGES                                    26
14.  AIRBROKER FEES AND CHARGES                                     28
15.  AUDIT RIGHTS                                                   29
16.  REPRESENTATIONS AND WARRANTIES                                 29
17.  EXCLUSIVITY AND NON-SOLICITATION                               31
18.  TERM OF AGREEMENT                                              34
19.  TERMINATION AND EFFECTS OF TERMINATION                         34
20.  LIMITS ON LIABILITY                                            37
21.  INDEMNIFICATION                                                38
22.  CONFIDENTIAL INFORMATION                                       39
23.  ESCROW                                                         39
24.  PRESS RELEASES                                                 40
25.  RIGHT OF FIRST REFUSAL; RIGHT OF NOTICE                        40
26.  DISPUTE RESOLUTION                                             41
27.  OTHER TERMS AND CONDITIONS                                     42

SCHEDULES
A.   PRODUCT DESCRIPTION                                            46
B.   SERVICE                                                        48
C.   SPECIFICATIONS/DESIGN AND PERFORMANCE STANDARDS                49
D.   PURCHASES, INVENTORY, MAINTENANCE AND REPAIR                   50
E.   REPORTS                                                        52
F.   PRODUCT ORDERING AND PROVISION PROCESSES                       56
G.   AETHER LOCAL AREA NETWORK DESCRIPTION                          60

                                       i
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
H.   ENTITLEMENT PERMISSIONING PROCESS                              62
I.   PRODUCT SUPPORT                                                63
J.   AIRBROKER SUBSCRIPTION AGREEMENT                               65
K.   REUTERS EQUIPMENT                                              69
L.   MAJOR CUSTOMERS                                                70
M.   ESCROWED MATERIALS                                             71
N.   SAMPLE ESCROW AGREEMENT                                        72
O.   REUTERS TRADEMARKS                                             80
P.   MARKETCLIP SUBSCRIPTION AGREEMENT (REUTERS SUBSCRIBER)         82
Q.   HOLDERS OF MEMBERSHIP INTERESTS IN AETHER                      91
R.   MUTUAL CONFIDENTIALITY PROVISIONS                              92
S.   MEDIA PLAN REQUIREMENTS                                        94
T.   REUTERS GLOBAL CUSTOMERS                                       95


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



                    AMENDED AND RESTATED LICENSE, MARKETING
                           AND DISTRIBUTION AGREEMENT


        THIS AMENDED AND RESTATED LICENSE, MARKETING AND DISTRIBUTION AGREEMENT (this "Agreement") is made as of the 11th day of August, 1998 (the "Effective Date") by and between Reuters America Inc., a Delaware corporation with its principal office at 1700 Broadway, New York, New York 10019 ("Reuters") and Aether Technologies International, L.L.C., a Delaware limited liability company with its principal office at 11460 Cronridge Drive, Suite 106, Owings Mills, Maryland 21117 ("Aether").

        WHEREAS, Aether and Reuters are parties to that certain License, Marketing and Distribution Agreement (the "Original License Agreement") made effective as of the 10th day of March, 1998, which sets forth the obligations of each party concerning the wireless transmission and distribution of certain Reuters information services; and

        WHEREAS, Aether and Reuters have determined to restructure the relationship for the transmission and distribution of the Reuters MarketClip Service (as hereinafter defined) and to reallocate certain rights, duties and responsibilities provided for in the Original License Agreement, and in accordance therewith, have determined to amend and restate the Original License Agreement on the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, it is hereby agreed as follows:

1.      DEFINITIONS.

        (a) In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings described below:

               (i) "Aether MarketClip Software" shall mean the client/server software and documentation developed by Aether to be used in support of the Product and the provision of the Service. This includes all client-side software developed by Aether (software that resides on the Units) for the Service to be installed by Aether on the Units, and all server-side software developed by Aether (software that resides on the servers that comprise the Network) necessary to develop, operate, and manage delivery of the Service to the Units in connection with the Product. Aether MarketClip Software shall include all modifications, upgrades and enhancements to the client/server software, and any additional software developed and supplied by Aether during the Term of this Agreement for the purpose of delivering the Service to the Units in connection with the Product.

               (ii) "Aether Subscriber" shall mean a Subscriber who has signed a MarketClip Subscription Agreement with Aether.

               (iii) "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

               (iv) "Agreement" shall mean this Agreement and its Schedules, as the same may be amended

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


        by the parties pursuant to Section 27(g) hereof.

               (v) "AirBroker" shall mean the wireless financial business and market data product known as AirBroker as sold by Aether.

               (vi) "AirBroker Customers" shall mean subscribers to the AirBroker service who have signed a subscription agreement directly with Aether for AirBroker.

               (vii) "Basic Unit" shall mean a Unit which provides a news service which is limited to news headlines.

               (viii) "Competitors" shall mean any Person, or any Affiliates of such Person, existing as at the date of this Agreement or who come into existence at any time in the future while this Agreement remains in force, the majority of the revenues of which are derived from the provision of real-time financial information to the professional market, including the following providers of financial markets data and their Affiliates: Bloomberg, L.P.; Dow Jones, Inc.; Bridge Data, Inc.; Thompson Corporation; Automatic Data Processing Inc.; and IPC Information Systems Inc.

               (ix) "Control" (including with correlative meanings, the terms "Controlling", "Controlled by", and "under common Control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner, member or through the ownership of 50% or more of the voting securities of such Person or otherwise.

               (x) "Damages" shall mean liabilities, damages, losses, costs and expenses including reasonable attorneys' fees and expenses and costs of investigation.

               (xi) "Entitlements" shall mean the Information a particular Subscriber is allowed to receive via the Service.

               (xii) "Equity Investment" shall mean the purchase by Reuters of membership units in Aether.

               (xiii) "Exchange" shall mean each of the following exchanges and quotation facilities and any successors thereto: the New York Stock Exchange, Inc., the American Stock Exchange, Inc., the Chicago Board Options Exchange, Incorporated, the Pacific Stock Exchange Incorporated, and the Philadelphia Stock Exchange, Inc. (the foregoing, collectively, sometimes referred to as the Options Price Reporting Authority or "OPRA") and the National Association of Securities Dealers Automated Quotations system.

               (xiv) "Information" shall mean the market information and news that Reuters provides to Aether for the purpose of providing the Service to the Subscribers and AirBroker Customers.

               (xv) "Major Customer" shall mean Reuters major customers which shall be provided to Aether within 10 days of the Effective Date and set forth on Schedule L, as such Schedule may be updated by Reuters from time to time; provided that the number of Major Customers on such Schedule shall not exceed 100 customers. As of the Effective Date, the Major Customers shall not include the "Reuters Global Customers" whose identities shall be provided to Aether within 10 days of the Effective

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        Date and set forth on Schedule T, but Reuters shall be entitled to amend Schedule L to make any of such customers Major Customers at any time.

               (xvi) "MarketClip Subscription Agreement" shall mean, (i) in the case of a Product sold by a Reuters salesperson, a subscription agreement substantially in the form set forth on Schedule P (with such amendments or modifications as have been approved by Reuters) between Reuters and a Subscriber, pursuant to which such Subscriber receives the Product or (ii) in the case of a Product sold by an Aether salesperson, a subscription agreement substantially in the form set forth on Schedule P (substituting Aether for Reuters where appropriate), with such amendments or modifications as have been approved by Reuters, between Aether and a Subscriber, pursuant to which such Subscriber receives the Product, in each case as such form may be modified in accordance with Section 7(m).

               (xvii) "Network" shall mean the computer network established by Aether on the Premises through which Aether will deliver the Information to wireless telecommunications carriers for purposes of distributing the Service to Subscribers and AirBroker Customers as described in Schedule G hereto, as may be modified or relocated by Aether from time to time, subject to Reuters written consent, such consent not to be unreasonably withheld or delayed.

               (xviii) "Permissioning System" shall mean that system, developed by Aether and approved by the Exchanges, that receives the Service from Reuters and selects which Entitlements are to be provided to Subscribers in accordance with Schedule H attached hereto.

               (xix) "Person" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body, or other entity.

               (xx) "Plus Unit" shall mean a Unit which provides full text news stories.

               (xxi) "Premises" shall mean the location of Aether's office at the address set forth above that contains the Network.

               (xxii) "Product" shall mean the wireless financial data access product called Reuters MarketClip and more fully described in Schedule A attached hereto. The Product shall include the Units, the client-side portion of the Aether MarketClip Software and the provision of the Service.

               (xxiii) "Release Date" shall mean March 9, 1998.

               (xxiv) "Reuters Software" shall mean the Triarch, Reuters Trader Workstation and Selectfeed Plus server software supplied by Reuters which enable delivery of the Information to Aether, including any modifications, upgrades, or enhancements supplied by Reuters.

               (xxv) "Reuters Subscriber" shall mean a Subscriber who has signed a MarketClip Subscription Agreement with Reuters.

               (xxvi) "Schedule" shall mean any schedule attached to this Agreement.

               (xxvii) "Service" shall mean the service to be made available to Subscribers through the

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        Product, including the Information as designated on Schedule B attached hereto.

               (xxviii) "Specifications" shall mean those design specifications and performance standards and other specifications for the Aether MarketClip Software, System and Product as set forth in Schedule C attached hereto.

               (xxix) "Subscriber" shall mean a subscriber who has signed a MarketClip Subscription Agreement and any related agreements with or with respect to an Exchange or other Third Party Provider to obtain the Product.

               (xxx) "Support" shall mean the provision of support by Aether as set out in Schedule I attached hereto.

               (xxxi) "System" shall mean the Network and related systems developed by Aether to be used in the transmission of the Service and provision of the Product, including any host systems, network interfaces, the Permissioning System, and the interfaces to the Reuters systems, as may be modified by Aether from time to time, subject to Reuters written consent, such consent not to be unreasonably withheld or delayed.

               (xxxii) "Territory" shall mean North, Central and South America, and the Caribbean. Additional territories and regions may be added upon the mutual agreement of the parties.

               (xxxiii) "Third Party Providers" shall mean Persons (including Exchanges, if applicable), other than Reuters and Aether, whose text, information, data, images (still and moving), sound recordings, equipment and/or software is included in the Product (other than the Unit).

               (xxxiv) "Unit" shall mean any electronic hand held computing and wireless communications devices used to access the Service as may be agreed upon by the parties. The Units that have been agreed for use from the Release Date are set out in Schedule A.

               (xxxv) "U.S. Securities" shall mean publicly traded securities that are bought and sold through or by means of one or more of the Exchanges.

        (2) The following terms are defined in the Sections or Schedules indicated:


                   Term                                   Section
                   ----                                   -------

               Activation Fee                             13(a)
               Aether Costs                               7(b)
               Aether Exclusive Period                    17(e)
               Aether Property                            10(c)
               AirBroker Payment                          14(a)
               Back-up Facility                           7(n)
               Baseline Inventory Level                   Schedule D
               Cancellation Fee                           13(b)
               Confidential Information                   Schedule R
               Contact Person                             6(v) and 7(h)
               Defaulting Party                           19(a)

               Development Fee                            13(c)
               Dispute                                    26(a)
               Effective Date                             Preamble
               Equities Product                           17(e)
               Escrowed Material                          23(a)
               Financial Institution                      17(e)
               Financial Transactional Capabilities       17(e)
               FX Product                                 17(e)
               Impasse Date                               19(h)
               Indemnified Party                          21(c)
               Indemnifying Party                         21(c)
               Licensed Marks                             2(f)
               MarketClip/AirBroker Monthly
               Reports                                    Schedule E
               MarketClip Payment                         13(b)
               Marketing and Sales Committee              7(b)
               Marketing Approval Rights                  4(b)
               Marketing Transaction                      17(b)
               Margin Split                               13(b)
               Marketing Minimum                          7(b)
               MCRC                                       Schedule D
               Notice of Proposed Sale                    25(b)
               Offer                                      17(b)
               Original License Agreement                 Preamble
               Payor                                      15(c)
               PDA Device                                 17(e)
               Release Events                             23(a)
               Restricted Period                          25(f)
               Reuters Equipment                          10(a)
               Reuters Exclusive Period                   17(c)
               Reuters Marketing Communications
               Contact                                    7(b)
               Reuters Property                           10(a)
               Sale of the Company                        25(3d)
               Support Hours                              Schedule I
               Taxes                                      13(d)
               Term                                       18
               Third Party Assertion                      21(c)
               Third Party Data Arrangements              6(q)
               Third Party Offer                          17(b)
               Trademark Usage Guidelines                 Schedule O
               Unit Fee                                   13(c)

        (c)    In this Agreement:

                      (i) unless the context otherwise requires all references to a particular Section, Schedule, subsection, or clause are references to that Section, Schedule, subsection, or

                                       7
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                      clause in or to this Agreement as they may be amended
                      from time to time;

                      (ii) references to the words "include" or "including" are to be construed without limitation to the generality of the preceding words;

                      (iii) neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require;

                      (iv) references to "dollars" and "$" are to United States dollars; and

                      (v) references to a "day" or a number of "days" (without the explicit qualification of business) shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until or may be taken or given on, the next business day. A "business day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to be closed for business.

2.      LICENSES FROM REUTERS TO AETHER.

        (a) In order to enable Aether to develop and maintain the interface between the Service and the Product and AirBroker, respectively and to fulfill its obligations under this Agreement, and subject to the terms and conditions of this Agreement, Reuters shall provide Aether with the following:

               (i)    the Reuters Software; and

               (ii)   the Reuters Selectfeed Plus Controller and Information.

        (b) Reuters hereby grants Aether a non-exclusive, non-transferable license to use the Information on the System during the Term, solely for distribution of the Service in the Territory:

               (i) to Subscribers as part of the Product, for which license Aether shall pay the MarketClip Payment or the Margin Split, as applicable, as defined and set forth in Section 13;

               (ii) to AirBroker Customers by means of AirBroker, for which license Aether shall pay the AirBroker Payment as defined and set forth in
Section 14(a); and

               (iii) for development purposes, pursuant to the terms and conditions of this Agreement.

               Aether may not copy or download the Information except as may be necessary to fulfill its obligations under this Agreement. In the event that Aether learns of any unauthorized distribution of or access to the Service or Information by or through Aether, Aether will notify Reuters of the particulars thereof and will identify and remedy the cause of such transmission within twenty-four (24) hours of discovery or notice from Reuters. At Reuters' expense, Aether will assist Reuters in any proceedings that Reuters, in its discretion, decides should be commenced or defended regarding such unauthorized distribution. Violation of the terms of


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


the license granted in this Section 2(b) in excess of three (3) times in any two (2) consecutive months shall be considered a material breach of this Agreement and cause for immediate termination of this Agreement by Reuters.

        (c) Reuters hereby grants to Aether a non-exclusive, non-transferable, royalty-free license to use the Reuters Software on the System during the Term for the purpose of delivering the Service within the Territory:

               (i)    to Subscribers by means of the Product;

               (ii)   to AirBroker Customers by means of AirBroker; and

               (iii) for development purposes, pursuant to the terms and conditions of this Agreement.

               Reuters Software will have open permissioning for ISFS, which permits Aether to have access to the full range of information available on the Reuters Selectfeed Plus, except for any data which is included in a restricted data set of Reuters.

        (d) Aether is granted no other right to copy, duplicate, distribute, modify, merge, adapt, lend, rent, transmit, sell or otherwise transfer the Reuters Software, except that Aether may make two complete archival or back-up copies of the Reuters Software. The rights granted herein may not be sublicensed to any third Person. Aether is granted no right to use the source code of the Reuters Software in any manner.

               (i) Aether acknowledges that Reuters owns all title and proprietary rights to the Reuters Software and all copies thereof or has obtained the rights from third Persons to make the same available for use by Aether, all of which constitute valuable trade secrets and Confidential Information of Reuters in accordance with Section 22 and Schedule R.

               (ii) Aether shall not reverse engineer, decompile, modify, incorporate in whole or in part in any other product or create derivative works based on all or any part of the Reuters Software, or permit others to do so.

        (e) For Information from Reuters, the "Splash screen" of the client-side portion of the Aether MarketClip Software shall display the following copyright notice: "Information provided by Reuters Limited, Copyright 199_." Reuters shall provide Aether with reasonable prior notice for any Information that requires a copyright or other notice for a Third Party Provider.

        (f) Reuters also grants to Aether a royalty-free, non-exclusive, non-transferable license to use the Reuters name and the trademarks specified in Schedule O (such name and trademarks, the "Licensed Marks") throughout the Territory during the Term in accordance with Section 4 and the guidelines set forth on Schedule O and consistent with the Reuters design and other applicable written standards which standards shall be set by Reuters from time to time in its discretion and may include the use of appropriate legends. Aether shall use such name and trademarks solely to identify Reuters as the source of the Service and the content for AirBroker and in connection with the marketing, promotion, advertisement and sale of the Product all on the terms and conditions set forth herein.

3.      LICENSE FROM AETHER TO REUTERS.

        (a) Subject to the terms and conditions of this Agreement, Aether hereby grants to Reuters an exclusive, non-transferable, royalty-free license to use the System and the Aether MarketClip Software during the Term for purposes of supplying the Subscribers with the Product in the Territory. It is expressly understood and agreed that, subject to the terms of this Agreement, including Section 17, Aether reserves the right to use and license the Aether MarketClip Software within its discretion for purposes other than as set forth in the foregoing sentence.

        (b) Reuters is granted no other right to copy, duplicate, distribute, modify, merge, adapt, lend, rent, transmit, sell or otherwise transfer the Aether MarketClip Software. The rights granted herein may not be sublicensed to any third Person, other than to Subscribers for the purpose of supplying them with the Product. Reuters is granted no right to use the source code of the Aether MarketClip Software in any manner, except as allowed pursuant to Section 23 of this Agreement.

               (i) Reuters acknowledges that Aether owns all title and proprietary rights to the System and the Aether MarketClip Software and all copies thereof, all of which constitute valuable trade secrets and Confidential Information of Aether in accordance with Section 22 and Schedule R.

               (ii) Reuters shall not reverse engineer, decompile, modify (except as allowed pursuant to Section 23), incorporate in whole or in part in any other product or create derivative works based on all or any part of the Aether MarketClip Software, or permit others to do so.

        (c) The client-side portion of the Aether MarketClip Software shall display Aether's copyright notice for the Aether MarketClip Software and System and the notation "Network Services by Aether Technologies."

        (d) Aether also grants to Reuters a royalty-free, non-exclusive, non-transferable license to use the name and the trademark "Aether Technologies" throughout the Territory during the Term in a manner consistent with the Aether design and other applicable written standards which standards shall be set by Aether in its discretion and may include the use of appropriate legends. Reuters shall use such name and trademarks solely to identify Aether as the source of the Network services for the Service and in connection with the marketing, promotion, advertisement and sale of the Product all on the terms and conditions set forth herein.

4       USE OF LICENSED MARKS.

        (a) Aether acknowledges and agrees that Reuters has invested many years of effort and millions of dollars in building a quality brand image and that the Product's value is greatly enhanced by its association with Reuters and the Licensed Marks. To that end, Aether acknowledges that Reuters must have ultimate control over the use of the Licensed Marks and shall be responsible for the overall management of the brand image of the Licensed Marks. Aether agrees not to use any name, mark, device, symbol, insignia, designation, labeling or packaging in connection with or linked with the Licensed Marks without the prior written approval of Reuters pursuant to the process set forth in paragraph (b) below.

        (b) Reuters Marketing Approval Rights.

            (i) Aether shall comply with and adhere to Trademark Usage Guidelines set forth on

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Schedule O, as such guidelines may be amended and updated from time to time by
Reuters, for the depiction or presentation of the Licensed Marks and of Aether's trademarks. Prior to Aether depicting or presenting the Licensed Marks on any type of marketing, advertising or promotional materials (including packaging) or on or in the Product (including the Software and all Software updates), Aether shall submit final drafts of such materials to the Reuters Marketing Communications Contact in order to confirm that the materials prepared by Aether which bear the Licensed Marks were prepared in accordance with the Trademark Usage Guidelines and otherwise conform with Reuters marketing policy. Aether shall also be required to submit for such approval its media plan (and any amendments to such plan) for placement and/or distribution of all advertising, promotional events, marketing and promotional materials. Each media plan shall include the information set forth on Schedule S. The foregoing approval rights shall be referred to herein as the "Marketing Approval Rights".

               (ii) To the extent reasonably practicable, Aether shall submit all materials and/or plans requiring Reuters approval pursuant to clause (i) above at the monthly meetings with the Reuters Marketing Communications Contact or the quarterly meetings with the Marketing and Sales Committee described in
Section 7(b). When that is not practicable, such materials and/or plans shall be submitted by registered mail or overnight delivery service. Simultaneously with the submission of any such materials and/or plans (other than a submission at a monthly or quarterly meeting), Aether shall be required to send an email to the Reuters Marketing Communications Contact, with a copy to both the Reuters Contact and the Reuters Director of Marketing Communications, to notify such persons that such materials and/or plans have been sent. Reuters shall have fifteen (15) days from the date Reuters receives such materials and/or plans (whether at such meeting or otherwise) to approve or object to any such materials and/or plans submitted to Reuters for review. In the event Reuters does not object to such materials and/or plans within such fifteen (15) day period, such materials and/or plans shall be deemed approved by Reuters; provided that such approval shall not be valid unless Aether has sent an email on the fourteenth day of such fifteen day period to the Reuters Marketing Communications Contact, with a copy to both the Reuters Contact and the Reuters Director of Marketing Communications, notifying Reuters that if Aether does not receive an approval or disapproval prior to the end of the next business day, such materials shall be deemed accepted.

               (iii) Any failure to comply with the foregoing Marketing Approval Rights process shall be a material breach of this Agreement and Aether shall be required to pay to Reuters as a penalty for each such breach an amount equal to the greater of (x) the cost of the development, production and placement of the applicable advertising and/or run of marketing materials or
(y) $10,000. Such penalty shall be due immediately upon notice from Reuters, whether or not Reuters exercises any other remedy it may have in this Agreement.

               (iv) Aether shall furnish to the Reuters Marketing Communications Contact (and to the Reuters Contact) upon reasonable request samples of all finished materials (e.g., promotional materials, advertisements, etc.) once they have been produced. In addition, Reuters shall be entitled to a share of each print run of mass-produced items, as outlined in Section 7(b)(v) below.

        (c) Aether shall obtain Reuters' prior written approval before promoting the Product at any press or other public event.

        (d) Aether shall obtain Reuters' prior written approval (which approval will not be unreasonably withheld) before engaging the services of any celebrity or publicly known individual for endorsement of the Product.

        (e) Aether may select its own advertising agencies for development of the creative for its advertising and promotional campaigns, subject to Reuters prior written approval, which approval shall not be unreasonably withheld. Aether shall instruct its advertising agencies to work with Reuters advertising agency to ensure consistency of theme and message; provided that nothing in this paragraph shall affect or limit Reuters Marketing Approval Rights.

        (f) In the event that Reuters reasonably determines that the Marketing Approval Rights process has become too burdensome because of the time commitment Reuters is required to make to such process, Reuters shall be entitled to at its option either (i) require Aether to use a different advertising agency which agency is mutually agreeable to the parties or (ii) take control of the development of the creative for the advertising and marketing campaigns of the Product.

        (g) Aether shall not use the Licensed Marks in any manner that would reflect adversely on the image of quality symbolized by the Licensed Marks. Aether shall not knowingly engage in any conduct which may place the Product, the Service, or the Licensed Marks in a negative light or context.

5.      GEOGRAPHIC SCOPE OF SERVICE; UPGRADES AND MODIFICATIONS.

        (a) For purposes of providing and marketing the Service to Subscribers, the initial geographic scope of the Service shall be the United States. Should the Product prove commercially viable, the parties shall discuss in good faith the phased expansion of the Service to other parts of the Territory. Any agreement to expand the geographic scope of the Service shall be in writing.

        (b) Except as otherwise expressly set forth in this Agreement, all upgrades, modifications and enhancements to the System, the Aether MarketClip Software, the Information, the Service, the Reuters Software, and the Reuters Equipment shall be mutually agreed upon in writing by the parties before any work commences. The parties shall agree in writing, on a case by case basis, the source of funds for such upgrades, modifications and enhancements.

        (c) Reuters shall provide Aether whenever possible with ninety (90) days prior written notice of changes to the Information and/or Service that may require any change in the Aether MarketClip Software or the System, and shall inform Aether of any change in Exchange data, processing or permissioning of which it is advised. Aether acknowledges and agrees that, from time to time, it may be necessary for it to perform limited upgrades to its hardware and/or software in order to maintain compatibility with modifications to the means of transmission of the Service, the Reuters communications protocols and/or Information format. Aether will carry out such upgrades to its hardware and/or software within sixty (60) days of the date of Reuters notice pursuant to this
Section 5(c). Aether shall pay the costs associated with such upgrades, up to a maximum of one man-week per month of employee time. Any upgrades that will cause costs or time expenditures in excess of one man-week per month must be mutually agreed in advance in writing, and the parties shall share such costs as mutually agreed.

6.      OBLIGATIONS OF AETHER.

        Aether covenants and agrees with Reuters that during the Term of this
Agreement:

        (a) Aether shall manage, operate and maintain the System and Aether MarketClip Software in accordance with the Specifications.

        (b) Subject to the availability of appropriate wireless digital telecommunication services, Aether shall make the Product and Service available to Subscribers within the United States and shall use reasonable commercial efforts during quarter three (3), 1998 to increase access to the Service, by incorporating the Bell South wireless data network to include major metropolitan areas where access is not currently available, including but not limited to Los Angeles, Atlanta, New Orleans and major Canadian cities, as appropriate wireless digital telecommunications services become available.

        (c) Within sixty (60) days from the Effective Date, Aether will establish procedures in the event of a Network failure to ensure that delays or interruptions in delivery of the Service are minimized. Such procedures shall be submitted to Reuters prior to the expiration of such sixty (60) day period, and any changes to such procedures shall be submitted to Reuters within fifteen
(15) days of their implementation. Reuters may make recommendations or suggestions regarding such procedures or changes to such procedures. Neither Reuters approval of such procedures or changes nor its submission of recommendations or suggestions regarding such procedures or changes shall affect in any way Aether's obligations to meet the standards set forth in the Schedules. Reuters, to assist in establishing these procedures, will deliver one complete set of the materials set out in Section 2(a) to Aether within thirty (30) days of the Effective Date. This shall be used as a cold stand-by in case any of the components set out in Section 2(a) fail. Within ninety (90) days of the Effective Date Aether will have incorporated these components into the Network so they constitute a hot stand-by.

        (d) Aether shall develop and implement order-entry and billing systems for the Product, and provide administration, permissioning and de-permissioning in accordance with the Specifications.

        (e) Aether will pay all telecommunications charges for delivery of the Information from Reuters to the Premises, situated at Suite 106, Owings Mills, Maryland 21117.

        (f) Aether shall load Aether MarketClip Software onto the Units and, as applicable, adapt Subscriber-supplied hardware that has been approved for use in the Product as set forth on Schedule A for use as part of the Product. Aether shall store the inventory of Units which, prior to the Equity Investment shall be on behalf of Reuters, for distribution to new Subscribers, arrange for delivery and replacements, and coordinate (but not perform) maintenance and repair as necessary in accordance with Schedule D.

        (g) Aether shall initiate and manage the relationships, and enter into commercially reasonable agreements with, wireless digital communications providers on commercially reasonable terms. Aether shall be responsible for telecommunications charges for distributing the Information to the Subscribers.

        (h) Aether shall use reasonable efforts to obtain any and all licenses and consents as may be necessary to fulfill its obligations under this Agreement.

        (i) Aether shall develop and maintain management and monitoring services for the System, the Aether MarketClip Software and the Product. Aether shall produce and deliver to Reuters such reports at such times as specified in Schedule E. In addition, promptly upon the request of Reuters at any time during the Term or within 90 days following the termination of this Agreement, Aether shall provide to Reuters the following information with respect to each Aether Subscriber (to the extent that Aether has such information): (i) name,
(ii) company name, (iii) address, (iv) shipping address (if different) and shipping contact, phone number and email address, (v) Unit type and quantity,
(vi) Exchange entitlements by Unit, (vii) user names (by Unit), (viii) user e-mail address prefixes (by Unit), and (ix) renewal date.

        (j) Effective on the Effective Date and subject to the reasonable cooperation of Reuters, Aether will comply with the procedures set out in Schedule F which specify how the Product order process of Services between Reuters and Aether will operate and how the Service will be provisioned on the Units for the Product.

        (k) Aether shall not modify the System, the Network or the Aether MarketClip Software in any way that would materially degrade the operational performance of the Product without Reuters prior written consent.

        (l) Aether will supply the Service as incorporated into the Product to its knowledge only to Subscribers who have entered into a MarketClip Subscription Agreement in accordance with this Agreement and pursuant to Schedule F attached hereto, except for those additional Units to be permissioned and supplied for promotional and other purposes as expressly provided in this Agreement. In the event that Reuters advises Aether in writing to cease providing the Service, or any part of the Service, to a Reuters Subscriber, Aether agrees to cease supplying the Service, or such part of the Service, to such Reuters Subscriber, in accordance with Schedule F.

        (m) Aether shall contract directly with Subscribers for delivery of the Service through the Product by means of a MarketClip Subscription Agreement in the form attached hereto as Schedule P (substituting Aether for Reuters therein where appropriate). Aether shall not be entitled to enter into a MarketClip Subscription Agreement which contains any modification (other than in respect of the date of the agreement and the name and address of the Subscriber and other than the substitution of Aether for Reuters therein) from the form attached hereto as Schedule P and shall not be entitled to waive or amend any provisions in a MarketClip Subscription Agreement, in each case, without the written consent of Reuters to each such modification.

        (n) Aether shall administer Product order, receipt and entry for and shall bill and collect fees from both Aether Subscribers and Reuters Subscribers in accordance with Schedule F and shall remit the MarketClip Payments and the Margin Splits to Reuters and Reuters' pro rata portion of any Cancellation Fee, all in accordance with Section 13 hereof. Prior to initiating or threatening to initiate any legal proceedings or any third party collection procedures, Aether shall be required to obtain Reuters written consent.

        (o) Aether shall supply the Information as incorporated into AirBroker and shall bill and collect fees from AirBroker Customers and remit the AirBroker Payments to Reuters in accordance with Section 14 hereof. Aether shall set the fees paid by AirBroker Customers. Aether shall have a subscription agreement in place between it and each AirBroker Customer in the form attached hereto as Schedule J before any Information is made available to any AirBroker Customer.

        (p) Aether shall comply with the Permissioning Process set forth on Schedule H attached hereto, as such Schedule may be amended from time to time by mutual agreement. Aether shall have thirty (30) days to implement any changes to the System or to the procedures required by any such amendment to Schedule H.

        (q) Prior to permitting any Subscriber to receive any Information from or provided by any Third Party Provider as part of the Product, Aether shall, in accordance with the applicable rules, guidelines and restrictions of any Third Party Provider, properly enter into on behalf of such Subscriber, or shall cause each such Subscriber to properly enter into, a subscriber, datafeed, quotation, information and/or similar agreement or application (including any related questionnaires and forms, collectively, "Third Party Data Arrangements") with or of any Third Party Provider in a form required by such Third Party Provider and previously approved in writing by Reuters. Aether covenants and agrees that, except where a Third Party Provider has expressly assumed responsibility therefor, Aether shall be solely responsible for the timely billing and collecting of any fees, costs and expenses arising under or otherwise payable pursuant to the Third Party Data Arrangements and shall timely remit any such fees, costs and expenses to the applicable Third Party Provider. Aether covenants and agrees that it shall be solely responsible for obtaining, and shall obtain, any consents and approvals from any Third Party Provider and required by such Third Party Provider in connection with any Third Party Data Arrangement. Aether agrees that it shall maintain reasonable records (including all records required to be maintained by the applicable Third Party Providers) in connection with the Third Party Data Arrangements. Aether covenants and agrees that all information provided by it in any Third Party Data Arrangement shall be true and correct and that it shall take all reasonable steps to ensure that any information provided by or factual determination with respect to any Subscriber in any Third Party Data Arrangement is true and correct. Aether shall comply with any terms in any Third Party Data Arrangements applicable to it and shall take all reasonable steps to ensure that the Subscribers comply with the terms of the Third Party Data Arrangements. Upon the request of Reuters, Aether shall provide to Reuters true and complete copies of all Third Party Data Arrangements and related correspondence with respect to each MarketClip Subscription Agreement, indexed and filed in each case with each related MarketClip Subscription Agreement. Aether covenants and agrees that Reuters shall be entitled reasonably to revise or modify the form of Third Party Data Arrangements from time to time and reasonably to propose certain audit or compliance measures to be undertaken by Aether, in each case in order to ensure timely compliance with the applicable rules, guidelines and restrictions of any Third Party Providers in the provision of the Product to Subscribers. Aether shall promptly notify Reuters upon receiving any notice of violation of or noncompliance with the Third Party Data Arrangements or any rules, guidelines or restrictions of Third Party Providers. After the Effective Date, Aether shall use all best efforts to obtain the consents and approvals of all Exchanges and any other applicable Third Party Providers to the foregoing process (including by filing any revised Exhibit A reflecting the foregoing process). Aether shall provide Reuters with a reasonable opportunity to review and approve in advance any such request for consent or approval (including any revised Exhibit A) from any Third Party Provider.

        (r) In delivering the Service to the Subscribers, Aether shall comply with the performance procedures and standards set forth on Schedule C attached hereto.

        (s) At the Release Date Aether has created a customer support service center and will, during the Term, provide Support to Subscribers in accordance with Schedule I attached hereto.

        (t) Aether will permit employees of Reuters to have periodic access to the Premises to examine the equipment used to deliver the Service to Subscribers, including the Permissioning System, for the purposes of:

               (i) evaluating compliance with the terms of this Agreement including, but not limited to, evaluating compliance regarding permissioning and the provision of the Information and customer service to Subscribers and the due and proper entering into of Third Party Data Arrangements; and

               (ii) inspecting (whether physically or electronically) the quality, security and technical capabilities of the System.

               Such inspections shall take place during normal business hours. Reuters shall be entitled to no more than two such inspections per calendar year; provided that in the event it is determined in an inspection that a performance standard was not met or that Aether was not otherwise in compliance with this Agreement, Reuters shall be entitled to an additional inspection during such year. Reuters shall provide at least three days advance notice to Aether before each inspection unless Reuters, in its reasonable opinion, considers there is an emergency relating to the delivery of the Service in which case Reuters can inspect the Premises on twelve (12)
hours notice. No such inspection shall have a duration longer than two (2) normal business days. Reuters shall carry out such inspections in a manner reasonably calculated to cause minimal disruption to the normal functioning of Aether's facilities and employees.

        (u) Aether shall test the Network for viruses and use its best efforts to ensure that no virus or other disabling feature or code is transferred to the Units.

        (v) Aether shall, promptly after the date hereof, appoint and advise Reuters in writing of the name, title, address and telephone number of the (i) contact person (the "Contact Person") of Aether who shall be responsible for:
(x) overseeing the day-to-day compliance with this Agreement and (y) such other duties as may be set forth herein and (ii) Aether designees on the Marketing and Sales Committee. Aether may change its Contact Person and its designees on the Marketing and Sales Committee from time to time by written notice to Reuters in accordance with Section 27(d) hereof.

        (w) Aether shall:

               (i) not use the Information in violation of any applicable law, rule or regulation;

               (ii) not modify, edit, or effect any change in the order, priority or speed of delivery of the Information without Reuters' prior written consent other than formatting changes in order to provide the Service to Subscribers in accordance with the Specifications;

               (iii) notify Reuters promptly if it comes to Aether's attention that the Information or any rewritten or reprocessed version of the Information is being redisseminated by a third Person without Reuters' authorization;

               (iv) upon reasonable prior notice from Reuters, comply with any limitations, embargoes or restrictions placed on the use, display or distribution of the Information;

               (v) not knowingly supply the Service or any substantial part of the Information to any Person other than a Subscriber or AirBroker Customer, or as otherwise expressly provided in this Agreement for promotional purposes;

               (vi) identify the source of the Information it distributes which in whole or in part derives from Reuters or any Third Party Provider in accordance with Section 2(e);

               (vii) not store, in any medium, the Information for more than seven days without the prior written consent of Reuters, with the exception of daily equity close prices, which may be stored for a maximum of twenty (20) trading days. Aether acknowledges that Reuters may impose storage fees if it grants permission to extend such storage period;

               (viii) not knowingly distribute, and shall prohibit the redistribution of, any substantial part of the Information over the Internet or any commercial on-line service, except solely as a means to distribute the Information to Subscribers via a dial-up wire line capability, as agreed by Reuters in advance in writing;

               (ix) not knowingly post or otherwise make the Information available on the World Wide Web; and

               (x) assign experienced personnel to the establishment and ongoing support of the System and Aether MarketClip Software who will have the requisite knowledge and skills to properly fulfill those obligations.

               (xi) Aether shall, at all times during the term of this Agreement maintain a minimum aggregate errors and omissions insurance coverage of one million dollars ($1,000,000) and shall designate Reuters as an intended beneficiary in such insurance policies. Within two (2) weeks from the Effective Date, Aether shall deliver proof of such insurance coverage to Reuters.

7. FURTHER OBLIGATIONS OF AETHER, OBLIGATIONS OF REUTERS AND JOINT OBLIGATIONS OF THE PARTIES.

        (a) Reuters shall transmit the Information to Aether and supply the Reuters Equipment necessary for receipt of such Information as referenced in
Section 12 hereof.

        (b) Marketing and Sales.

                (i) Subject to the requirements of Section 4, Aether shall develop and implement a marketing and sales plan for the Product in the United States. The plan shall include Product launch schedules, pilot program Subscriber identification, beta testing (as appropriate), marketing materials, sales presentations, Product training for Aether sales personnel, and public relations. Aether shall assign an experienced sales team to the development of the sales plan.

                (ii) Each party shall appoint four representatives to a Marketing and Sales Committee, and one of the Reuters appointees shall be the Reuters Marketing Communications Contact. The Marketing and Sales Committee shall be responsible for (A) coordination in the production of advertising and promotional materials and campaigns to ensure the adequacy, accuracy and consistency of such materials, (B) coordination of sales efforts of the parties, (C) reviewing the sales plans and the sales results of the Product;
(D) following such time as the number of active Units exceeds 4,050, determining whether any adjustments shall be made to the Margin Split, based on any reduction or increase in Aether Costs and (E) such other matters mutually agreed upon by the parties. "Aether Costs" shall mean the aggregate costs incurred by Aether per month for airtime, airtime tax, customer support, a toll free number, and network management, divided by the greater of (i) 4,050 or
(ii) the actual number of Units receiving service. The Marketing and Sales Committee shall meet quarterly and except with respect to items which require the approval of a specific party pursuant to the terms of this Agreement, shall make decisions only upon consensus of all of the members of such Committee. At each quarterly meeting, the Marketing and Sales Committee shall conduct ongoing reviews of upcoming advertising, marketing and promotional campaigns of each party and shall use good faith efforts to coordinate the campaigns in a manner that will maximize the advertising, marketing and promotional efforts of the parties and be consistent with the Trademark Usage Guidelines and Reuters marketing policies. In addition, the Reuters Marketing Communications Contact shall meet with Aether at Reuters premises (unless otherwise agreed by the parties) each month during which no quarterly meeting is held to supplement the coordination and ongoing reviews of such upcoming advertising, marketing and promotional campaigns.

                (iii) The Marketing and Sales Committee shall review sales of the Product at each quarterly meeting. At the first meeting following the Effective Date, Aether shall present the sales plan and shall present sales projections for the Units for each of the following periods (i) the first 12-months of this Agreement, (ii) the first 18-months of this Agreement and (iii) the first three (3) years of the Term of this Agreement. At subsequent quarterly meetings, Aether representatives shall present sales results for the previous quarter and plans for the upcoming quarter. Aether shall present an annual update to the sales plan in writing to Reuters within thirty (30) days of each anniversary of the Effective Date. All information revealed by Aether to Reuters at any meeting relating to the sales plan, sales results or any updated sales plan shall be the Confidential Information of Aether. If Aether fails to achieve the twelve-month sales targets presented at the first Marketing and Sales Committee meeting following the Effective Date, the Marketing and Sales Committee shall meet to discuss and develop a mutually agreeable revised sales plan intended to remedy the shortfall in sales. Implementation of the revised plan shall be the responsibility of Aether.

                (iv) Aether agrees that the license granted to Aether to use the Licensed Marks to sell the Product does not include the right to sell the Product to Reuters Major Customers, which Customers shall be retained as the exclusive customers of Reuters, except as specified in this paragraph and provided that Aether has complied with the procedures set forth in this paragraph. In the event that a Major Customer contacts Aether directly with respect to the Product without any direct solicitation by Aether, prior to making a sales call to such Major Customer with respect to the Product, Aether shall notify the Reuters sales executive for such Major Customer in writing of its desire to make a sales call to such Major Customer. If the Reuters sales executive for such Major Customer agrees to make a sales call to such Major Customer within five (5) business days of receipt of such notice, the Reuters sales executive shall be entitled to make such sales call; provided, an Aether sales representative shall be entitled to accompany the Reuters sales executive on such sales call; provided further that any sale resulting from such sales call shall be deemed a Reuters sale and such Major Customer shall enter into a MarketClip Subscription Agreement with Reuters. In the event that the Reuters sales executive does not agree to make such a sales call within such 5 business day period, Aether shall be permitted to make such sales call without Reuters. Prior to making an unsolicited request for a meeting with a Major Customer to sell the Product, Aether shall give written notice to the Reuters sales representative on the Marketing and Sales Committee and shall not approach such customer if the Reuters sales representative objects to such approach within 14 days of receipt of such notice which objection must be based on one of the following reasons: (A) Reuters has already approached such customer regarding the Product and believes in good faith that a second approach by Aether would be adverse to the Reuters client relationship with such customer or (B) Reuters intends to make a sales call to such Major Customer regarding the Product by the end of the subsequent month; provided, that in the case of an objection based on clause (B), an Aether sales representative shall be entitled, upon request, to accompany the Reuters sales executive on such sales call to such Major Customer; provided further that (x) the Aether sales representative's participation in such sales call shall be on the Reuters sales executive's terms and conditions and (y) any sale resulting from such sales call shall be deemed a Reuters sale and such Major Customer shall enter into a MarketClip Subscription Agreement with Reuters. In the event Reuters does not object to Aether's approach of a Major Customer, but Aether does not approach such customer within 60 days after such 14 day period referred to above, Aether shall be required to renew the notice and consent process described in this paragraph. The parties agree that Aether shall be permitted to sell the product to Major Customers without Reuters consent if a Major Customer purchases the Product without a sales call. In the event that Aether sells any Products to any of Reuters Major Customers (and, in the event that Reuters Global Customers are not designated as Major Customers at the relevant time, to any of Reuters Global Customers), Aether agrees to notify the Reuters sales executive for such Major Customer (or such Global Customer, as applicable) of such sale. In communicating with any Major Customer or other potential customer or existing Subscriber, Aether's employees and agents shall not hold themselves out as Reuters agents or make any statements or take any other actions that would indicate that such Aether employee or agent is entitled to bind Reuters to any agreement with a third party or to incur any liability or obligation on behalf of Reuters.

               (v) All costs of advertising, marketing and promotional expenses and of Aether's sales efforts shall be the obligation of Aether, except to the extent Reuters determines to launch an independent marketing campaign. Upon request by Reuters, Aether shall provide to Reuters free of charge 20% of each print run of marketing or promotional materials created by Aether. Aether shall be required to spend a minimum of $600,000 on advertising, marketing and marketing communications (not including salary expense) (the "Marketing Minimum") for the Product between June 2, 1998 and December 31, 1998. In determining whether Aether has met the Marketing Minimum, Aether shall be entitled to include any amounts that Aether causes third parties to spend on advertising for the Product, so long as the primary focus of such advertising is the Product. With Reuters consent, a portion of the Marketing Minimum may be used to subsidize sales of the Units. Aether's marketing and sales plan shall include a plan for the expenditure of the Marketing Minimum. Upon the request of Reuters after December 31, 1998, Aether shall provide proof of its expenditure of the Marketing Minimum. As of January 1, 1999, the costs of the marketing and sales effort by Aether shall be at Aether's discretion, but Aether acknowledges and agrees that the marketing effort is intended to achieve the sales projections it presents at the first Marketing and Sales Committee meeting following the Effective Date.

               (vi) Aether shall not be permitted to subcontract or otherwise permit third parties to sell the Product without the prior written consent of the Reuters Contact, which consent shall not be unreasonably withheld; provided, that the parties agree that Reuters shall not be deemed to be unreasonably withholding its consent if, among other reasons, (x) Reuters believes that the association of the Product with such third party would reflect adversely on the image of quality symbolized by the Licensed Marks or
(y) such third party is a non-retail entity. To the extent Reuters consents to such third party arrangement, Aether shall be required to enter into a contract with such party which requires such third party to comply with the terms and conditions of this Agreement to the extent applicable; provided that Aether shall not be permitted to sublicense to such third party the use of the Licensed Marks. In the event that such third party desires to use the Licensed Marks in marketing or promotional materials or advertising, it shall be required to enter into a Sales and Marketing Agreement with Reuters which will contain substantially the provisions set forth in Section 4 and the Trademark Usage Guidelines set forth in Schedule O. The agreement between Aether and any third party granting such third party the right to sell the Product shall contain terms and conditions with respect to the foregoing requirements. Promptly following the execution of this Agreement, the parties will agree on a mutually acceptable form of agreement to be used between Aether and such third parties desiring to sell the Product and a mutually acceptable form of Sales and Marketing Agreement to be used between Reuters and such third parties for the use of the Licensed Marks by such third party.

               (vii) Reuters shall be responsible for managing and maintaining the Reuters MarketClip web site; provided that Reuters agrees to make changes to such web site as proposed by Aether to the Reuters Marketing Communications Contact to the extent such changes are reasonable and Reuters determines that such changes conform to the Trademark Usage Guidelines set forth on Schedule O and to Reuters other marketing policies. Aether shall not create a second or competing web site for MarketClip.

               (viii) Aether agrees that all advertising and marketing and promotional materials and events and the placement and distribution of such materials shall be subject to the Trademark Usage Guidelines set forth on Schedule O and to Reuters prior approval rights described in Section 4.

        (c) Reuters shall use reasonable commercial endeavors to ensure that it only directs Aether to permission and supply the Service to Reuters Subscribers, except for those additional Units to be permissioned and supplied for promotional and other purposes as expressly provided in this Agreement.

        (d)    Inventory.

               (i) Reuters has procured the initial Units which are part of the inventory as of the Effective Date. Following the Effective Date, Aether shall contract for and purchase the Units for the Product necessary to replenish the inventory for sale to Subscribers in accordance with Schedule D; provided that
(i) if the parties mutually determine prior to the Equity Investment that the inventory levels should be increased above the Baseline Inventory Levels determined in accordance with Schedule D, Reuters shall be required to contract for and purchase a number of Units in the amount of such increase in accordance with Schedule D or (ii) if the parties mutually determine prior to the Equity Investment that the inventory levels should be decreased below the Baseline Inventory Levels, the cost of the Units represented by such decrease shall be
(x) applied as a credit to the purchase price of Reuters' Equity Investment or
(y) if the Equity Investment is not consummated, refunded to Reuters by Aether.

               (ii) If the Equity Investment is consummated, Reuters shall also be entitled to use as a credit towards the purchase price of the Equity Investment, the cost of the Units it has procured since the Release Date, for which it has not received reimbursement from Aether; provided, that the aggregate cost of such Units shall be decreased by 50% of the cost of the Units which Aether and Reuters mutually agree are not sellable above cost. In the event the Equity Investment is not consummated, Aether shall refund to Reuters the cost of the Units represented by the decrease in the Baseline Inventory Level from the Original License Agreement to the Baseline Inventory Level initially set in this Agreement; provided, that the aggregate cost of such Units shall be decreased by 50% of the cost of such Units which Aether and Reuters mutually agree are not sellable above cost. Such refund shall be due upon request from Reuters following the termination of negotiations of the Equity Investment.

               (iii) To the extent Reuters is required to procure additional Units as required above, Aether shall initiate the relationships with hardware vendors with the Reuters specific terms to be agreed in advance with Reuters' materials management section to facilitate Reuters contracting and procuring such additional Units.

               (iv) The party required to contract for and purchase Units shall
(x) contract for and purchase such Units in accordance with Schedule D, (y) assign any applicable warranties from hardware manufacturers with respect to such Units to the Subscribers, and (z) ensure that such Units meet the requirements set forth in Schedule A attached hereto. Prior to the Equity Investment, Reuters shall and immediately following the Equity Investment, Aether shall maintain sufficient insurance coverage for the inventory of Units stored at the Premises to recover the value of the Units in the event of damage, loss or theft. Aether shall take reasonable commercial precautions to safeguard the Unit inventory at the Premises.

        (e) Reuters shall inform Aether of the identity of new Reuters Subscribers in accordance with the procedures set forth on Schedule F attached hereto. Aether will treat this information as Confidential Information in accordance with Section 22 and Schedule R, and will not use it for any purpose other than for the delivery of the Product and Service in accordance with the terms hereof. Reuters acknowledges that, upon a Subscriber's request, Aether shall have the right to supply custom software development and integration services related to the Product, provided that it shall be clear to the Subscriber that such services are supplied directly by Aether and not by Reuters, and provided further that Aether shall not solicit Reuters Subscribers for such services directly, but rather shall initiate any contacts for such custom services through Reuters.

Notwithstanding the foregoing, but subject to Section 17, Aether shall be permitted to solicit Financial Institutions with respect to products or services other than the Product or customizations of the Product.

        (f) Reuters will contract directly with Subscribers for delivery of the Service through the Product by means of a MarketClip Subscription Agreement substantially in the form attached hereto as Schedule P. If any Subscriber requests customization of software in connection with the Product, Reuters shall inform Aether of such request.

        (g) Promptly following the date hereof, Reuters shall provide Aether with a recommended price list based on the price range Reuters deems appropriate for the Product and based on Reuters experience in the market. Aether agrees to consider the recommended prices, except that nothing herein shall prevent Aether from setting its own prices for the Product and the Activation Fee, especially in the event that Aether determines that it is not commercially practicable to follow Reuters recommended price list. Notwithstanding the foregoing, no decrease in the prices charged for such Products by Aether shall affect the amount of the MarketClip Payment owed to Reuters. The parties agree that if Aether raises its list price for the Product, the corresponding MarketClip Payment and Margin Split shall be proportionately increased.

        (h) Reuters shall, promptly after the date hereof, appoint and advise Aether in writing of the name, title, address and telephone number of (i) the Contact Person of Reuters who shall be responsible for: (A) overseeing the day-to-day compliance with this Agreement and (B) such other duties as may be set forth herein, (ii) the Reuters Marketing Communications Contact who shall be responsible for the Marketing Approval Rights and for reviewing Aether's proposed changes to the MarketClip web site, and (iii) the Reuters designees on the Marketing and Sales Committee. Reuters may change its Contact Person, Reuters Marketing Communications Contact and designees on the Marketing and Sales Committee from time to time by written notice to Aether in accordance with Section 27(d) hereof. To the extent this Agreement requires that notice be given or consent be requested from Reuters, such notice or request should be sent to the Reuters Contact unless specifically stated otherwise.

        (i) Reuters shall test the Service datafeed to Aether for viruses and use its best efforts to ensure that no virus or other disabling feature or code is transferred to the Network.

        (j) Reuters shall include in future subscription agreements for the Service any terms required by wireless telecommunications carriers in contracts between Aether and such carriers relating to the provision of the Service, provided that such terms shall not create significant obligations for Reuters or impair Reuters' rights in any material way.

        (k) Upon the request of Reuters, Aether shall cooperate with Reuters to cause any Reuters Subscribers existing as of the Effective Date and designated by Reuters to consent to an assignment of such Subscriber's MarketClip Subscription Agreement from Reuters to Aether promptly following the Effective Date (or at Reuters option, upon the renewal of such agreement). Aether hereby consents to the assignment by Reuters of all such MarketClip Subscription Agreements with Reuters Subscribers to Aether.

        (l) With respect to Reuters Subscribers only, upon being informed by Aether that a wireless telecommunications carrier is requiring resale certificates from Aether, Reuters will execute and deliver to Aether forms of such resale certificates of exemption from federal excise tax and state sales and use taxes, reflecting that the Service is being resold to Reuters Subscribers by Reuters, and that Aether will collect all applicable Taxes on the Service from the Subscribers and will remit such Taxes collected from Reuters

Subscribers to Reuters who will remit such Taxes directly to the applicable tax authority.

        (m) Promptly following the Effective Date, the parties shall cooperate to revise the form of MarketClip Subscription Agreement set forth on Schedule P to make such form more practical for the Product; provided, that Reuters shall be entitled to reject in its sole discretion any changes proposed by Aether to such form.

        (n) The parties make the following covenants:

               (i) Aether and Reuters each covenants with the other that by March 31, 1999, they will have established a back-up facility to house a replica of the Network, including the hot stand-by referred to in Section 6(c) (the "Back-up Facility"), to be used in the event of a failure of the Network. Reuters and Aether will negotiate in good faith to develop by November 1, 1998, a full plan for the Back-up Facility, including all costings for such Back-up Facility, the details of which will form a Schedule to this Agreement once finalized and agreed between the parties. Reuters will supply two (2) sets of the items set out in Section 2(a) to Aether free of charge, to enable Aether to establish the Back-up Facility. Once established, if the Back-up Facility is ever used to deliver the Product to Subscribers, all the terms of this Agreement will apply to such Back-up Facility and references to the "Premises" will be deemed to mean the Back-up Facility. Reuters acknowledges that ownership of the Aether Property at the Back-up Facility will remain with Aether at all times, in accordance with Section 10(c), unless ownership of the Aether MarketClip Software transfers to Reuters in accordance with Section 19(h)(i).

               (ii) Reuters agrees that as of December 31, 1998, there will not be a reduction in any material respect in the ability of the Product to function as a result of the Reuters Software's inability to process date information accurately before, on or after 1 January 2000 (including leap years). Compliance of the Reuters Software with the foregoing means that the Reuters Software is "Millennium Compliant" and "Millennium Compliance" shall be construed accordingly. Aether shall have the right to take reasonable actions to confirm the accuracy of this representation on or after December 31, 1998. Aether's sole remedies in the event that the Reuters Software is not Millennium Compliant by December 31, 1998 shall be governed by Section 19(d).

               (iii) Aether agrees that as of December 31, 1998, there will not be a reduction in any material respect in the ability of the Product to function as a result of the Aether MarketClip Software's inability to process date information accurately before, on or after 1 January 2000 (including leap years). Compliance of the Aether MarketClip Software with the foregoing means that the Aether MarketClip Software is "Millennium Compliant" and "Millennium Compliance" shall be construed accordingly. Reuters shall have the right to take reasonable actions to confirm the accuracy of this representation on or after December 31, 1998. Reuters sole remedies in the event that the Aether MarketClip Software is not Millennium Compliant by December 31, 1998 shall be governed by Section 19(d).

               (iv) Each party also agrees to cooperate with the other party in connection with its reasonable investigations relating to the Millennium Compliance of the Reuters Software or the Aether MarketClip Software, as applicable, including, for example:

               (A) permitting such investigating party to obtain relevant information from knowledgeable employees, representatives and agents of the other party in response to written and/or oral questions;

               (B) providing such investigating party on reasonable notice with access to relevant information and documentation; and

               (C) providing such investigating party with such assistance it reasonably requires in connection with Millennium Compliance testing by such investigating party relating to the Reuters Software or the Aether MarketClip Software, as applicable.

8.      DISTRIBUTION OF AIRBROKER.

        (a) In the event that it learns that an AirBroker Customer is violating any of the terms of its subscription agreement with Aether, Aether shall promptly notify Reuters and shall terminate that Customer's subscription and access to the Information.

        (b) Neither party shall make any statement (whether oral or in writing) with respect to AirBroker in any advertising, marketing or promotion materials regarding the other party, the Information or its content (other than generally stating the availability of the Information on AirBroker) without the prior written consent of the other party.

9.      WITHDRAWAL OF SERVICES.

        (a) Upon forty-eight (48) hours prior written notice, Reuters reserves the right, at its sole discretion, to terminate any or all of the rights granted hereunder to the Service or any specific Information to the extent any legal action has been instituted or any claim made that Reuters does not have the right to permit others to use such Information or that such Information infringes the ownership rights of any third Person. Each of the parties shall ensure that all subscription agreements with Subscribers and AirBroker Customers contain a similar right.

        (b) Where the operation or delivery of the Service or Information or any part thereof is dependent upon an agreement between Reuters or Aether and a third Person and such agreement has expired or is terminated or suspended in whole or in part for any reason, and Reuters or Aether is unable to enter into another equivalent agreement upon reasonable terms, Reuters or Aether may terminate the relevant part of the Service or Information in the corresponding part of the Territory, as applicable. Reuters or Aether, as the case may be, will make reasonable efforts to provide the other party with advance notice of such termination.

        (c) At Reuters request, Aether shall withdraw the Service from any Subscriber and/or AirBroker Customer whom Reuters reasonably believes to be in breach of its MarketClip Subscription Agreement, AirBroker subscription agreement or applicable Third Party Data Arrangement, as applicable.

        (d) In accordance with the terms of the MarketClip Subscription Agreement, Aether shall have the right to immediately suspend or terminate Permissioning and the provision of the Service to any internet protocol address or network entity identifier assigned to an individual Unit, if Aether has reasonable grounds to suspect that such Unit is being used to engage in fraudulent activity relating to the transmission and receipt of the Service, including, without limitation, altering or modifying a Unit to allow the receipt of the Service by more than one Unit through a single internet protocol address or network entity identifier. Aether shall immediately inform Reuters of any such suspensions or terminations in writing, via e-mail to the product manager for MarketClip, who as at the Effective Date is Richard Pirani. Should Reuters disagree with the decision of Aether to suspend or terminate Service to any particular Unit, Aether shall immediately restore Permissioning and Service to such Unit, provided that, Reuters shall bear all liability for any loss or damage claimed by any wireless telecommunications provider for any fraudulent activities relating to the provision of Service to such Units from the time of restoration.

10.     PROPERTY RIGHTS.

        (a) Aether agrees that Reuters exclusively owns all rights (including patent, copyright, trade secret, trademark and all other intellectual property rights worldwide), title and interest in the Services and the Information, the Reuters equipment (including the Reuters Selectfeed Plus Controller) described in Schedule K hereto (the "Reuters Equipment"), the Reuters Software and the name "MarketClip" and "Reuters MarketClip", (collectively, "Reuters Property"), or has been licensed by Third Party Providers to grant the rights set forth herein. All rights with respect to the Reuters Property, whether now existing or which may hereafter come into existence, which are not expressly granted to Aether herein are reserved to Reuters. At the request and expense of Reuters, Aether shall take or cause to be taken any and all reasonably necessary actions to comply with all copyright, trademark, trade secret, patent and other laws necessary to secure, register and/or protect Reuters' rights, title and interest in the Reuters Property, and shall execute any documents and grant to Reuters any powers of attorney as may be necessary to perfect Reuters' ownership of copyrights or other intellectual property rights in the Reuters Property. Aether shall not remove, conceal or obliterate any copyright or other proprietary notice, trademark, proprietary rights, disclaimer or warning notice included on or embedded in any part of the Reuters Property or in any copy of the Reuters Software.

        (b) Reuters reserves to itself complete editorial freedom in the form and content of the Information and may alter the same from time to time.

        (c) Reuters agrees that Aether exclusively owns all rights (including patent, copyright, trade secret, trademark and all other intellectual property rights worldwide), title and interest in the Aether Property (as defined below), or has been licensed by third parties to grant the rights set forth herein. All rights with respect to the Aether Property, whether now existing or which may hereafter come into existence, which are not expressly granted to Reuters herein are reserved to Aether. Reuters shall take or cause to be taken any and all reasonably necessary actions to comply with all copyright, trademark, trade secret, patent and other laws necessary to secure, register and/or protect Aether's rights, title and interest in the System and the Aether MarketClip Software (collectively "Aether Property") and shall, at the request and expense of Aether, execute any documents and grant to Aether any powers of attorney as may be necessary to perfect Aether's ownership of copyrights or other intellectual property rights in the Aether Property. Reuters shall not remove, conceal or obliterate any copyright or other proprietary notice, trademark, proprietary rights, disclaimer or warning notice included on or embedded in any part of the Aether Property or in any copy of the Aether MarketClip Software.

        (d) Each of the parties shall promptly notify the other of any actual or threatened infringements, imitations or unauthorized uses of the "MarketClip" trademark by third Persons of which it becomes aware.

        (e) Aether agrees that it shall not register or seek registration for any mark confusingly similar to "MarketClip" and further agrees in perpetuity never to assert the trademark "MoneyClip" against Reuters.

        (f) The parties hereby agree that Aether shall not use any trade name, trade mark or service mark of Reuters without Reuters' prior written consent, except as specified in Section 2(f) and Section 4 above, and that

Reuters shall not use any trade name, trademark or service mark of Aether without Aether's prior written consent, except as specified in Section 3(d) and in this Section 10.

11.     EMERGENCY CONSULTING PROVISIONS

        (a)    In the event that Aether:

               (i) fails to meet any of the performance standards set forth on Schedule C for any two months in any continuous three month period;

               (ii) the Network availability is less than that set out in Schedule C, Number 2 in any one week; or

               (iii) persistently and materially breaches this Agreement,

then Reuters shall have the right to install its own personnel or third-party sub-contractors (any such third-party sub-contractor to be subject to the prior approval of Aether, which approval shall not be unreasonably withheld and to have signed an appropriate non-disclosure agreement) for consulting purposes at the Premises and Aether shall permit such Reuters personnel to take such actions necessary to ensure that the Services are delivered properly over the Network in accordance with the terms of this Agreement or to otherwise cure such breach until such time as Aether has met all performance criteria or has otherwise complied with this Agreement continuously for one calendar month. Aether shall bear all costs and expenses of such consulting services (which, if provided by Reuters shall be at its standard rates for the applicable service). Nothing is this Section 11 shall affect Reuters right to terminate this Agreement pursuant to Section 19.

12.     REUTERS EQUIPMENT AND ACCESS TO SERVICES.

        (a) Reuters shall supply and install the Reuters Equipment at the Premises. The Reuters Equipment will be used solely to receive the Information at the Premises. Reuters will, at its cost and expense, take all reasonable steps to arrange for the maintenance of the Reuters Equipment. Aether shall not allow any Person other than Reuters or a Reuters-approved designee to maintain and/or repair the Reuters Equipment.

        (b) Aether will allow Reuters or a Reuters-approved designee access to the Premises, and any other applicable location, upon reasonable notice from Reuters and at reasonable times in order to install, inspect, maintain, repair, replace or remove all or part of any Reuters Property.

        (c) Aether will, at its own cost and expense, obtain any and all consents, rights of access, easements, governmental approvals, building permits, zoning authorizations or other rights or authorizations necessary for the installation and use of the Reuters Equipment.

        (d) Aether will not move the Reuters Equipment from its location as installed without the prior written consent and supervision of Reuters; nor will Aether allow the Reuters Equipment to become subject to any claims, liens or encumbrances, except for such claims, liens or encumbrances as arise through the acts or omissions of Reuters.

        (e) Aether shall provide, at its own expense, (i) all software interfaces from its own systems to the Reuters Equipment, and (ii) the server hardware on which the Reuters Software will run. Aether shall be responsible for all transmission and communication of the Service from the Reuters Equipment to the Network. All such connections shall be in accordance with applicable standards including those of Underwriters Laboratories, Inc.

        (f) Reuters may, at any time and upon thirty (30) days written notice, replace the Reuters Equipment with other equipment (which shall then be deemed to form part of the Reuters Equipment) or replace the means of transmission of the Service with another means of transmission. Reuters shall provide Aether with ninety (90) days prior written notice if such replacement would impact Aether's ability to receive the Information or provide the Service to the Subscribers or AirBroker Customers. The cost of any upgrades or modifications to the Aether MarketClip Software or the System necessary to maintain compatibility with such changes made by Reuters will be allocated between the parties as set forth in Section 5(c).

13.     MARKETCLIP FEES AND CHARGES.

        (a) MarketClip Activation Fee. The party that sells the Unit to the Subscriber will be entitled to make a one-time charge (the "Activation Fee") to cover its administration costs in such sale and setting up the Service for that Subscriber. On the sale of any Unit by Reuters, Aether shall remit such Activation Fee, less $25, to Reuters on the commencement of reception of the Service by that Unit.

        (b) Calculation and Payment of Fees. Subject to clause (c) below, as at the Effective Date, Aether will pay to Reuters:

               (i)(x) $6 per month for each Basic Unit and $16 per month for each Plus Unit for the first 4,000 Units receiving the Service in the applicable month and (y) $9 per month for each Basic Unit and $19 per month for each Plus Unit for each Unit receiving the Service in the applicable month in excess of 4,000 Units, in each case, which Units were sold to an Aether Subscriber (the "MarketClip Payment"). The applicable MarketClip Payment shall first become payable upon activation of the Service on such Unit; and

               (ii) $31.50 per month for each Unit receiving the Service in the applicable month which Unit was sold to a Reuters Subscriber, which payment shall first become payable upon activation of the Service on that Unit (the "Margin Split"); and

               (iii) Reuters pro rata portion of any cancellation fee paid by a Reuters Subscriber or an Aether Subscriber ("Cancellation Fee").

        (c) Payment of the Development Fee. If the Equity Investment is not consummated, Aether shall not be required to make any payments for MarketClip Payments or Margin Splits until the sum of the MarketClip Payments, the Margin Splits and the AirBroker Payments which have accrued from the Effective Date exceed the Development Fee. The "Development Fee" shall be an amount equal to $266,000 minus the aggregate amount of Unit Fees for all Units sold through the Effective Date. The "Unit Fee" equals $31.50 multiplied by the number of months the applicable Unit has received the Service through the Effective Date, plus a pro rata portion for any partial months the Unit was receiving the Service. In the event that the sum of the MarketClip Payments, the Margin Splits and the AirBroker Payments which have accrued from the Effective Date do not exceed the Development Fee by October 1, 1998 and provided that the Equity Investment has not been consummated, Reuters will pay Aether within fifteen (15) days of October 1, 1998, the difference between (i) the sum of the MarketClip Payments, the Margin Splits and the AirBroker Payments which have accrued from the Effective Date through October 1, 1998 and (ii) the Development Fee. If the Equity Investment is consummated, this paragraph shall no longer have any effect.

        (d) Payment of Taxes.

        (i) Aether shall collect any applicable sales, use, goods and services, excise, and other similar taxes and duties payable with respect to the provision of the Product and Service to Subscribers (collectively, "Taxes"), other than any taxes levied or imposed on income. Aether shall provide Reuters monthly with detailed information on Taxes due from Reuters Subscribers as part of the MarketClip/AirBroker Monthly Report as described on Schedule E and will remit payment to Reuters in the amount of the Taxes invoiced to Reuters Subscribers and due to Aether in such month as soon as practicable after the end of the applicable month, but no later than the 15th day of the subsequent month. Each MarketClip/AirBroker Monthly Report shall include copies of all invoices relating to the sale of the Products to Reuters Subscribers which invoices shall itemize (i) with respect to the first invoice sent to such Subscriber following the sale of the Product, the charges for the Product (including charges for the Units), the Activation Fee and the tax associated with such charges and (ii) with respect to each monthly invoice, the charges for the monthly service charge, exchange fees (to the extent applicable), and tax associated with such monthly charges. With respect to credit card sales to Reuters Subscribers, Aether shall satisfy the foregoing requirement as follows:
(i) for sales of Units and Activation Fees, such evidence will be in the form of copies of detailed packing slips sent with the Units specifically enumerating fees and sales tax billed to each such Reuters Subscriber and (ii) for ongoing monthly service fees, the evidence shall be a monthly report generated from Aether's credit card billing system, showing the detail of charges to Reuters Subscribers and specifically enumerating service fees, exchange fees (to the extent applicable) and sales tax billed to such Reuters Subscribers. Reuters shall be responsible for remittance of the Taxes invoiced to the Reuters Subscribers to the appropriate taxing agency, and Aether shall be responsible for remittance of the Taxes invoiced to the Aether Subscribers to the appropriate taxing agency.

                (ii) In the event that Aether fails to remit a MarketClip/AirBroker Monthly Report prior to the 15th day of the subsequent month in which the applicable Taxes were due to Aether or in the event that such Report contains inaccuracies with respect to Taxes, in either case, for which Reuters becomes subject to a penalty, fee, or fine or is otherwise required to make an additional payment, which but for such untimely submission of such Report or inaccuracy, Reuters would not otherwise be required to pay, Aether shall be required to pay to Reuters the amount of such penalty, fee, fine or other payment. In the event that Aether fails to remit payment for Taxes invoiced to Reuters Subscribers and due to Aether in any month by the 15th day of the subsequent month in which the applicable Taxes were due to Aether, Aether shall pay a late fee equal to 1.5% per month of the Tax payment due and not received by such date, such interest to accrue on a daily basis from the due date until actual payment.

               (iii) In addition, to the extent not covered by clause (ii) above, Aether will indemnify Reuters for all losses, penalties, costs and expenses (including costs and expenses of legal counsel) incurred by Reuters as a result of (x) Aether's failure to remit MarketClip/AirBroker Monthly Reports and Tax payments to Reuters accurately and timely and (y) Aether's failure to collect Taxes for the Units since the Release Date.

        (e) Timing of Payments; Late Fees; MarketClip Monthly Report.

               (i) Except for payments for Taxes which shall be governed by clause (d) above, Aether shall make all payments of fees (including royalties, the Margin Split and any Cancellation Fees) due to Reuters within thirty (30) days of the end of the quarter for which the Service is provided (or if applicable, canceled). Aether shall pay a late fee equal to 1.5% per month of the payment due for any payments that are more than fifteen (15) days late, such interest to accrue on a daily basis from the due date until actual payment.

               (ii) Aether shall provide to Reuters monthly the MarketClip/AirBroker Monthly Report, certified by an officer of Aether, setting forth the information described on Schedule E and any additional information Reuters may reasonably request. A MarketClip/AirBroker Monthly Report shall be required each month as set forth above whether or not any payment is due to Reuters for such period.

        (f) Free and Reduced Price Service. Notwithstanding the foregoing provisions of this Section 13, each of the parties shall be entitled to provide the Service to (i) 2 of such party's development or monitoring representatives, with all applicable access information including passwords, for purposes of access to the Service as may be necessary for purposes of development and monitoring efforts and (ii) 20 members of such party's sales staff for the purpose of demonstration and sales and (iii) such party's executives, in each case, without any payment obligations to the other party, except that Reuters shall be required to pay to Aether $35 per month for each such Unit used by Reuters employees to cover Aether's out of pocket costs for providing the Service to such Unit. The party receiving such free Service (or reduced price in the case of Reuters) shall be required to pay any applicable exchange fees and to pay for the cost of the Units for such Product. Aether shall bill Reuters quarterly for the amounts owed for such reduced price Units and for exchange fees (if applicable) and shall remit such amounts for exchange fees to the appropriate exchanges (if applicable). In addition, Aether shall maintain a total of 20 Units in inventory which shall be available for either party to give to potential Subscribers for free trials of up to thirty (30) days in duration. The party requesting such Unit for a potential Subscriber shall be required to pay the exchange fees accruing during such free trial. Aether shall bill Reuters quarterly for such exchange fees, but Aether shall be responsible for remitting any required payments to the appropriate exchange. The parties agree that such free trials shall only include, and Aether shall only permission for such free trials, Nasdaq information. Neither party shall have any payment obligation to the other party with respect to such free trial Units.

14.     AIRBROKER FEES AND CHARGES.

        (a) Aether shall pay Reuters a fee of $6.00 per month for each Unit with access to AirBroker (the "AirBroker Payment").

        (b) Subject to Section 13(c), Aether shall pay all AirBroker Payments due to Reuters within thirty (30) days of the end of the quarter for which the AirBroker service is provided. Aether shall pay a late fee equal to 1.5% per month of the payment due for any payments that are more than fifteen (15) days late, such interest to accrue on a daily basis from the due date until actual payment. Aether's MarketClip/AirBroker Monthly Report described in Section 13 above shall also include the information with respect to AirBroker set forth on Schedule E.

        (c) In addition to the amounts set forth above, Aether shall pay to Reuters or to the relevant taxing authority, as appropriate, any applicable sales, use, goods and services, or other taxes payable with respect to the AirBroker Payments or otherwise arising with respect to AirBroker (other than taxes levied or imposed on Reuters income).

        (d) Reuters shall be entitled to five (5) Units with access to AirBroker, and all applicable access information including passwords, for the purpose of enabling Reuters to monitor Aether's compliance with the provisions of this Agreement with respect to AirBroker.

15.     AUDIT RIGHTS.

        (a) Each party shall keep records to document the computation and payment of payments, charges and costs incurred in the performance of this Agreement, including, in the case of Aether, Taxes due from Reuters Subscribers, MarketClip Payments, Margin Splits, AirBroker Payments, Activation Fees collected from Reuters Subscribers, Cancellation Fees and any fees, costs and expenses to or in respect of any Third Party Provider.

        (b) Either party, at its expense, and upon thirty (30) days notice to the other shall have the right to examine or audit the other's pertinent books and records solely in order to verify payments for the Product due and owing to such party or to verify collection of Taxes from Reuters Subscribers by Aether or payment of any fees, costs and expenses payable to or in respect of any Third Party Provider by Aether pursuant to this Agreement. Subject to paragraph
(d) below, such right may be exercised a maximum of two times in each calendar year. The pertinent books of account and records shall be made available at the place where these records are kept in the ordinary course of business or at a location mutually agreed upon by the parties. Each of the parties and its accountants, auditors or other representatives shall treat all financial information obtained during the audit as Confidential Information pursuant to
Section 22 and Schedule R.

        (c) If, as a result of such examination or audit, it is determined that the party remitting payment ("Payor") under-reported the applicable number of AirBroker Customers, Subscribers, or active Units, as the case may be, or underpaid any amount due, the Payor shall promptly furnish to the other a copy of the report of its accountants setting forth the discrepancy, and showing, in reasonable detail, the bases upon which the same was determined. Unless the amount of such discrepancy is disputed, the Payor shall remit to the appropriate Person a sum equal to the discrepancy, together with any penalties owed, within ten (10) days after notification of the discrepancy. In the case of a discrepancy by Aether with respect to Taxes due from any Reuters Subscriber, such amounts shall be remitted to Reuters who will remit such payment to the appropriate taxing authority. In the case of a discrepancy with respect to any amounts owed to any Third Party Providers, such amount shall be remitted directly to the appropriate Third Party Provider. Any dispute regarding the amount of the discrepancy shall be resolved in accordance with
Section 26.

        (d) If such discrepancy is greater than five (5%) percent of the total amount due for the applicable item over any six month period, then the Payor shall reimburse the other for the reasonable cost of the audit. In the event either party discovers such a discrepancy of the other party, the auditing party shall be entitled to one additional audit in such calendar year. In the event either party discovers such a discrepancy of the other party more than three times in a two-year period, such offending party shall be deemed to be in material breach of this Agreement.

16.     REPRESENTATIONS AND WARRANTIES.

        (a) Reuters and Aether each represents and warrants to the other that:

            (i) it is a corporation or limited liability company duly organized and validly existing under the laws of the State of its incorporation or formation and has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under this Agreement;

               (ii) the execution, delivery and performance by it of its obligations under this Agreement require no consent, approval or authorization of, action by or in respect of, or filing with, any governmental body, agency, or official;

               (iii) the execution, delivery and performance by it of this Agreement do not (1) violate its Certificate of Incorporation (or other constitutional documents, including the certificate of formation and limited liability company agreement of Aether) or By-laws, or (2) violate any applicable law, rule, regulation, judgment, injunction, order or decree, except to the extent that any such violation would not, individually or in the aggregate, have a material adverse effect on its ability to perform the terms of this Agreement;

               (iv) it holds and is in compliance with all material permits, licenses and other approvals required to carry out its obligations under this Agreement; and

               (v) this Agreement constitutes a valid and binding agreement enforceable in accordance with its terms, except as (A) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(B) the availability of equitable remedies may be limited by equitable principles of general applicability.

        (b) Aether represents and warrants to Reuters that:

               (i) Aether owns or has valid rights to use all of the intellectual property rights in the System and the Aether MarketClip Software, and has and will obtain agreements with its employees and contractors sufficient to allow it to provide Reuters with the licenses to the intellectual property rights in the System and the Aether MarketClip Software. To the knowledge of Aether, the use of the System and the Aether MarketClip Software as proposed or contemplated by this Agreement will not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights of any third Person; and

               (ii) the System and Aether MarketClip Software shall conform to the Specifications and be sufficient to deliver the Product to Subscribers as intended under this Agreement; and

                (iii) subject to Section 6(b), it has executed agreements with third party digital wireless telecommunications carriers that will enable Aether to perform its obligations under this Agreement.

        (c) Reuters represents and warrants to Aether that:

               (i) Reuters owns or has valid rights to use all of the intellectual property rights in the Reuters Software and has valid licenses (where necessary) from the Third Party Providers to make the Information available to Aether. To the knowledge of Reuters, the use of the Reuters Software as proposed or contemplated by this Agreement will not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights of any third Person; and

               (ii) the Information, Reuters Software and Reuters Equipment shall be sufficient to deliver the Product to Subscribers as intended under this Agreement.




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17.     EXCLUSIVITY AND NON-SOLICITATION.

        (a) Exclusivity Prior to the Equity Investment. Neither party shall sell, market, promote, or co-brand any product or service similar to or competing with the Product or the Service in the wireless transmission of U.S. Securities market data in the United States, nor shall it enter into a joint venture or other similar arrangement to effectuate any of the foregoing. For the avoidance of doubt, this Agreement shall in no way prohibit or restrict Reuters' right to sell, transfer, or license the Information to any Person for the inclusion of Reuters information in that party's product. In addition, Aether shall not license any rights to the System or the Aether MarketClip Software (or any additional software that may be developed in connection with this Agreement) to any Competitor of Reuters for the purpose of the wireless transmission of U.S. Securities market data in the United States. The provisions set forth in this Section 17(a) shall terminate upon either (i) the termination of negotiations between the parties with respect to the Equity Investment or (ii) the consummation of the Equity Investment.

        (b)    Aether Obligations Following Equity Investment.

               (i) Right of First Refusal. During the Aether Exclusive Period, Aether shall not, and shall not permit its Controlled Affiliates to, market, promote, or co-brand or use Aether's sales force to sell, any product or service which provides wireless transmission of financial data, news or information and/or Financial Transactional Capabilities in conjunction with a third party (a "Marketing Transaction"), without first offering to Reuters (the "Offer") the opportunity to participate in such activity on the terms and conditions on which such third party has agreed to participate (the "Third Party Offer"). The Offer shall set forth in reasonable detail the nature and scope of the activity proposed to be engaged in and the terms and conditions of such Third Party Offer. Reuters shall enter into an appropriate confidentiality agreement as reasonably requested by Aether or the third party with respect to such Offer. Reuters shall have 15 days from its receipt of the Offer to accept the Offer in writing on substantially the same terms and conditions as such third party was offering to participate. Reuters shall have 75 days after the termination of such 15 day period to enter into a binding agreement with Aether with respect to the Offer. If Reuters fails to accept such Offer within such 15 day period or fails to enter into a binding agreement with Aether within such 75 day period for any reason other than a violation of this Section or wrongful acts or bad faith on the part of Aether, it shall be deemed to have rejected the Offer, and Aether shall be permitted to enter into a binding agreement to engage in such activity with such third party on terms and conditions no more favorable in the aggregate to such third party than those set forth in the Offer. Aether shall, as promptly as practicable and prior to the closing of such transaction with such third party, provide an affidavit of the chief executive officer of Aether stating that the terms and conditions of such transaction are not more favorable in the aggregate to the third party than those set forth in the Offer; provided that if the manager that is a Reuters designee believes that the terms and conditions of such transaction are more favorable in the aggregate to the third party than those set forth in the Offer, then subject to Reuters signing an appropriate confidentiality agreement, Reuters shall be permitted to confirm for itself that the terms and conditions of such transaction are not more favorable in the aggregate to the third party than those set forth in the Offer. If a binding agreement with respect to such Third Party Offer is not entered into within 90 days from the date of the rejection or deemed rejection by Reuters of the Offer, the procedure set forth above with respect to the Offer shall be repeated with respect to any subsequent Marketing Transaction. The parties agree that this clause shall not be applicable to any transaction involving an Equities Product and/or an FX Product, which transaction shall be governed by the provisions of clauses (iii) or (iv) below, as applicable, except as specifically provided therein. For the avoidance of doubt, the inclusion of Aether's copyright notice on any product or



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service or marketing materials for such product or service shall not be considered marketing, promoting or co-branding or using Aether's sales force to sell, within the meaning of this Section 17(b)(i).

               (ii) Most Favored Nations. During the Aether Exclusive Period, in the event that Aether or its Controlled Affiliates develop or assist in the development of or enter into a joint venture, partnership or similar arrangement with respect to or provide or license its software for use in or provide in any material respect any other goods or services for use in any product or service which provides wireless transmission of financial data, news or information and/or Financial Transactional Capabilities in conjunction with a Competitor or an Affiliate of a Competitor, Aether agrees that upon the request of Reuters, it shall (x) offer to Reuters the right to enter into a similar transaction with Aether on substantially the same terms and conditions proposed with such Competitor or Affiliate of such Competitor and (y) use commercially reasonable efforts to as promptly as practicable enter into a similar transaction with Reuters or provide such goods and services on terms and conditions which are no less favorable to Reuters than the terms and conditions pursuant to which it is entering into such transaction or is providing such goods or service to such Competitor or Affiliate of such Competitor.

               (iii) Aether Exclusivity Obligation. During the Aether Exclusive Period, Aether shall not, and shall not permit any of its Controlled Affiliates to develop or assist in the development of or enter into a joint venture, partnership or similar arrangement with respect to or provide or license its software for use in or provide in any material respect any other goods or services for use in an Equities Product and/or an FX Product (other than an FX Product jointly created by Reuters and Aether) in the United States, other than in conjunction with a Financial Institution in a transaction which complies with clause (iv). The parties agree that Aether's exclusivity obligation under this paragraph with respect to an FX Product shall terminate if Aether and Reuters cease negotiating in good faith and fail to enter into, an agreement for the marketing and distribution of an FX Product. In such a case, the provisions of Section 17(b)(i) shall become applicable to an FX Product.

               (iv) Exception to Aether Exclusivity. During the Aether Exclusive Period, Aether shall be permitted to enter into any agreement or transaction, or joint venture or partnership with respect to or provide or license its software for use in or provide in any material respect any other goods or services for use in any product or service which provides wireless transmission of financial data, news or information and/or Financial Transactional Capabilities (including an Equities Product and/or an FX Product) in conjunction with a Financial Institution; provided that (A) such product or service is being created and customized solely for use by employees of such Financial Institution and customers for whom such Financial Institution provides financial advisory, brokerage, sales and trading or investment banking services, (B) Aether uses its commercially reasonable efforts to use or to cause the applicable Financial Institution, joint venture or partnership to use Reuters as the exclusive provider of all data included in such product or service, which data is offered for sale by Reuters, (C) Aether uses its commercially reasonable efforts to use or to cause the applicable Financial Institution, joint venture or partnership to use Reuters MarketClip as the base of any customized product or service created for such Financial Institution, to the extent applicable to the requested product or service, and (D) Aether does not brand or co-brand such product or service with a Competitor. For the avoidance of doubt, this Agreement shall not prohibit Aether from entering into any transaction with a Financial Institution so long as such transaction meets the requirements of clauses (A), (B), (C) and (D) above. The Aether manager designated by Reuters shall be entitled upon request to receive a report from Aether management regarding Aether's efforts referred to in clauses (B) and (C) above.

        (c) Reuters Obligations Following Equity Investment. For a period of eighteen (18) months from the consummation of the Equity Investment (the "Reuters Exclusive Period"), Reuters shall not sell, market, promote, or co-brand any Equities Product or FX Product (other than an FX Product jointly created by Reuters



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and Aether) in the United States which uses a two-way wireless PDA Device, nor shall it enter into a joint venture or other similar arrangement to effectuate any of the foregoing. For the avoidance of doubt, this Agreement shall in no way prohibit or restrict Reuters' right to sell, transfer, or license any information to any Person for the inclusion of Reuters information in that party's product. In the event that Reuters takes any action after the Reuters Exclusive Period which, if taken during the Reuters Exclusive Period, would have violated this paragraph, Aether shall thenceforth be released from its exclusivity obligations under Section 17(b)(iii) above. The parties agree that Reuters exclusivity obligation under this paragraph with respect to an FX Product shall terminate if Aether and Reuters cease negotiating in good faith and fail to enter into, an agreement for the marketing and distribution of an FX Product.

        (d) Non-Solicitation. During the Term of this Agreement and for 6 months after its expiration or termination, neither Reuters nor Aether shall, directly or indirectly, solicit for employment, hire, or employ any person who is employed by or otherwise in the service of the other party, whether as an employee, consultant, independent contractor or otherwise, without the prior written consent of the other party.

        (e) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below.

               (i) "Aether Exclusive Period" shall mean the period of time commencing on the date on which the Equity Investment is consummated and ending on the earlier to occur of (x) the consummation of an initial public offering of common stock of Aether (following its conversion to a corporation) and (y) the three year anniversary of the Effective Date; provided that if prior to such three year anniversary Aether consummates a Sale of the Company (as defined in Section 25) to a non-Competitor, this clause (y) shall be reduced to the six month anniversary of the Effective Date.

               (ii) "Equities Product" means any service (other than the Product) whose primary purpose is the monitoring of the activities of the U.S. equities market which service provides wireless transmission of data which consists of a substantial amount of any of the following (or a combination of any of the following): (x) real time and/or delayed quotations of equity securities listed on an Exchange and/or (y) news relating to the U.S. equities market. and/or (z) and data or functionality the parties mutually agree shall be an enhancement to the Product. For illustration purposes only and not by way of limitation, an Equities Product would not include a product or service that includes a sufficient amount of fixed income data, news or information, in addition to the data referred to in items (x) and (y) of this definition, as could enable a professional in the fixed income financial services industry to utilize such product or service as a key tool in his business activities.

               (iii) "Financial Institution" means any Person, or any Affiliates of such Person, existing as at the date of this Agreement or who come into existence at any time in the future while this Agreement remains in force, the majority of the revenues of which are derived from any (or a combination of any) of the following services: brokerage services, investment banking services, financial advisory services, sales and trading services (via an exchange or automated quotation system), but notwithstanding the foregoing, in no event shall a Financial Institution include a Competitor or a Controlled Affiliate of a Competitor.

               (iv) "Financial Transactional Capabilities" means a service that provides users with the ability to enter orders and/or execute transactions in foreign exchange (spot, cross and forward), money markets (deposits), equities, or fixed income instruments. Financial Transactional Capabilities shall also include any other financial transactional products with respect to which Reuters has notified Aether that it is currently offering to customers; provided that to the extent Aether has entered into an agreement with a third party with



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respect to such a financial transactional product prior to such notice, Aether shall not be required to comply with the obligations described in Section 17(b)(i) with respect to such financial transactional product.

               (v) "FX Product" means any service whose primary purpose is the monitoring of currencies and money markets which service provides wireless transmission of data which consists of a substantial amount of any (or a combination of any) of the following data: currency spot and cross rates, forward and money market rates, and/or any related futures, options (over the counter and exchange traded) and applicable off balance sheet instruments and any news related to the foregoing.

               (vi) "PDA Device" (Personal Digital Assistant) shall mean a wireless device whose primary purpose is to act as a palm-top computer operating system platform that enables low-cost, low-power, small form-factor devices to integrate seamlessly with desktop personal computers, such as the Palm Pilot, Hewlett Packard HP 360LX or a successor version of such products.

18.     TERM OF AGREEMENT.

        This Agreement shall be effective as of the Effective Date and continue for three (3) years. This Agreement shall automatically renew thereafter for additional one year terms (each, together with the initial three year term, a "Term") unless terminated by either party on at least one hundred and eighty
(180) days prior written notice before the end of a given Term.

19.     TERMINATION AND EFFECTS OF TERMINATION.

        (a) Termination for Breach. Subject to paragraph (b) below, if a party (the "Defaulting Party") is in material breach of or default under this Agreement, and the Defaulting Party does not remedy that breach or default within thirty (30) calendar days after receipt from the other party of written notice of that default or breach, the other party shall after the expiration of such thirty (30) calendar day period have the right to terminate this Agreement unless the Defaulting Party has commenced steps to remedy such breach or default and effects a cure within thirty (30) days of receipt of the default notice. To the extent that a breach or default is not curable or cannot be remedied, the non-Defaulting Party shall be entitled to terminate this Agreement immediately upon notice. For purposes of this Section 19, the parties acknowledge that in addition to other violations of this Agreement which a court may determine to be material, violations of the terms of the licenses granted in Sections 2 and 3 shall be deemed a material breach of this Agreement.

        (b) Termination for Persistent and Material Breach. Reuters shall be entitled to terminate this agreement immediately upon notice without giving Aether an opportunity for cure in the event that Aether persistently and materially breaches the terms of this Agreement (regardless of whether such continuing failures to perform or breaches have been cured or are being cured by Aether in accordance with the provisions of paragraph (a) of this Section
19).

        (c) Termination in Event of Bankruptcy. Either party may terminate this Agreement at any time by written notice in the event that the other: (i) files a voluntary petition in bankruptcy or under any similar insolvency law; (ii) makes an assignment for the benefit of creditors; (iii) has filed against it any involuntary petition in bankruptcy or under any similar insolvency law if any such petition is not dismissed within sixty (60) days after filing; or (iv) has a receiver appointed for, or a levy or attachment made against, substantially all of its assets, if any such petition is not dismissed or such receiver or levy or attachment is not discharged within sixty (60) days after the filing or appointment.




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        (d) Termination for failure to be Millennium Compliant. In the event that a party fails to be Millennium Compliant by December 31, 1998, the other party shall be entitled to terminate this Agreement upon 30 days written notice to the non-compliant party and neither party shall have any further liability to the other party as a result of such failure to be Millennium Compliant; provided that both of the parties shall be required to comply with the post termination procedures described in this Section 19.

        (e) Obligations upon Termination. Promptly upon termination or expiration of this Agreement for any reason, Aether shall:

               (i) delete or destroy any Information in the possession, custody or control of Aether, subject to Aether's obligation to provide the Service to existing Subscribers pursuant to Section 19(e)(vi). At the expiration of the period specified in Section 19(e)(vi), Aether will delete or destroy any Information in the possession, custody or control of Aether;

               (ii) permit Reuters to remove the Reuters Equipment and Reuters Software from the Premises, subject to Aether's obligation to provide the Service to existing Subscribers pursuant to Section 19(e)(vi). At the expiration of the period specified in Section 19(e)(vi), Aether will permit Reuters to remove the Reuters Equipment and Reuters Software from the Premises;

               (iii) (x) pay or cause to be paid all fees, costs and expenses payable to or in respect of any Third Party Provider, (y) pay all AirBroker Payments, MarketClip Payments, Margin Splits and Cancellation Fees accrued, due and owing to Reuters and (z) remit to Reuters all Taxes required to be collected from Reuters Subscribers, in each case, to the effective date of termination pursuant to Sections 6(q), 13 and 14 of this Agreement;

               (iv) return or destroy any Confidential Information of Reuters in Aether's possession, custody or control and terminate any connections and interfaces to Reuters proprietary systems, subject to Aether's obligation to provide the Service to existing Subscribers pursuant to Section 19(e)(vi). At the expiration of the period specified in Section 19(e)(vi), Aether will return or destroy any Confidential Information of Reuters in Aether's possession, custody or control and terminate any connections and interfaces to Reuters proprietary systems;

               (v) if the Equity Investment has not been made, turn over to Reuters any Units in its possession, custody or control. Any shipping costs associated with turning over the Units will be for the account of Reuters; and

               (vi) cease signing up additional customers for AirBroker and for the Service, cease renewing any subscription agreements with AirBroker Customers and with Aether Subscribers and terminate any AirBroker subscription agreement and any MarketClip Subscription Agreement with any Aether Subscriber which extends more than one year after the date of termination of this Agreement (which termination must be effective no later than the one year anniversary of the date of termination of this Agreement), in each case (x) subject to the parties reaching contrary agreement for the continued use of the Reuters Property by Aether and (y) subject to Reuters right to require Aether to renew and/or not terminate any MarketClip Subscription Agreement with an Aether Subscriber in the event this Agreement was terminated due to a breach by Aether and Reuters intends to purchase Aether's interest in such subscription agreement pursuant to paragraph (h) of this Section. Notwithstanding any other provision of this Agreement, Aether's obligation to license and provide the




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Aether MarketClip Software and the System to Reuters and provide Support and administrative services for purposes of providing the Service to existing Subscribers as at the date of termination or expiration shall survive expiration or termination of this Agreement for a period not to exceed the lesser of (i) the effective date of termination of any existing subscription agreements with Subscribers, or (ii) one year; provided, that in the event the parties are negotiating in good faith to reach an agreement pursuant to paragraph (h) of this Section, Aether's obligations pursuant to this sentence shall continue until such an agreement has been reached. Aether shall pay to Reuters the AirBroker Payments, MarketClip Payments and Margin Splits and shall collect Taxes from Subscribers and shall remit to Reuters the Taxes invoiced to Reuters Subscribers and shall pay or cause to be paid to the appropriate Third Party Providers and taxing authorities all amounts due such Person, in each case during any period during which the Service is being provided beyond the Term in accordance with this paragraph. In order to be able to implement this
Section 19(e)(vi), Reuters will have, at its sole option, the right to continue to receive the Aether MarketClip Software directly from Aether and to use the System at the Premises or to use the Network and Aether MarketClip Software located at the Back-up Facility for the continued delivery of the Service.

        (f) Promptly upon expiration or termination of this Agreement for any reason, Reuters shall:

               (i) if the Equity Investment has not been consummated, pay any outstanding Development Fees that have not been paid in accordance with Section 13(c);

               (ii) return or destroy any Confidential Information of Aether in the possession, custody or control of Reuters, subject to Reuters obligation to provide the Service to existing Subscribers and AirBroker Customers pursuant to
Section 19(f)(iii). At the expiration of the period specified in Section 19(f)(iii), Reuters will return or destroy any Confidential Information of Aether in Reuters possession, custody or control; and

               (iii) cease signing up additional customers for the Service, cease renewing any subscription agreements with Reuters Subscribers and terminate any MarketClip Subscription Agreement with any Reuters Subscriber which extends more than one year after the date of termination of this Agreement (which termination must be effective no later than the one year anniversary of the date of termination of this Agreement), in each case, unless Reuters intends to enter into an agreement for its continued use of the Aether MarketClip Software in accordance with Section 19(h). Notwithstanding any other provision of this Agreement, Reuters' obligations to license and provide the Reuters Property to Aether for the purpose of distributing the Information to AirBroker Customers and to Aether Subscribers shall survive termination of this Agreement for a period not to exceed the lesser of (i) the effective date of termination of any existing subscription agreements with AirBroker Customers and Aether Subscribers, or (ii) one year; provided, that in the event the parties are negotiating in good faith to reach an agreement pursuant to paragraph (h) of this Section, Reuters obligations pursuant to this sentence shall continue until such an agreement has been reached.

        (g) Survival. The provisions of (i) Sections 10(e) and 17 will survive termination or expiration in accordance with the terms of those Sections, (ii)
Section 22 for five years from the expiration or termination of this Agreement and (iii) Sections 19, 20, 21 and 26 will survive the termination or expiration of this Agreement for any reason.

        (h) Continued Use of Aether MarketClip Software. Not less than sixty
(60) days prior to the expiration of this Agreement, or more than sixty (60) days after the termination of this Agreement by Reuters due to a breach by Aether, Reuters may provide written notice to Aether that it desires to: (i) purchase all right, title and interest in and to the Aether MarketClip Software; (ii) obtain a non-exclusive non-transferable license



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to use the Aether MarketClip Software for the purposes of providing the
Subscribers with the Product; or (iii) enter into a consulting agreement or some other mutually agreed basis upon which Reuters may continue to use the Aether MarketClip Software to provide Subscribers with the Product. Upon receipt of such notice, Aether and Reuters shall negotiate in good faith the payment terms of such a purchase, license or other arrangement proposed by Reuters. If Aether and Reuters are unable to agree upon a purchase price or license fee for the Aether MarketClip Software within fifteen (15) days (the "Impasse Date") after they have begun negotiating such terms, each of them shall submit a proposal for a purchase price or license fee, as applicable, to an independent investment banking firm of national or regional reputation, in the following manner: First, the parties shall agree on a single investment banking firm. In the event that the parties fail to agree on an investment banking firm within five (5) days after the Impasse Date, each party shall notify the other, within two business days following such five (5) day period, of the identity of an independent investment banking firm of national or regional reputation. The parties shall cause the two investment banking firms so selected to agree, within ten (10) business days after the Impasse Date, on a third investment banking firm to act as the sole appraiser. The parties shall cause the investment banking firm to make its determination of the purchase price or license fee (using the proposals of each party as a guide) within 20 days after the matter was submitted to such firm, and such determination shall be final and binding on the parties hereto. The fees and expenses of any such investment banking firm shall be borne equally by Aether and Reuters. In the event that this Agreement is terminated due to a breach by Aether and Reuters consummates any transaction described in clause (i), (ii) or (iii) of this paragraph, Reuters shall have the right to simultaneously purchase Aether's interest in any existing MarketClip Subscription Agreements between Aether and an Aether Subscriber at a price to be determined by the investment banking appraisal process described above. The investment banking firm determining such price shall be permitted to apply, if it deems appropriate, a discount to the value of Aether's interest in such agreements due to the fact that this Agreement was terminated due to Aether's breach. Nothing in this paragraph shall be deemed to imply that the MarketClip Subscription Agreements between Aether and an Aether Subscriber are wholly owned by Aether.

20.     LIMITS ON LIABILITY.

        (a) Neither Aether nor Reuters, their Affiliates, employees, agents, contractors, subcontractors, or Third Party Providers will be held liable for any Damages suffered or incurred by the other party or any third Person arising out of (i) any faults, interruptions or delays in the Service; or (ii) any inaccuracies, errors or omissions in the Service, however such inaccuracies, errors or omissions arise, unless due to the other party's gross negligence or willful misconduct.

        (b) NEITHER AETHER NOR REUTERS MAKES ANY WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT.

        (c) IN NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL PUNITIVE OR CONSEQUENTIAL DAMAGES IN RESPECT OF THE PROVISIONS OF THIS AGREEMENT, INCLUDING LOST PROFITS, REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED.

        (d) The aggregate monetary liability of one party to the other under this Agreement shall be limited to a total of $1,000,000, except that this limitation shall not apply to payments due Aether and Reuters pursuant



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to Sections 13 and 14, and to both parties indemnification obligations pursuant to Section 21.

21.     INDEMNIFICATION.

        (a) Subject to Sections 20(a), (b) and (c), Aether will indemnify and hold Reuters, its Affiliates and their respective officers, directors and employees harmless from and against any Damages suffered by a third party directly resulting from or arising out of: (i) any claim that the System or the Aether MarketClip Software infringes or misappropriates any U.S. patent right, copyright, trade secret, trade name, trade mark or other similar intellectual property rights of any third Person; and (ii) any misrepresentation or breach of a representation, warranty or covenant of Aether contained herein, except to the extent due to an act or omission of Reuters or a Subscriber.

        (b) Subject to Sections 20(a), (b) and (c), Reuters will indemnify and hold Aether, its Affiliates and their respective officers, directors and employees harmless from and against any Damages suffered by a third party directly resulting from or arising out of: (i) any claim that the Reuters Software infringes or misappropriates any U.S. patent right, copyright, trade secret, trade name, trade mark or other similar intellectual property rights of any third Person; and (ii) any misrepresentation or breach of a representation, warranty or covenant of Reuters contained herein, except to the extent due to an act or omission of Aether, an AirBroker Customer or a Subscriber.

        (c) A party seeking indemnification pursuant to this Section 21 (an "Indemnified Party") from or against the assertion of any claim by a third party (a "Third Party Assertion") shall give prompt written notice to the party from whom indemnification is sought (the "Indemnifying Party"), provided, however, that failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party suffered actual material prejudice by such failure). No Indemnifying Party shall settle any Third Party Assertion without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, provided, however that the Indemnified Party may withhold its consent if any such judgment imposes a monetary or continuing non-monetary obligation on the Indemnified Party or does not include an unconditional release of the Indemnified Party from all liability in respect of claims that are the subject matter of such Third Party Assertion.

        (d) Within ten days of receipt of notice from the Indemnified Party pursuant to Section 21(c), the Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Party Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party: (i) may select counsel, which counsel shall be reasonably acceptable to the Indemnified Party; and (ii) shall be obligated to pay the costs (including reasonable attorneys' fees and expenses and costs of investigation) incurred by the Indemnified Party in defending such Third Party Assertion between the date of commencement of such Third Party Assertion and the date of the Indemnifying Party's assumption of such defense.

         (e) If the Indemnifying Party: (i) does not assume the defense of any Third Party Assertion in accordance with Section 21(d); (ii) having so assumed such defense, unreasonably fails to diligently defend against such Third Party Assertion; or (iii) has been advised by the written opinion of counsel to the Indemnified Party that the use of the same counsel to represent both the Indemnifying Party and the Indemnified Party would present a conflict of interest, then, upon five days' written notice to the Indemnifying Party, the Indemnified Party may assume the defense of such Third Party Assertion. In such an event, the Indemnified Party shall be entitled under this Section 21, as part of its damages, to indemnification for the costs of such defense.




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        (f) The Indemnifying Party, if it shall have assumed the defense of any
Third Party Assertion, shall have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Party Assertion with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, provided, however, that the Indemnified Party may withhold its consent if any such judgment imposes a monetary or continuing nonmonetary obligation on the Indemnified Party or does not include an unconditional release of the Indemnified Party from all liability in respect of claims that are the subject matter of such Third Party Assertion.

        (g) The Indemnifying Party and the Indemnified Party shall cooperate in the defense or prosecution of any Third Party Assertion and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings. hearings, trial or appeals, as may be requested in connection therewith. The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate, at its own expense, in the defense or settlement of any Third Party Assertion which the other is defending.

22.     CONFIDENTIAL INFORMATION.

        Each party acknowledges that it has received under the Original License Agreement and will, during the Term of this Agreement, receive confidential or proprietary information regarding the business or products of the other party. Each party agrees to the confidentiality provisions set forth on Schedule R and agrees that its obligations under such provisions were effective as of March 10, 1998 and shall survive for a period of five years from the termination of this Agreement.

23.     ESCROW.

        (a) Within sixty (60) days after the Effective Date, Aether shall place the source code and object code versions of the Aether MarketClip Software and any supporting software interfaces and documentation associated with the System and Aether MarketClip Software as specified in Schedule M (the "Escrowed Material") in escrow pursuant to the terms of a mutually satisfactory escrow agreement in form and content substantially similar to the escrow agreement attached as Schedule N, except that the Release Events shall match those set out below, and Reuters will bear the cost of placing the Software into escrow. The escrow fees shall be paid by Reuters. The parties agree that the following will trigger the release of the Escrowed Material to Reuters (the "Release Events"):

               (i)  Reuters terminates this Agreement pursuant to Section
19(c); or

               (ii) Aether ceases to do business in the ordinary course.

If a release of the Escrowed Materials in accordance with clause (i) above is prohibited by applicable law at the time of such event or if Reuters termination pursuant to Section 19(c) is prohibited by applicable law at the time of such event, a Release Event shall also be deemed to occur if subsequent to such an event described in Section 19(c), Aether breaches its obligations to provide, support, manage, or monitor the Aether MarketClip Software, the Product and/or the System under this Agreement.

        (b) Certain Bankruptcy Provisions. The parties agree that all rights and licenses granted with respect to the Escrowed Materials under or pursuant to this Agreement by Aether to Reuters are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to

"intellectual property" as defined under Section 101(56) of the Bankruptcy Code. The parties agree that Reuters, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, at any time during the pendency of any bankruptcy proceeding by or against Aether under the Bankruptcy Code prior to the rejection of this Agreement by or on behalf of Aether, upon the written request of Reuters, Aether shall promptly provide to Reuters a complete duplicate of (or complete access to, as appropriate) the Escrowed Materials and all embodiments of such intellectual property. Upon the rejection of this Agreement by or on behalf of Aether, the Escrowed Material and all embodiments of such intellectual property shall be promptly delivered to Reuters.

        (c) Assignment of Escrowed Source Code. If the Escrowed Material is released from escrow in accordance with paragraph (a) or upon the rejection of this Agreement in accordance with paragraph (b) above, all right, title and interest, including copyright, in and to the Escrowed Material will thereupon be irrevocably and automatically assigned to Reuters by Aether without payment of any additional consideration.

24.     PRESS RELEASES.

        Each of Reuters and Aether agrees not to issue, or cause or permit to be issued, any press release or written statement regarding this Agreement and the transactions contemplated hereby without receiving the written approval of the other party of the final version of such release or statement prior to making such release except and to the extent required by law, regulation, court order or the rules of any applicable Exchange or regulatory authority.

25.     RIGHT OF FIRST REFUSAL; RIGHT OF NOTICE.

        (a) If Aether or any third Party proposes to engage in a Sale of the Company to a Competitor during the Restricted Period (as defined below), Aether shall first offer Reuters the right to acquire Aether in accordance with the provisions set forth below.

        (b) Aether shall deliver a written notice (a "Notice of Proposed Sale") to Reuters stating (i) Aether's intention to engage in a Sale of the Company,
(ii) the name of the proposed buyer, (iii) the purchase price and terms of payment for Aether, and (iv) all other material terms and conditions of the proposed Sale of the Company, subject to applicable confidentiality restrictions.

        (c) Reuters shall have a period of thirty (30) days from the date of delivery of the Notice of Proposed Sale to provide Aether written notice of its decision whether to exercise its right of first refusal to acquire Aether on the same terms and conditions as set forth in the Notice of Proposed Sale. If Reuters does not elect to exercise its option to purchase Aether within thirty
(30) days after delivery of the Notice of Proposed Sale Aether may engage in a Sale of the Company to the proposed buyer or its Affiliate identified in, and on terms no more favorable than those set forth in the Notice of Proposed Sale. If the Sale of the Company contemplated by such Notice of Proposed Sale is not consummated with such proposed buyer within 270 days from the date of the rejection or deemed rejection by Reuters of the right of first refusal, the procedure set forth above with respect to the right of first refusal shall be repeated with respect to any subsequent proposed Sale of the Company.

        (d) As used herein, the term "Sale of the Company" means a reorganization, merger or consolidation of Aether as a result of which more than 50% of the membership interests in Aether (or similar equity securities of any successor entity or in any parent entity) are directly or indirectly changed into or exchanged for property (including cash), rights or securities, or any combination thereof, or upon a direct or indirect sale of all or substantially all the assets of Aether to any other Person that is not a wholly owned subsidiary of Aether, or the direct or indirect acquisition by any Person of membership interests (from Aether or from existing members) representing at least fifty percent (50%) of the post acquisition outstanding membership interests (or other equity securities) of Aether or any parent entity of Aether.

        (e) Notwithstanding anything that may be construed to the contrary in
Section 25(d), the term "Sale of the Company" shall not include (i) an initial public offering of membership interests in Aether (or similar equity securities of any successor entity) pursuant to a Form S-1 Registration Statement (or an equivalent general registration form then in effect) filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended; (ii) any direct or indirect sale or transfer of membership interests in Aether (or similar equity securities of or substantially all of the assets of, Aether or any successor entity) to, between or among any Persons (and/or their Affiliates) that hold (or is an Affiliate of a Person that holds) membership interests in Aether as of the Effective Date, as disclosed to Reuters by Aether in Schedule Q attached hereto; or (iii) any transaction entered into solely to change Aether's domicile or to change the form of Aether to a different type of entity (e.g., from a limited liability company to a corporation).

        (f) The "Restricted Period" shall mean the period beginning on the Effective Date and terminating on the earlier to occur or (1) the effectiveness of the registration statement for an initial public offering of Aether as set forth in Section 25(e)(i) or (2)(x) if the Equity Investment has not been consummated, upon the termination of this Agreement or (y) if the Equity Investment has been consummated, at such time as Reuters and its Affiliates own in the aggregate less than 33% of the number of Units held by Reuters as of the consummation of the Equity Investment, as adjusted for splits, reverse splits, recapitalizations and the like occurring after the consummation of the Equity Investment. Aether shall give Reuters thirty (30) days written notice before filing with the U.S. Securities and Exchange Commission a registration statement referred to in Section 25(e)(i).

26.     DISPUTE RESOLUTION.

        (a) Good Faith Negotiation. Except as otherwise provided in this
Section 26, any controversy, claim or dispute ("Dispute") arising out of or relating to this Agreement shall be settled, if possible, through good faith negotiations between the parties. If the parties are unable to resolve the Dispute within thirty (30) days of commencing such good faith negotiations, such Dispute shall be resolved, in the first instance, through a meeting of Aether's and Reuters designated representatives, in the second instance by mediation in accordance with Section 26(b), and in the third instance by court proceedings.

        (b) Mediation. If the parties are unable to resolve the Dispute through good faith negotiations in accordance with Section 26(a), the parties shall appoint a neutral and impartial third party mediator within ten (10) days of the conclusion of such good faith negotiations. If the parties are unable to agree on a mediator within ten (10) days, the parties shall immediately apply to the American Arbitration Association for appointment of a mediator. Once a mediator has been appointed, the parties shall attempt to resolve the Dispute through mediation within thirty (30) days of commencement of mediation, unless the parties and mediator agree otherwise.

        (c) Injunctive Relief. Notwithstanding the foregoing provisions of this
Section 26, if either party reasonably determines that it must seek a preliminary injunction or other provisional equitable relief to preserve its business, rights or assets, such party may seek such relief in a court of competent jurisdiction without following the procedures set out in Sections 26(a) and (b).

27.     OTHER TERMS AND CONDITIONS.

        (a) Regulatory Compliance. This Agreement is, and at all times shall be, subject to applicable federal, state and local laws and to the applicable rules and regulations of the Federal Communications Commission, the Securities and Exchange Commission, and the various Exchanges, and to the applicable rules and regulations of any other applicable regulatory authority, now in effect or hereafter enacted and adopted. Neither party shall be liable to the other if either is prevented from or delayed in fulfilling the terms and conditions of this Agreement by reason of any such applicable law, rule or regulation. Where applicable from time to time, each party shall execute applications to and agreements with the respective Exchanges as may be required and comply with any and all of the aforesaid rules, regulations, approvals, terms and conditions.

        (b) Entire Agreement. The Schedules attached hereto are hereby incorporated in and made a part of this Agreement. This Agreement, including the Schedules, represents the entire agreement of the parties, and supersedes any other written or oral representations, agreements or understandings between the parties with respect to the subject matter hereof, including, without limitation, the Letter of Understanding between the parties hereto dated as of August 25, 1997 and the Original License Agreement. Each party hereby releases the other party from any claims such party may have under the Original License Agreement, except for any claims for indemnification for any claims of non-Affiliates.

        (c) Costs and Expenses. Except as specifically set forth in this Agreement, each party shall be responsible for all costs associated with its respective responsibilities hereunder.

        (d) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and given to such party at its address or facsimile number set forth below or at such other address or facsimile number as such party may hereafter specify for such purposes.

        To Reuters:

        Reuters America Inc.
        Jeffrey Maron
        199 Water Street
        New York, NY  10038
        Facsimile No. (212) 859-1872

        with a copy to

        Reuters America, Inc.
        Office of General Counsel
        1700 Broadway, 40th floor
        New York, NY  10019
        Facsimile No. (212) 603-3757

        To Aether:

        Aether Technologies International, L.L.C.
        President
        11460 Cronridge Drive
        Suite 106
        Owings Mills, MD  21117
        Facsimile No. (410) 654-6554

Except as otherwise specifically set forth herein, such notice may be by hand delivery, overnight mail, registered mail (return receipt requested) or by facsimile. Notices will be deemed to have been received: (i) if hand delivered or if delivered by overnight delivery service, on the day delivered; (ii) if sent by registered mail, on the third business day after being sent; or (iii) if sent by facsimile, on the day sent provided the transmitting facsimile machine produces a report verifying successful completion of the transmission. If any of the events in (i), (ii) or (iii) above occur after 5pm at the receiving party the notice will be deemed to have been received on the next business day.

        (e) Choice of Law. This Agreement shall be deemed to have been executed and delivered in the State of New York and its substantive provisions shall be governed by and construed in accordance with the laws of New York.

        (f) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permitted assigns. Neither Reuters nor Aether shall assign, sublicense, subcontract or transfer in any manner part or all of this Agreement or any of its rights or obligations hereunder without the prior written consent of the other, which consent may be withheld in the absolute discretion of such party. Notwithstanding anything in the preceding sentence or the terms of Section 3 to the contrary, Reuters may assign, sublicense, subcontract or transfer in any manner part or all of this Agreement or any of its rights or obligations hereunder to an Affiliate without the prior written consent of Aether, provided that such assignment, sublicense, subcontract or transfer does not relieve or release Reuters from any of its obligations under this Agreement. Any purported assignment not expressly permitted by this Agreement shall be void ab initio.

        (g) Amendment and Waiver. This Agreement may not be amended, modified or superseded, nor may any of its terms or conditions be waived unless expressly agreed to in writing by Reuters and Aether. The failure of any party at any time or times to require full performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same.

        (h) No Set Off. Neither party shall have any right to set off payment of any undisputed sums due and owing to the other party for alleged breach of any unrelated term of this Agreement; provided that the parties agree that Reuters can offset any penalties due to Reuters pursuant to Section 4 and
Section 13(d) against amounts owed by Reuters to Aether.

        (i) Headings. The section headings of the several clauses and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

        (j) Severability. If any provision of this Agreement is found invalid or unenforceable, that provision will be reformed, construed and enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in full force and effect.

        (k) Independent Contractors. Nothing contained in this Agreement shall be construed by the parties hereto, or by any third party, as constituting Reuters and Aether as principal and agent, partners or joint venturers, or to be in any other trust, fiduciary or confidential relationship, nor shall anything herein render Reuters liable for the debts or obligations of Aether, or Aether liable for the debts or obligations of Reuters, it being understood and agreed that the only relationship between Reuters and Aether under this Agreement is that of independent contractors.

        (l) Force Majeure. Neither party shall be liable for any Damage or be deemed to be in breach or default of this Agreement if its failure to perform or failure to cure any of its respective obligations hereunder results from any event or circumstance beyond its reasonable control, including, without limitation, availability of wireless digital telecommunications service; any natural disaster, storm, fire, flood, earthquake, or other Act of God; shortage of equipment, materials, supplies, or transportation facilities; strike, walkout or other industrial dispute; war, rebellion, riot or civil unrest; government interference or compliance with any law, regulation, or order (whether valid or invalid) of any governmental body.

        (m) Counterparts. This Agreement may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all counterparts together shall constitute one and the same instrument.

        (n) Joint Participation in Drafting this Agreement. The parties acknowledge and confirm that both parties have participated jointly in the drafting, review and revisions of this Agreement and that it has not been written solely by counsel for one party and that each party has had the benefit of its independent legal counsel's advice with respect to the terms and provisions hereof and its rights and obligations hereunder. Each party hereto therefore stipulates and agrees that the rules of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another and that no party shall have the benefit of any legal presumption or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated License, Marketing and Distribution Agreement to be signed on their respective behalves as of the date first set forth above.

                                    REUTERS AMERICA INC.

                                    By:  /s/ DEVIN N. WENIG
                                       --------------------------------------
                                         Devin N. Wenig
                                         Senior Vice President

                                    AETHER TECHNOLOGIES
                                      INTERNATIONAL L.L.C.

                                    By:  /s/ David S. Oros
                                       --------------------------------------
                                         David S. Oros, President CEO
                                       --------------------------------------
                                             Name and Title (Printed)

                                   SCHEDULE A
                              PRODUCT DESCRIPTION

        The Reuters MarketClip Product is composed of the Units, client-side portion of the Aether MarketClip Software, and the provision of the Service.

1.      UNITS

        (a) The Units are composed of a handheld computing device and modem.

        (b) Two handheld computing devices exist as off-the-shelf hardware, meet the Product's requirements, and are approved for purchase.

               (i)    Hewlett Packard HP 360LX

               (ii)   3Com PalmPilot Professional

        (c) Three modems exist as off-the-shelf hardware, meet the Product's requirements, and are approved for purchase.

               (i)    Sierra Wireless PocketPlus modem (CDPD)

               (ii)   Novatel Wireless MINSTREL CDPD modem

        (d) Integrated units which have the computing device and modem in one unit will be available during the Term. These units will be offered in place of separate computing device and wireless modem, when available.

        (e) The parties will continually review the availability and suitability of new handheld computing devices, and modems as alternative Units for the Product.

2.       CLIENT-SIDE SOFTWARE

The MarketClip client side software will provide the following functionality:

The Quotes function allows Subscribers to define and manage watch lists. Once defined, Subscribers can request updates on either all the stocks in a watch list or single stocks. The Quotes function also provides option chain retrieval. Also, if there is any news on a Quote instrument, news headlines can also be displayed.

The Alerts function allows Subscribers to define and manage price, volume, and news alerts. After defining custom alerts, the Reuters MarketClip server constantly monitors market conditions and notifies the user when the alert is penetrated. Price Alerts can be set on either market price, close price, or on the per cent price change for individual stocks. Volume Alerts can be set for cumulative volume, bid size, or ask size. The Alerts function also enables users to set News Alerts. News Alerts can be defined for either all the stocks in an individual's watch list or on single instruments.

The Summaries function provides summary information for selected stock exchanges. For example, a subscriber can request an update of the most active stocks on a particular market. The Summaries function also provides top-level market information including major indices, as well as the number of advancing, declining, and unchanged stocks. Information on specific stock groups, such as Technology, can also be retrieved easily.

The Basic Charting function allows Subscribers to request intra-day or monthly graphs for individual equities. Two types of charts are available: 15-minute intraday and 20 day Interday continuous charts.

The Symbol Lookup allows customers to look up symbols by company name or company names by symbol.

The Portfolio/Watchlist function allows users to define up to ten (10) portfolios/Watchlists using standard Reuters RICS.

                                   SCHEDULE B
                                    SERVICE

        The Product will feature one Reuters service - Reuters U. S. Securities, which will be comprised in part from the Information provided by the Exchanges, together with Reuters news. This Service will allow Subscribers to request, review, and set/clear alerts on market information and news for securities traded on the Exchanges. Any addition to the Service may require an amendment to Schedule H, including procedures surrounding permissioning of different Information as part of the Service.

                                   SCHEDULE C
                        DESIGN AND PERFORMANCE STANDARDS

1.      CLIENT SOFTWARE

        The client-side Aether MarketClip Software shall perform according to the below matrix. Reuters and Aether will agree on any changes to these performance criteria.

------------------------------------------------------------------------------------------
                                 FUNCTION                                     DURATION +
                                                                              (SECONDS)
------------------------------------------------------------------------------------------
Redraw Screen After Selecting A New Tab (alerts, market diary information)        2
------------------------------------------------------------------------------------------
Request A Single Stock Quote                                                      2
------------------------------------------------------------------------------------------
Update a watch list (15 symbols)                                                  5
------------------------------------------------------------------------------------------
Draw An Intra-Day or Monthly Graph                                                2
------------------------------------------------------------------------------------------
Update Market Daily Diary Screen                                                  2
------------------------------------------------------------------------------------------
Update Stock Groups Performance Screen                                            5
------------------------------------------------------------------------------------------
Update Market Summary Screen                                                      2
------------------------------------------------------------------------------------------

+       The duration values in this column denote a period of time for the particular function to execute, that begins once the handheld computing device has successfully acquired a communications channel and received a reply from the Reuters MarketClip host server. It expressly excludes any and all delays associated with transmission of the information from the Reuters MarketClip host server to the handheld computing device.


2.      SERVER SOFTWARE

        The Network availability is 24 hours per day, 7 days a week, subject to regular scheduled maintenance, but in no event shall be less than 99.95% per month during the operating hours of the Exchanges, to include one hour before opening and one hour after closing. Aether will provide Reuters with quarterly reports quantifying Network availability as set forth on Schedule E. The Network availability outside the operating hours of the Exchanges shall be reviewed by the parties within 180 days of the sale of the 1,500th Unit.

3.      WIRELESS SERVICE REGIONS

        The Service shall only be available in those regions with Cellular Digital Packet Data (CDPD) and/or Mobitex telecommunications coverage. In both cases, designation of existing coverage does not imply complete, uninterrupted coverage in that area. Because wireless services use radio frequencies for transmission, various factors can affect signal strength, and therefore, coverage in an area. These include, but are not limited to, location of the Unit within a building, topography in the region of the Unit, weather, and other environmental conditions. As such, Service availability may be degraded or not available in areas thought to have coverage.

                                   SCHEDULE D
                 PURCHASES, INVENTORY, MAINTENANCE, AND REPAIR

1.      PURCHASES AND INVENTORY

        (a) The party responsible for purchasing inventory pursuant to the Agreement agrees to purchase the computing devices, wireless modems, carrying cases, and other items the parties agree makeup a Unit, and maintain an inventory at the Premises according to the following schedule.

               (i) Reuters has purchased the initial inventory equal to five hundred (500) Units. Aether will purchase all subsequent inventory to maintain the inventory at the Baseline Inventory Level described below.

               (ii) In the event that the Baseline Inventory Level is increased prior to the Equity Investment, Reuters will purchase such additional inventory. In the event that the Baseline Inventory Level is increased following the Equity Investment, Aether will purchase such additional inventory.

               (iii) Aether will receive orders and ship the Product to Subscribers according to the process defined in Schedule F.

               (iv) Aether will send Reuters a quarterly Inventory Management report as set forth on Schedule E.

               (v) Aether will monitor the inventory and use the monthly sales projections to order sufficient new Units on a weekly basis to maintain the Baseline Inventory Level (BIL). Promptly following the Effective Date, the parties shall mutually agree on an appropriate BIL. The parties may subsequently mutually agree that the BIL should be increased or decreased.

        (b) Aether and Reuters agree that Units used internally by a party hereto for monitoring and development, for sales staff and for corporate executives will be taken from inventory, but the party using such Units will pay for the cost of replenishing the inventory.

2.      REPAIR AND MAINTENANCE OF UNITS

        (a) Aether will process all Subscriber requests for in-warranty repairs of the Units as follows.

        (b) Subscribers will be required to contact the MarketClip Customer Response Center "MCRC" (as described on Schedule I) for all warranty requests.

        (c) If the Unit becomes defective within 30-days of receipt of the Unit by the Subscriber:

               (i)    The Subscriber calls the MCRC for assistance;

               (ii) The MCRC troubleshoots the problem to determine if the Unit is defective. If so determined, the MCRC will ask the Subscriber to ship the defective Unit to Aether;

               (iii) Aether will test the defective Unit and obtain a replacement for it from the manufacturer, if found to be defective. Otherwise, the Unit will be returned to the Subscriber, and the Subscriber will be billed a handling fee payable to Aether; and

               (iv) if the Unit is found to be defective, Aether will send the Subscriber a fully functional Unit within 5 business days from receipt of the defective Unit from the Subscriber.

        (d) If the Unit becomes defective after 30 days of receipt of the Unit by the Subscriber:

               (i)    The Subscriber calls the MCRC for assistance;

               (ii) The MCRC troubleshoots the problem to determine if there is a defective part. If one is found, the MCRC provides the Subscriber with a point of contact and telephone number at the appropriate manufacturer; and

               (iii) The Subscriber contacts the manufacturer to arrange for warranty work.

                                   SCHEDULE E

                                    REPORTS

        Aether shall produce and deliver to Reuters the reports listed in the Table below. Promptly following the Effective Date, the parties shall cooperate to develop templates for each report required by this Schedule E. Such reports will be delivered electronically by Aether to Reuters to the extent reasonably practicable.

--------------------------------------------------------------------------------------------------------
            NAME                 FREQUENCY                         CONTENTS
--------------------------------------------------------------------------------------------------------
Inventory Management              Quarterly-    -  Starting Inventory By Device and Modem
                                  Due on the    -  Shipments Received By Device and Modem
                                   15th day     -  Shipments Installed By Device and Modem
                                following the   -  Exceptions report of all orders not
                                  end of the       fulfilled within ten (10) business days.
                                  applicable    -  Demonstration/Sales Units Sent/Returned By
                                   quarter         Device and Modem
                                                -  Inventory Summary By Device and Modem
--------------------------------------------------------------------------------------------------------
MarketClip         Subscriber    Quarterly-     -  Call Activity
Response Center                  Due on the        -  Calls Received By Week
                                  15th day      -  Status of Problems
                               following the       -  Open
                                 end of the        -  Closed
                                 applicable     -  Reasons for each cancellation (to the
                                  quarter          extent known)
--------------------------------------------------------------------------------------------------------
Subscriber Reports               Quarterly-     -  Active MarketClip Subscribers
                                 Due on the        -  Name and Address
                                  15th day         -  Number of Devices and/or Modems
                               following the       -  Activation Date
                                 end of the        -  Shipment Date
                                 applicable        -  Service Permissioned by Device
                                  quarter          -  Exchanges Permissioned by Device
                                                   -  Agreement Termination/Renewal Date
                                                -  Summary of Active/Canceled MarketClip
                                                   Subscribers
                                                -  Summary of Active/Canceled AirBroker
                                                   Customers
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
            NAME                FREQUENCY                       CONTENTS
--------------------------------------------------------------------------------------------------------
MarketClip/AirBroker            Monthly-        -  Reuters Monthly Portion of Activation Fees
Monthly Report                 Due on the           -   Number of Units Activated during the Month
                                15th day                which Reuters sold
                               following            -   Total Amount of Activation Fee invoiced to
                               the end of               new Reuters Subscribers
                                  the           -   Reuters Monthly MarketClip and AirBroker
                               applicable           Payments
                                 month              -   Number of Active MarketClip
                                                        Units sold by Aether minus
                                                        number of Free Units as set
                                                        forth in Section 13(f)
                                                    -   Monthly MarketClip Payments per Active Unit
                                                        sold by Aether
                                                    -   Number of Active AirBroker Units
                                                    -   Monthly AirBroker Payments due Reuters
                                                -   Reuters Monthly Margin Split
                                                    -   Number of Active Units sold by Reuters
                                                        minus number of Free Units as set forth in
                                                        Section 13(f)
                                                    -   Monthly Margin Split per Active Unit sold
                                                        by Reuters
                                                    -   Total amount invoiced to Reuters Subscribers
                                                    -   With respect to Reuters Subscribers
                                                        - Total sales by taxing jurisdiction
                                                        - Taxable sales by taxing jurisdiction
                                                        - Exempt sales by taxing jurisdiction
                                                        - Tax invoiced by taxing jurisdiction
                                                        - Total tax invoiced for all jurisdictions
                                                -   Prior to the Equity Investment,
                                                    amount of Monthly Fees credited
                                                    toward Development Fee and
                                                    remaining balance of Development Fee.
                                                -   Reuters Pro Rata Cancellation Fees
                                                       -Number of Active MarketClip Units sold by
                                                       Aether which were canceled
                                                       -Number of Active MarketClip Units sold by
                                                       Reuters which were canceled
                                                       -Total Cancellation Fees invoiced (by
                                                       Reuters Subscriber/Aether Subscriber)
                                                -   Report shall be accompanied by all invoices
                                                    sent to Reuters Subscribers (or in the case of
                                                    Subscribers billed by credit card, packing slip
                                                    sent with the Units or monthly report generated
                                                    by Aether's credit card billing system)
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Exchange Report                 Monthly-        -   By Units (held by both Reuters Subscribers
                               Due on the           and Aether Subscribers):
                                15th day               - Third Party Providers (including
                               following               Exchanges) Permissioned
                               the end of              - Third Party Provider Fees Billed
                                  the                  (Directly as well as "Zero Value" on
                               applicable              behalf of Persons Billed Directly by
                                 month                 Providers)
                                                -   By Third Party Providers (including
                                                    Exchanges):
                                                       -Report on Reportable Units (held by both
                                                       Reuters Subscribers and Aether
                                                       Subscribers):
                                                -   Third Party Provider Correspondence:
                                                       -Results of any Periodic Audit by Third
                                                       Party Providers (including Exchanges)
                                                       - Notice of Price Changes

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
Exchange      Reconciliation     Quarterly-     -   By Units
Report                           Due on the         -  Reconciliation of Third Party Provider Fees
                                  30th day          Billed vs. Permissioned Units
                                 following
                                 the end of
                                    the
                                 applicable
                                  quarter

--------------------------------------------------------------------------------------------------------
Wireless                 WAN     Quarterly       -  Reported Outages By Carrier
Performance                         Upon            -  Date of Outage
                                Request-Due         -  Duration of Outage
                                    upon            -  Cause of Outage
                                  request           -  Time to Restore
                                  for the
                                 quarterly
                                   period
                                 following
                                such request

--------------------------------------------------------------------------------------------------------
MarketClip LAN                   Quarterly-      -  LAN Outages
Performance                        Due on           -  Date of Outage
                                  the 15th          -  Duration of Outage
                                    day             -  Cause of Outage
                                 following          -  Actual Time to Restore
                                  the end        -  Selectfeed Plus Outages
                                   of the           -  Date of Outage
                                 applicable         -  Duration of Outage
                                  quarter           -  Cause of Outage
                                                    -  Actual Time to Restore
                                                 -  Hardware/Software Upgrade Activities
                                                 -  Hardware/Software Installation Activities
                                                 -  LAN Capacity
                                                    -  Number of Active Users
                                                    -  Current Capacity
                                                    -  Growth Projections

--------------------------------------------------------------------------------------------------------

                                   SCHEDULE F
                  PRODUCT ORDERING AND PROVISIONING PROCESSES

1.   RESPONSIBILITIES

(a) Reuters owns the commercial relationship with the Reuters Subscribers and Aether owns the commercial relationship with the Aether Subscribers. The commercial relationship consists of:

        -   selling the product to Subscribers and

        -   securing the MarketClip Subscription Agreement and schedules

(b) Aether shall be responsible for the following with respect to both Aether Subscribers and Reuters Subscribers

        - processing all required Exchange agreement forms and providing reports to Reuters on such activities with respect to Aether Subscribers and Reuters Subscribers,

        - managing ongoing activity on Subscriber accounts, as required by the Subscriber (e.g. additions/changes/removals of Exchanges),

        - issuing invoices to the Subscriber and collecting payments (including Taxes and Fees due to Third Party Data Providers to the extent applicable).

(c) Aether provides the Product to the Aether Subscribers on behalf of itself and provides the product to the Reuters Subscribers on behalf of Reuters. The provisioning process consists of:

        -   assigning devices to Subscribers;

        -   entitling the devices to receive only the data specified by Reuters;

        -   providing the Aether MarketClip Software;

        -   activating communications to deliver Information to the Units; and

        -   shipping the devices to Subscribers.

2.   COMMUNICATION OF ORDER DETAILS BETWEEN REUTERS AND AETHER

(a) With respect to Reuters Subscribers, Reuters is responsible for providing the following order information to Aether via Lotus Notes electronic mail as described in Section 4.

               Company Name
               Street Address
               Floor
               City
               State
               Zip Code

               Shipping Address as above (if different)
               Shipping Contact
               Shipping Phone Number
               Shipping Contact Internet e-mail Address (if available)

               Device type
               Device Quantity
               Exchange Entitlements by Device
               User Names (by device)

               User Reuters MarketClip e-mail address Prefixes (by Device)

               Reuters Account Number (e.g. US12345)
               Reuters Order Number (e.g. 12345678)
               Reuters AKR for each Device
               Order Sales Notes
               Reuters Sales Executive Name
               Reuters Sales Executive Id
               Reuters Sales Executive District Code
               Reuters Sales Executive Telephone Number

               Reuters Sales Executive e-mail Address (if available) Reuters Client Administrator Name
               Reuters Client Administrator Id
               Reuters Client Administrator District Code
               Reuters Client Administrator e-mail Address

(b) Aether is responsible for collecting all order information necessary to properly support and track the Subscribers such that Reuters can verify compliance with this Agreement.

(c) Aether will store the information described in paragraphs (a) and (b) in its administration system and shall include the information provided in paragraph (a) in its MarketClip/AirBroker Monthly Report for each Unit sold to a Reuters Subscriber in such period.

(d)     For changes to services or orders:

        - Reuters is responsible for instructing Aether on all changes to a Subscriber order with respect to Reuters Subscribers, unless such changes are communicated directly to Aether by the Reuters Subscribers, in which event Aether shall be required to promptly notify the Reuters Sales Executive responsible for the initial sale.

        - Changes orders will be processed in the same manner and within the same time frames as new orders.

        - Aether is responsible for maintaining all changes to a Subscriber order on the Aether database.

3.   BILLING

(a) Aether shall bill all Reuters Subscribers monthly and shall require such Subscribers to remit payment no more than 30 after the invoice date. Such invoices shall itemize all charges including all taxes and exchange fees associated with such charges. With respect to Reuters Subscribers who are billed for the Product by credit card, Aether shall satisfy the foregoing requirement as follows: (i) for sales of Units and Activation Fees, Aether shall send the applicable Subscriber a detailed packing slip specifically enumerating fees and sales tax billed to such Reuters Subscriber and (ii) for ongoing monthly service fees, Aether shall generate a monthly report from Aether's credit card billing system, showing the detail of charges to Reuters Subscribers and specifically enumerating service fees, exchange fees (to the extent applicable) and sales tax billed to such Reuters Subscribers.

(b) Aether shall bill Aether Subscribers timely in order to meet the requirements of the relevant taxing authorities and Third Party Providers and to pay Reuters MarketClip Payments timely.

4.      PROVISIONING PROCESS MANAGEMENT AND COMMUNICATIONS

(a) The Reuters Sales Executive making a sale will advise Aether of order dispatch daily using Lotus Notes electronic mail. This advice will consist of the information set forth in Section 2 of this Schedule.

(b) Aether will confirm receipt of order information to such Reuters Sales Executive within 24 hours of the order being entered into the Aether database using Lotus Notes electronic mail.

(c) Aether will advise the designated Reuters Sales Executive and Reuters Central Finance Administrator of the actual ship date using Lotus Notes Electronic mail on the day the Unit(s) is (are) shipped or changes are made to a Reuters Subscribers' entitlements.

(d)     (i)    Aether will fulfill all new orders at the rate of 25 Units per business day.

        (ii) Aether requires a minimum of two (2) business days after order receipt to fulfill a new order;

        (iii) the maximum period to fulfill a new order will depend on the existing order backlog and size of the new order.

5.      DATA RECONCILIATIONS AND CONTROLS

        Reuters Finance will be responsible for monitoring the MarketClip/AirBroker Monthly Reports. To the extent Reuters Finance finds a discrepancy in such reports with Reuters internal reports, Aether will undertake corrective action within 5 business days of the notification from Reuters.

6.      PERFORMANCE STANDARDS

    a) Aether must permission existing Units for specified types of information within 24 hours of receipt of notice of permissioning changes requested by a Subscriber.

    b) Should Aether meet the time requirement as set out in Item 6(a) of this Schedule, but Reuters finds any permissioning inaccuracies, Aether will have a 24 hour period to make the necessary corrections from the time this correction is requested by Reuters.

                                   SCHEDULE G
                     AETHER LOCAL AREA NETWORK DESCRIPTION

        (a) The figure below provides a top level diagram of the Aether Technologies Local Area Network (ATLAN). The network uses Windows NT-based servers to provide the Service. Only those components shown as white boxes with shadowing constitute the ATLAN.

                                   [GRAPHIC]

        (b) All network operations center maintenance will be done by Aether network management personnel, and as necessary, qualified contractors.

        (c) The network operations aspect of the MarketClip application can be divided into 3 areas: Triarch (Reuters Data Feed), Aether internal private network, and Aether external public network. The installed Triarch system consists of two Reuters connections, one satellite feed to a SDS4 receiver and a dedicated 56K data line.

These connections terminate into the source server, which is an Intel-based PC. The source server has a direct connection into a Sun SparcStation20 running the Reuters Selectserver. The Selectserver shares a hub with the other MarketClip components connected to the Aether internal private network.

        (d) The internal network contains a HP Netserver where the MarketClip database resides. This server has two redundant power supplies, dual processors, redundant network interface cards, and dual SCSI channels that host a hot-swappable RAID 5 storage configuration. The server is connected to a firewall through a Cisco 4700 router which is backed up by a Cisco 4500. An identically configured machine backs up the firewall.

        (e) The external network consists of a Windows NT workstation running the UDP front end, and two WAN connections. The UDP front end is a single executable that can run on any machine configured with the appropriate IP address. One WAN connection is a T1 directly into Bell Atlantic. The other is a 56K connection into GTE. Aether intends to establish additional WAN connections with other wireless carriers. MarketClip traffic can be routed down any of these circuits.

        (f) Power to all of these devices is backed up by a three phase, 69 amp output UPS, which is backed up by a 3-liter diesel generator.

                                   SCHEDULE H
                       ENTITLEMENT PERMISSIONING PROCESS

1.      NON-RESTRICTED INFORMATION PERMISSIONING PROCEDURES

        (a) The permissioning of Information for all Units is the responsibility of Aether. This is controlled through the MarketClip Permissioning System ("MPS").

        (b) On receipt of the order requirements (following the process defined in Schedule F), Aether will initiate the assignment of an Internet Protocol
(IP) address for each device/modem ordered. The administration system will maintain a record of the device/modem serial number and IP address. This information, along with the desired service levels, and the approved Exchange entitlements are stored in the MPS database. Aether will select the appropriate device/modem, download the Reuters MarketClip software, setup the IP address in the modem, quality test, package, and ship to the Subscriber.

        (c) During Product operation, additional security measures by the wireless carriers will limit the unauthorized access to the Information. The wireless carriers have taken extensive measures to limit the possibility of fraudulent end-user devices from mimicking legitimate ones. Each time a user logs onto a carrier network with the wireless device, a counter is incremented on both the network and the wireless device. Each time the Unit signs on, it exchanges authentication credentials along with the counter. If the counter does not match between the wireless device and the Network, that device is permanently suspended. Only by calling the carrier directly, can the device become operational. Once authenticated, each Subscriber request for Information contains the IP address of the requesting Unit. When the request reaches the MarketClip services server, the MPS attempts to verify its IP address against a list of authorized IP addresses. If a match is not found, then the Subscriber's request is not processed. If a match is found, then the MPS proceeds to verify the Subscriber's request against the permissioning for the requesting device. If the Information requested falls within the Subscriber's current permissions then the request is processed and the Information sent back to the requesting Unit. Each Unit stores the Subscriber's current permissions. If the Subscriber makes a request for Information that does not fall within their current permission, the system sends a reply that informs the Subscriber they have requested Information they are not currently authorized to view.

2.      RESTRICTED DATA SET PERMISSIONING PROCEDURES

        (a) The Aether MarketClip Software will limit Subscribers from making requests for and accessing market information and news other than those presented in its menus and dialogue boxes. The release of this data as part of any product will require development of automated controls as efficient and effective as those that exist for Reuters Integrated Data Network delivered products.

                                   SCHEDULE I

                                PRODUCT SUPPORT

1.      CUSTOMER RESPONSE CENTER

        (a) Aether shall develop, implement and manage the Reuters MCRC.

        (b) "Support Hours" means 8:00 a.m. to 8:00 p.m. Monday through Friday (Eastern Time) except for Exchange holidays.

        (c) All Subscribers receiving the Product will contact the MCRC with any problems with the Product or Service. MCRC personnel will answer all telephone inquiries as "Reuters MarketClip Customer Support Center" and perform basic Unit and application trouble shooting for and with Subscribers.

        (d) If the MCRC does not receive a response back from the Reuters CRC within 15 minutes with a status of the datafeed outage, the MCRC will escalate the problem to the designated Reuters CRC Technical Manager.

        (e) Reuters will provide Aether with a maximum of 40 hours per year of Reuters classroom training for up to 3 individuals, as may be generally made available by Reuters, as related to the support of the Service delivered via the Network. Travel, accommodation, and living expenses of Aether personnel for these training sessions are the responsibility of Aether. The cost of additional courses required by Aether personnel will be agreed on a case by case basis.

        (f) MCRC personnel will use their best efforts to resolve all Subscribers' problems brought to their attention in an expeditious manner. Aether shall staff the MCRC with a sufficient number of qualified personnel to meet the requirements of the previous sentence.

2.      ESCALATION PROCEDURES

        (a) The MCRC will promptly report to the Reuters Customer Response Center "RCRC" via telephone all known datafeed outages between the Reuters Data Center and the Network.

        (b) The RCRC will provide the MCRC with a list of escalation contacts during and outside of the RCRC's operating hours, and will agree upon escalation procedures with Aether one month after execution of this Agreement.

        (c) The designated Technical Manager at the RCRC will be notified of all emergency upgrades or maintenance work on the Network.

        (d) Subject to the cooperation of the wireless communications carriers, Aether shall establish appropriate escalation procedures in the event of an outage in one of the wireless communications networks that support transmission of the Service to Subscribers.

        (e) Once Aether either determines or is notified of a significant outage in one of the wireless communications networks, it will execute the following generic escalation procedure with the affected wireless carrier. Aether will, at its sole discretion, determine what constitutes a significant outage in wireless network service. The exact procedure will vary from carrier to carrier.

               (i) The MCRC will log the reported outage and document major events, for subsequent reporting, during the carrier's effort to restore service.

               (ii) The MCRC will call the carrier's customer support center, open a trouble ticket and obtain an estimate of time to restore service. Aether's MCRC will work with the affected carrier, where appropriate, to help restore service.

               (iii) Within 30-minutes of opening a trouble ticket and obtaining an estimate of time to restore service, Aether's Contact Person shall inform Reuters' Contact Person of the outage, affected area(s), and estimated time to restore service.

               (iv) Within 30-minutes of opening a trouble ticket and obtaining an estimate of time to restore service, the MCRC will inform the assigned RCRC person of the outage, affected area(s), and the carrier's estimated time to restore service.

               (v) The MCRC will monitor the carrier's progress to restore service. If the estimated time to restore service has been exceeded, the MCRC will inform Aether's Contact Person.

               (vi) Aether's Contact Person will inform Reuters' Contact Person of the escalation within the carrier's organization, and the MCRC will update the RCRC.

               (vii) Once service is restored, the MCRC will close the log and summarize the event with the Aether Contact Person. The MCRC will contact the RCRC with the summary and the Aether Contact Person will review the summary of the event with the Reuters Contact Person.

                                   SCHEDULE J
                        AIRBROKER SUBSCRIPTION AGREEMENT

This Agreement is entered into as of the Effective Date (as defined below) by and between Aether Technologies International, L.L.C. ("Aether Technologies") and Subscriber for the provision of Financial Data Services.

1. Term. The term of this Agreement shall be for a period of one (1) year from the Effective Date automatically renewable for a term of one (1) year unless Subscriber informs Aether Technologies of its intention to terminate within thirty (30) days before the end of the first year.

2. Services. Subscriber acknowledges that Financial Data Services, and the fees therefor, are provided by Aether Technologies. Fees and expenses for Financial Data Services to be provided are set forth on the AirBroker Customer Subscription Authorization.

3.      Database Information.

        (1) The Financial Data Services enables Subscriber to access information, among other things, from various databases including, but not limited to, last sale information, quotation information, and other current securities information ("Database Information"). The Database Information is owned by certain other companies and entities, including but not limited to various securities markets, such as the American Stock Exchange, Inc., Chicago Board Options Exchange, Inc., New York Stock Exchange, Inc., Pacific Stock Exchange, Inc., Philadelphia Stock Exchange, Inc., National Association of Securities Dealers Automated Quotation system ("NASDAQ") and other stock exchanges, quotation facilities, and their affiliates, and Reuters America, Inc. ("Reuters"), and its affiliates (collectively, "Information Suppliers"), and is protected by copyright. The Database Information is provided solely for Subscriber's personal use, and may not be copied (except in connection with Subscriber's personal, non- commercial use of the Financial Data Services), retransmitted, sold or distributed in any way by Subscriber. The Database Information is and shall remain the property of the Information Suppliers or of a third party licensor of the Database Information to an Information Supplier. Subscriber shall not store the Database Information on any electronic media for a period of more than seven days.

        (2) Information Suppliers Disclaimer.The Information Suppliers have no liability for the accuracy or completeness of the Database Information furnished, or for delays or omissions therein. The Information Suppliers have proprietary rights in the Database Information; the Database Information is for Subscriber's personal, internal use only and shall not be redistributed to third parties. Subscriber agrees to be liable to the Information Suppliers for any and all losses, damages, liabilities, costs, charges, and expenses including reasonable attorneys' fees, arising out of any breach or alleged breach on Subscriber's part of the foregoing.

        (3) The Information Suppliers do not warrant the timeliness, sequence, accuracy or completeness of Database Information made available, or other market information or messages disseminated, by any Information Supplier. No Information Supplier will be liable in any way to any person for: (a) the content of the Database Information, including any inaccuracy, error, interruption or delay in, omission of or in, or defamatory statement in, (i) Database Information or (ii) the transmission or delay of any such Database Information; or (b) any loss or damage arising from or occasioned by (i) any such inaccuracy, error, delay or omission, (ii) non-performance (iii) interruption in any such Database Information in any case due either to any negligent act or omission by any Information Supplier or to any "force majeure" (i.e. any flood, extraordinary weather conditions, earthquake or any other Act of God, fire, war insurrection, riot, labor dispute, accident, action of government, communication or power failure or equipment or software malfunction) or any other cause beyond the reasonable control of any Information Suppler; or (iv) any decision made or action taken in reliance upon the Database Information, including any trading losses.

        (4) Subscriber agrees not to use or permit anyone to use Database Information for any unlawful purpose.

        (5) Subscriber agrees to be liable to the Information Suppliers for any and all losses, damages, liabilities, costs, charges and expenses, including reasonable attorneys' fees arising out of any breach or alleged breach of this license on Subscriber's part. Subscriber hereby agrees to indemnify, hold harmless and defend the Information Suppliers from and against any suit, or other proceeding at law or in equity, and from any claim, liability, loss, costs, damage or expense (including reasonable attorneys' fees) incurred by or threatened against any Information Supplier that arises out of this Agreement.

        (6) Subscriber hereby agrees that the Information Suppliers have the right to terminate the provision of Database Information to Subscriber or Aether Technologies with or without notice and that none of the Information Suppliers shall have any liability in connection therewith. Subscriber further agrees that Subscriber's receipt of the Database Information and this Agreement are subject to immediate termination in the event that the applicable agreement between Aether Technologies and such Information Supplier is terminated.

        (7) The foregoing limitations of liability, indemnification provisions and disclaimer of warranties are for the express benefit of the Information Suppliers, their predecessors, assigns, and successors, and each of them, which are relying upon the foregoing.

4. Credit Terms. Subscriber understands that it is subject to a credit check by Aether Technologies prior to activation of its NEI and that it must meet Aether Technologies established credit criteria. Subscriber further agrees that Aether Technologies may discontinue provision of Financial Data Services in the event that Subscriber does not adhere to the established credit policies and terms of this Agreement. Subscriber may charge its fees to a valid credit card, in which case Aether Technologies will bill the monthly charge for Financial Data Services to that card.

5. Equipment. Aether Technologies may, but shall not be obligated to, make available Equipment for purchase by Subscriber. In such event, Aether Technologies will provide to customer the terms and conditions for purchase of Equipment.

6. Financial Data Services Reporting and Billing. Payment for Financial Data Services is due within thirty (30) days of receipt of invoice. Overdue balances shall accrue a late payment fee equal to the lesser of one and one-half percent (1.5%) per month on any amount not paid when due, or the highest amount allowable by state law or tariff. The fee shall be paid every month on all outstanding balances and shall be prorated for each day that the payment is overdue. Such late payment fee will not be compounded monthly. If timely payment is not received in full, Aether Technologies may, at its sole option and without limiting any other remedy available under law in this Agreement, disconnect Financial Data Services, subject to a reconnection charge for service restoration. Subscriber shall be responsible for all charges incurred in connection with the provision of Financial Data Services hereunder.

7. Taxes. The amount of any present or future tax applicable to the sale of Financial Data Services shall be paid by Subscriber, or in lieu thereof, Subscriber shall furnish Aether Technologies with a tax-exemption certificate applicable to the appropriate taxing authorities. Aether may charge taxes directly to Subscriber, if Aether, in its sole discretion, determines that it is responsible for the collection of such taxes.

8.      Limitation of Liability

        (1) Aether Technologies shall not be liable to Subscriber hereunder for interruptions caused by failure of Financial Data Services, failure of communications, power outages, or other interruptions not within the complete control of Aether Technologies. There shall be no credit, reductions, or setoff against the charges for Financial Data Services for downtime or interruption of Financial Data Services unless such Financial Data Services interruption exceeds twenty-four (24) hours in duration. Aether Technologies shall provide a credit equal to one-thirtieth (1/30) of the recurring monthly charge for Financial Data Services for each twenty-four (24) hour period from the time of notice of interruption until Financial Data Services restoration, provided Aether Technologies receives notice of such interruption.

        (2) The liability of Aether Technologies for any cause whatsoever, including, but not limited to, any failure or disruption of Financial Data Services provided under this Agreement, regardless of the form of action, whether in contract or tort or otherwise , including negligence, shall be limited to an amount equivalent to the charges payable under this agreement for Financial Data Services during the period such claim arose.

        (3) Notwithstanding any provision contained herein, neither Aether Technologies nor any Information Supplier shall be liable to Subscriber for any special, consequential, exemplary, incidental or punitive damages of any kind, including, but not limited to, loss of business opportunity, loss of profits, or loss of the use of Equipment, regardless of whether such damages could have been foreseen or prevented.

9. Termination. Aether Technologies may terminate this Agreement if Subscriber fails to pay for Financial Data Services as set forth in this Agreement, or if Subscriber resells or attempts to resell use of Financial Data Services or Equipment provided pursuant to this Agreement or if Subscriber uses the Equipment for any purpose other
        than for the purposes intended by this Agreement.   Aether Technologies
        may, at its sole option, terminate the provision of Financial Data Services in any Market which Aether Technologies determines, in its best judgment, does not serve its business interests. If Subscriber terminates after the 30-day trial period, but prior to the expiration of the term, there will be a $50 cancellation charge. Upon termination, Subscriber shall destroy or erase any portion of the Database Information in its possession or control regardless of the medium in which it is stored.

10. SERVICE DISCLAIMER. AETHER TECHNOLOGIES, THE INFORMATION SUPPLIERS, AND THE WIRELESS CARRIERS MAKE NO WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED CONCERNING THE FINANCIAL DATA SERVICES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

11. Wireless Carrier Disclosures. Subscriber acknowledges and agrees that Aether Technologies will transmit the Financial Data Services by means of one or more wireless telecommunications carriers, chosen by Aether Technologies in its sole discretion, and including, without limitation, AT & T Wireless Data, Inc., Bell Atlantic NYNEX Mobile, [____], [Ameritech Mobile Communications, Inc.], or Bell South Wireless Data, [__] (each, a "Wireless Carrier"). Subscriber acknowledges and agrees to the following:

        (1) Subscriber has no property right in any number assigned to it.

        (2) Subscriber understands that Aether Technologies is an authorized reseller of Wireless Carrier wireless packet data service ("PDCD Service").

        (3) Subscriber understands and agrees that it has no contractual relationship whatsoever with any Wireless Carrier and that Subscriber is not a third party beneficiary of any agreement between Aether Technologies and any Wireless Carrier.

        (4) Subscriber understands and agrees that the Wireless Carriers will have no legal, equitable or other liability of any kind to Subscriber. In any event, each Wireless Carrier's total liability arising in connection with this Agreement (regardless of the form of the action) for any cause whatsoever (including but not limited to any failure or disruption of the CDPD Service provided hereunder) is limited to payment of damages in an amount equal to the proportionate fixed monthly charge payable for services provided to Subscriber under the Agreement for the period of service during which such damages occur.

        (5) Unless caused by the negligence of Aether Technologies or the Wireless Carrier, Subscriber will indemnify and hold the applicable Wireless Carrier (and its affiliated companies and any of their officers, employees and agents) harmless against all claims (including, without limitation, claims for libel, slander, copyright or patent infringement or any personal injury or death) arising directly or indirectly from Subscriber's use, failure to use, or inability to use the numbers assigned to it or the CDPD Service. This indemnity will survive the termination of this Agreement.

        (6) Although CDPD Service uses an encrypted technology, and the laws generally prohibit third parties from monitoring cellular transmissions, the Wireless Carriers cannot guarantee the security of data transmission. Neither any Wireless Carrier nor any underlying carrier shall be liable for any lack of security relating in any way to use of the Service or Subscriber's data transmissions.

        (7) Subscriber will not use the CDPD Service to transmit any communication where the message's transmission or distribution would violate any law, court order or regulation, or would likely be offensive to the recipient or recipients thereof.

        (8) Subscriber uses the content accessed by the CDPD Service at its own risk.

12. Force Majeure. Aether Technologies, the Information Suppliers, and the Wireless Carriers shall not be liable for any delays or failures to perform resulting directly or indirectly from Acts of God, any governmental authority, accidents and disruptions, including fires, explosives, breakdown of essential machinery or equipment, power shortages, transportation or storage delays, labor difficulties, or failure or delay in its usual source(s) of power, or any other cause which is beyond such person's reasonable control.

13. Regulations. This Agreement shall at all times be subject to the decisions, orders, statutes, and rules of the federal and state regulatory authorities which have jurisdiction over the Financial Data Services provided under this Agreement.

14. Amendment. This Agreement may be amended only in writing signed by both parties hereto.

15. Non-assignment. Subscriber may not assign this Agreement except with prior written consent of Aether Technologies.

16. Non-waiver. Failure by either party to this Agreement to enforce any right shall not constitute a waiver of such right or any other right and shall not prohibit the exercise of the same right at a future date.

17. Severability. In the event that any provision of this Agreement shall be found to be void or unenforceable, such finding shall not be construed to render any other provision of this Agreement either void or unenforceable.

18. Governing Law. This Agreement is entered into and shall be construed pursuant to the laws of the state of Maryland.

19. Entire Agreement. This Agreement, including all Exhibits, constitutes the entire and only agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous representations, promises or conditions, whether oral or in writing, of sales representatives or other personnel of Aether Technologies or any Information Supplier relating to the Financial Data Services.

20. NEIs. In connection with its provision of Financial Data Services hereunder, Aether Technologies shall provide Subscriber with an NEI to be associated with the provision of Financial Data Services. Subscriber shall acquire no proprietary interest in any such NEI designated for its use, and Aether Technologies reserves the right to change such NEIs or to re-assign such NEIs to other customers.

21.     Definitions

        (1) "Effective Date" means the date the AirBroker Customer Subscription Authorization and all attachments are received and accepted by Aether Technologies.

        (2) "Financial Data Services " means financial market data from various sources including but not limited to prices of publicly traded securities regulated under The Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, to be transmitted to Subscriber over wireless networks.

        (3) "Equipment" means equipment of a type accepted by the FCC for use on cellular communications systems and all products and accessories related thereto.

        (4) "Market" means the markets in which Aether Technologies provides Financial Data Services or the primary Market in which Subscriber receives services hereunder.

        (5) "NEI" means the network equipment identifier which is registered in Equipment certified for use with cellular digital packet data services.

                                   SCHEDULE K
                               REUTERS EQUIPMENT

        (a) Reuters has installed the following equipment (Reuters Equipment) at the Premises.

               (i) Select Feed Plus - AMS (all purpose market feed server), Intel-based controller

               (ii)   AT&T Paradyne Comsphere 3610 DSU

               (iii)  E070 Display, keyboard

        (b) Reuters will install at the Premises at their own expense a second set of Reuters Equipment to ensure redundancy.

                                   SCHEDULE L
                                MAJOR CUSTOMERS

[Reuters shall provide to Aether a list of its Major Customers within 10 days of the Effective Date.]

                                   SCHEDULE M
                               ESCROWED MATERIALS

The Escrowed Material shall consist of the following:

1. MarketClip client software for the HP 360LX and PalmPilot Professional
   Models.

2. MarketClip server software including interfaces to the Reuters Equipment.

3. MarketClip client software user's guide.

4. Details of the deposit; full name and version details, number of media items, media type and density, file or archive format, list or retrieval commands, archive hardware and operating system details.

5. Name and top-level functionality of each module/application of the Source
   Code.

6. Names and versions of development tools.

7. Documentation describing the procedures for building/compiling the software using the development tools.

8. Hardcopy directory listings of the contents of the media.

9. Name and contact details of employee(s) with knowledge of how to maintain and support the Source Code."

                                   SCHEDULE N
                            SAMPLE ESCROW AGREEMENT

                                ESCROW AGREEMENT

BETWEEN:

(1)  _____________________whose registered office is at         ("the Owner")

(2)  ___________________whose registered office is at         ("the Licensee");
     and

(3) NCC ESCROW INTERNATIONAL INC. whose registered office is at 12030 Sunrise Valley Drive, Suite 500, Reston, VA 21901 ("NCC")

PRELIMINARY:

(A) The Licensee has been granted a license (the License) to use a software package (the Package) comprising computer programs.

(B) Certain technical information and documentation ("the Source Code") describing the Package are the confidential property of the Owner and are required for understanding, maintaining and contracting the Package.

(C) The Owner acknowledges that in certain circumstances the Licensee may require possession of the intact version of the Source Code held under this Agreement.

It is agreed that:

1.   OWNER'S DUTIES AND WARRANTIES

1.1     The Owner shall:

        1.1.1 deliver a copy of the Source Code to NCC within 30 days of the date of this Agreement;

        1.1.2 at all times ensure that the Source Code as delivered to NCC is capable of being used to generate the latest version of the Package issued by the Owner to the Licensee and shall deliver further copies of the Source Code as and when necessary;

        1.1.3 deliver to NCC a replacement copy of the Source Code within 12 months of the last delivery; and

        1.1.4 deliver a replacement copy of the Source Code within 14 days of receipt of a notice served upon it by NCC under the provisions of Clause 3.1.5; and

        1.1.5 deliver with each deposit of the Source Code the Information detailed in Schedule 2.

1.2     The Owner warrants that:

        1.2.1 it owns the Intellectual Property Rights in the Source Code and has authority to enter into the Agreement;

        1.2.2 The Source Code lodged under Clause 1.1 shall contain all information in human-readable form and on suitable media to enable a skilled client-server software developer with additional expertise in middleware for wireless telecommunications to understand, maintain and correct the Package without the assistance of any other person.

2.      LICENSEE'S RESPONSIBILITIES

        The Licensee may from time to time notify NCC of any change to the Package that necessitates a replacement deposit of the Source Code.

3.      NCC'S DUTIES

3.1     NCC shall:

        3.1.1  hold the Source Code in a safe and secure environment;

        3.1.2 inform the Owner and the Licensee of the receipt of any copy of the Source Code;

        3.1.3 in accordance with the terms of Clause 8, perform those tests that form part of its Standard Verification Service from time to time;

        3.1.4 at all times, retain a copy of the latest verified deposit of the Source Code; and

        3.1.5 notify the Owner and the Licensee if it becomes aware at any time during the term of this

               Agreement that the copy of the Source Code held by it has been lost, damaged or destroyed.

3.2 NCC shall not be responsible for providing the delivery of the Source Code in the event of failure by the Owner to do so.

4.      PAYMENT

The Licensee will pay NCC's fees as detailed in Schedule 3.

5.      RELEASE EVENTS

5.1 Subject to the provisions of Clauses 5.2 and 5.3, NCC will release the Source Code to a duly authorized officer of the Licensee if any of the following events occur:

        5.1.1. the Owner (i) files a voluntary petition in bankruptcy or under any similar insolvency law; (ii) makes an assignment for the benefit of creditors; (iii) has filed against it any involuntary petition in bankruptcy or under any similar insolvency law if any such petition is not dismissed within sixty (60) days after filing; or (iv) has a receiver appointed for, or a levy or attachment made against, substantially all of its assets, if any such petition is not dismissed or such receiver or levy or attachment is not discharged within sixty (60) days after the filing or appointment; or

        5.1.2  the Owner ceases to do business in the ordinary course;

        5.1.3 following any event described in Section 5.1.1, to the extent the Source Code has not yet been released due to any prohibition by law or otherwise, in the event Owner breaches its obligations to provide, support, manage, or monitor the Package (including the Aether MarketClip Software, the Product and/or the System, each term as defined in the License Agreement) under the License Agreement.

5.2 The Licensee must notify NCC of the event(s) specified in Clause 5.1 by delivering to NCC a statutory or notarized declaration ("the Declaration") made by an officer of the Licensee attesting that such event has occurred and that the License was valid and effective up to the occurrence of such event and exhibiting:

        5.2.1 such documentation in support of the Declaration as NCC shall reasonably require;

        5.2.2  a copy of the License Agreement; and

5.3 Upon receipt of a Declaration from the Licensee claiming a release event under Clause 5.1.3;

        5.3.1 NCC shall send a copy of the Declaration to the Owner by registered mail; and

        5.3.2 unless within 14 days after the date of delivery of such copy to Owner, the Owner delivers to NCC a counter notice signed by a duly authorized officer of the Owner that no such failure has occurred or that any such failure has been rectified then NCC will release the Source Code upon receipt of the release fee stated in Schedule 3.

5.4 Where there is any dispute as to the occurrence of any of the events set out in Clause 5 or the fulfillment of any obligations referred to therein, such dispute will be referred at the request of either the Owner or the Licensee to arbitration in accordance with Clause 12.

6.      CONFIDENTIALITY

6.1 The Source Code shall remain the confidential property of the Owner and in the event that NCC provides a copy of the Source Code to the Licensee, the Licensee shall be permitted to use the Source Code for the purpose of understanding, maintaining and correcting the Package exclusively on behalf of the Licensee. The Licensee shall not use the Source Code for any other purpose nor disclose it to any person save such of employees or contractors who need to know the same in order to understand, maintain and correct the Package exclusively on behalf of the Licensee.

6.2 NCC agrees to maintain all information and/or documentation coming into its possession or to its knowledge under this

        Agreement in strictest confidence and secrecy. NCC further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and will not disclose or release it other than in accordance with the terms of this Agreement.

6.3 Termination of this Agreement will not relieve NCC or its employees or the Licensee or its employees from the obligations of confidentiality contained in this Clause 6.

7.      INTELLECTUAL PROPERTY RIGHTS

        The release of the Source Code to the Licensee will not act as an assignment of any Intellectual Property Rights that the Owner possesses in the Source Code.

8.      VERIFICATION

8.1 Subject to the provisions of Clauses 8.2 and 8.3, NCC shall have no obligation or responsibility to any person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, effectiveness or any other aspect of the Material.

8.2 Upon the Source Code being lodged with NCC, NCC shall perform those tests in accordance with its Standard Verification Service from time to time and shall provide a copy of the test report to the parties in this Agreement.

8.3 The Licensee shall be entitled to require NCC to carry out a Full Verification. Any reasonable charges and expenses incurred by NCC in carrying out the Full Verification will be paid by the Licensee.

9.      NCC'S LIABILITY

9.1 NCC shall not be liable for loss or damage caused as a result of any action carried out by NCC in good faith as reasonably believing it to be within the authorities conferred by this Agreement.

10.     TERMINATION

10.1 NCC may terminate this Agreement after failure by the Licensee to comply with a 30-day written notice from NCC to pay any outstanding fees.

10.2 NCC may terminate this Agreement by giving 60 days written notice to the Owner and the Licensee. In that event, the Owner and the Licensee shall appoint a mutually acceptable new custodian on terms similar to those contained in this Agreement.

10.3 If a new custodian shall not have been appointed within 30 days of delivery of any notice issued by NCC, in accordance with the provisions of Clause 10.2, the Owner or the Licensee shall be entitled to request the President for the time being of the British Computer Society to appoint a suitable new custodian upon such terms and conditions as he shall require. Such appointment shall be final and binding on all parties.

10.4 If the License has expired or has been lawfully terminated, this Agreement will automatically terminate on the same date.

10.5 The Licensee may terminate this Agreement at any time by giving written notice to the Owner and NCC.

10.6 The Owner may only terminate this Agreement with the written consent of the Licensee.

10.7 This Agreement shall terminate upon release of the copy of the Material to the Licensee in accordance with Clause 8.

10.8 Upon termination under the provisions of Clauses 10.2, 10.4, 10.5 or 10.8, NCC will deliver the Source Code to the Owner. If NCC is unable to trace the Owner, NCC will destroy the Source Code.

10.9 Upon termination under the provisions of Clause 10.1, the Source Code will be available for collection by the Owner from NCC for 30 days from the date of termination. After such 90 day period, NCC will destroy the Source Code.

10.10 NCC may forthwith terminate this Agreement and destroy the Source Code if it is unable to trace the Owner having used all reasonable endeavors to do so.

11.     BANKRUPTCY

11.1 The owner and the Licensee acknowledges that this Agreement is an Agreement supplementary to the License as provided in Section 365(n) of Title II, United States Code ("Bankruptcy Code"). The Owner acknowledges that if the Owner, as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code, rejects the License Agreement or this Agreement, the Licensee may elect to retain the rights under the License Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the Licensee to the Owner or the Bankruptcy Trustee, the Owner or such Bankruptcy Trustee shall not interfere with the right of the Licensee as provided in the License Agreement and this Agreement including the rights to obtain the Source Code from NCC. If the Trustee rejects the License Agreement or this Agreement and Licensee elects to retain its rights, upon written request of Licensee to the Trustee, Trustee shall provide the Source Code to Licensee.

12.     ARBITRATION

12.1 Where there is any dispute as to the occurrence of any of the events set out in Clause 5.1 or the fulfillment of any obligations detailed in that Clause, such dispute shall be submitted to and settled by an arbitrator chosen by NCC from the [Virginia Office] of the American Arbitration Association in accordance with the rules of the American Arbitration Association. The arbitrator shall apply [Virginia] law. The arbitrator shall be reasonably familiar with the computer software industry. The decision of the arbitrator shall be binding and conclusive on all parties involved and judgment upon his decision may be entered in a court of competent jurisdiction. All costs of the arbitration incurred by NCC, including reasonable attorneys' fees and costs, shall be paid by the party which does not prevail in the arbitration; provided, however, if the arbitration is settled prior to a decision by the arbitrator, the Owner and the Licensee shall each pay 50% of all such costs.

13.     TERM OF THE AGREEMENT

        This Agreement shall have an initial term of two (2) years. The term shall be automatically renewed on a yearly basis thereafter, unless Owner, Licensee or NCC notifies the other parties in writing at least forty-five (45) days prior to the end of the then current term of the intention to terminate this Agreement.

14.     WAIVER

        Any term of this Agreement may be waived by the party entitled to the benefits thereof, provided that any such waiver must be in writing and signed by the party against whom the enforcement of the waiver is sought. No waiver of any condition, or of the breach of any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver of that right or remedy.

15.     MODIFICATION OR AMENDMENT

        Any modification or amendment of any provision of this Agreement must be in writing, signed by the parties hereto and dated subsequent to the date hereof.

16.     HEADINGS

        The heading appearing at the beginning of the sections contained in this Agreement have been inserted for identification and reference purposes only and shall not be used to determine the construction or interpretation of this Agreement.

17.     SEVERABILITY

        If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

18.     COUNTERPARTS

        This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

19.     INDEMNITY

        Owner and Licensee shall, jointly and severally, indemnify and hold harmless NCC and each of its directors, officers, agents, employees and stockholders ("NCC Indemnities") absolutely and forever, from and against any and all claims, actions, damages, suits, liabilities, obligations, costs, fees, charges and any other expenses whatsoever, including reasonable attorneys' fees and costs, that may be asserted against any NCC Indemnitee in connection with this Agreement or the performance of NCC or any NCC Indemnitee hereunder, unless such loss arises or results as a direct consequence of the gross negligence or willful misconduct of NCC or any NCC Indemnitee.

20.     GENERAL

20.1 This Agreement shall be governed by and construed in accordance with the laws of the [State of Virginia.]

20.2 This Agreement represents the whole agreement relating to the escrow arrangement between the parties for the Source Code and supersedes all prior arrangements, negotiations and undertakings, written or oral.

20.3 All notices or communications to be given to the parties under this Agreement shall be determined to have been duly given or made when delivered personally or 7 days after posting or if sent by facsimile, 12 hours after dispatch to the party to which such notice or communication is required to be given or made under this Agreement addressed to the principal place of business or for companies based in the UK, the registered office.

                                   SCHEDULE 1

THE SOURCE CODE

The source code of the Package known as _______ to be supplied on

                                   SCHEDULE 2


SOURCE CODE:  TECHNICAL INFORMATION

THE SOURCE CODE SHALL BE SUPPLIED WITH DETAILS OF THE FOLLOWING:



1.    MarketClip client software for the HP 360LX and PalmPilot Professional
      Models.

2.    MarketClip server software including interfaces to the Reuters Equipment.

3.    MarketClip client software user's guide.

4. Details of the deposit; full name and version details, number of media items, media type and density, file or archive format, list or retrieval commands, archive hardware and operating system details.

5.    Name and top-level functionality of each module/application of the Source
      Code.

6.    Names and versions of development tools.

7. Documentation describing the procedures for building/compiling the software using the development tools.

8.    Hardcopy directory listings of the contents of the media.

9. Name and contact details of employee(s) with knowledge of how to maintain and support the Source Code.

                                   SCHEDULE 3

                                   NCC'S FEES

DESCRIPTION                                                              FEE
-----------                                                              ---

1.      Initial Fee                                                      1000
        (payable on completion of this Agreement

2.      Annual Fee                                                        800
        (payable on completion of this Agreement
        and on each anniversary thereafter)

3.      Update Fee                                                        100
        (per update after the first 4 updates per annum)

4.      Storage Fee                                                       100
        (per annum, per cubic foot payable if the source
        code exceeds 1 cubic foot)

5.      Release Fee                                                       600
        (plus NCC's reasonable expense)


Signed on behalf of:  AETHER TECHNOLOGIES INTERNATIONAL, L.L.C.

Name:
       --------------------------------       ------------------------------
                                                  (Authorized Signature)

Position:
           ----------------------------


Signed on behalf of:  REUTERS AMERICA INC.

Name:
       --------------------------------       ------------------------------
                                                  (Authorized Signature)

Position:
           ----------------------------

Signed on behalf of:  NCC ESCROW INTERNATIONAL, INC.


Name:
       --------------------------------       ------------------------------
                                                  (Authorized Signature)

Position:
           ----------------------------

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                                   SCHEDULE O

                             I. REUTERS TRADEMARKS


[MARKETCLIP REUTERS GRAPHIC]


                               [REUTERS GRAPHIC]

                         II. TRADEMARK USAGE GUIDELINES

               Graphical Uses of Aether, Reuters and Reuters MarketClip Logos.

   [AETHER LOGO]

1. The Aether logo will always be accompanied by the tag line "Network Services by," as depicted above, when used on materials relating to Reuters MarketClip. Aether logo and tag line shall not be required to be used on advertisements or promotional materials featuring Reuters MarketClip where Reuters determines in its reasonable discretion that the need for simplicity or the lack of space makes it advisable to omit the Aether logo and line. Likewise, Reuters corporate logo shall not be required to be used if Aether makes a similar determination. However, the Reuters MarketClip logo should always appear on such material in one of its approved forms.

2. To avoid brand confusion, Aether logo must always be considerably smaller and less prominent than the "Reuters MarketClip" logo. Generally, recommended size is 1 inch square. When the Reuters corporate logo is used in an ad or other promotional piece which also features the Aether logo, these two logos shall be approximately the same height, so that neither dominates the other.

3. Aether logo and line are not part of the logo, nor do they constitute a tag line. They should not appear directly underneath or close to the Reuters MarketClip logo. In a page layout, they should appear in a different quadrant than the MarketClip logo.

4. Aether logo and line will be reproduced in the official logo colors (black and PMS blue 286) or all in black, depending on the usage.

5. Aether logo and line may appear on MarketClip product literature, manuals and web site pages only in a lower corner (right or left).

6. To avoid customer confusion, communications to MarketClip customers by Aether shall always be on Reuters MarketClip logo letterhead which includes both the Reuters MarketClip logo and the Aether logo and which also includes the Aether contact information.

7. In text, the word MarketClip shall always be preceded by Reuters, and should never by preceded by Aether or used without mention of Reuters (unless repeated in a paragraph where Reuters MarketClip has been previously mentioned).

8. The following language shall be included wherever the Reuters MarketClip trademark is used: "Reuters MarketClip is a trademark, and Reuters and the dotted and sphere logos are registered trademarks, of Reuters Limited." The first use of Reuters MarketClip in a piece should be followed by the "TM" symbol.

9. In each release of the Aether MarketClip Software, one of the two approved low-res bitmap forms of the Reuters MarketClip logo shall appear on the "Splash" screen (the first screen to appear when the user logs on) and on the "About" screen in the upper left corner. These two logos have been provided to Aether as the following documents: MKLOG127.BMP (dated 2/27/98) and MKTLO188.BMP (also dated 2/27/98), respectively.

In addition, the "About" screen and the "Splash" screen should also include a shared copyright statement (e.g., "Copyright 1998 Aether Technologies and Reuters Limited"), and the trademark statement: "Reuters and the dotted and sphere logos are registered trademarks, and Reuters MarketClip is a trademark, of Reuters Limited."

Other product screens and dialog boxes shall include the full product name "Reuters MarketClip" in the title bar or status bar, except where including them would significantly impede a user's ability to see a meaningful display of financial information, or where the operating system prevents the display of this number of characters.

All news headlines and news story displays will include an attribution to Reuters.

Aether and Reuters also agree to explore other product branding opportunities such as the possibility of silk-screening the Reuters MarketClip logo on the hardware unit. These uses will employ the higher-resolution versions of the logo as described in point 10 below.

10. In print, one of the following high-resolution Reuters MarketClip logo files which have been previously provided to Aether shall be used -- MKTLOGO.EPS, dated 2/24/98, which is a two-color file (PMS blue 286 and PMS orange 152), or MKLOGBW.EPS, dated 3/4/98, which is a black and white version of the logo. The preferred positioning of this logo is in a left-hand or right-hand corner. Except where costs or the medium prohibit color, MKTLOGO.EPS (the color file) shall be used.

11. In print, one of the three following high-resolution Reuters corporate logos files which have been previously provided to Aether shall be used -- SIG_COL.EPS, dated 1/20/97, which is a two-color file (PMS blue 286 and PMS orange 152), or SIG_BLK.EPS, dated 1/20/97, which is a black version of the logo, or SIG_WHT.EPS, dated 1/20/97, which is a white version of the logo for use against a dark background. A clear, empty space equal to no fewer than 10 of the Reuters dots shall be left around this logo on all sides. The Reuters corporate logo shall be positioned in a left-hand or right-hand corner of a page or other display area.

12. All uses of the Reuters logo shall abide by any other written standards as set forth by Reuters.

                                   SCHEDULE P
                       MARKETCLIP SUBSCRIPTION AGREEMENT


[REUTERS GRAPHIC]


REUTERS MARKETCLIP(TM) SUBSCRIBER AGREEMENT

CLIENT NAME:                              ("Subscriber")

STREET:

CITY/STATE/ZIP:

REUTERS AMERICA INC., ("REUTERS") WITH OFFICES AT 1700 BROADWAY, NEW YORK NEW YORK 10019 AND SUBSCRIBER, BY THEIR SIGNATURES BELOW AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, REUTERS WILL SUPPLY THE PRODUCT TO SUBSCRIBER.

THIS AGREEMENT INCORPORATES ALL OF THE SCHEDULES ATTACHED. SUBSCRIBER AGREES IT HAS READ AND AGREES TO ALL OF THE ATTACHED AND INCORPORATED TERMS AND SCHEDULES.


ACCEPTED: [SUBSCRIBER]                              ACCEPTED:   REUTERS AMERICA INC.

BY:                                           BY:
             ------------------------------             -------------------------------------

NAME:                                         NAME:
             ------------------------------             -------------------------------------

TITLE:                                        TITLE:
             ------------------------------             -------------------------------------

DATE:                                         DATE:
             ------------------------------             -------------------------------------

1.    DEFINITIONS

"ACTIVATION CHARGE" means the one-time charge Reuters will levy on Subscribers for each unit of the Product subscribed for pursuant to this Agreement, as set out in the Schedule.

"AGREEMENT" means this agreement together with its Schedules.

"AGREED LEVEL" means the percentage change in the most recently published consumer price index for all urban consumers as issued by the Bureau of Labor Statistics of the U.S. Department of Labor in the New York, New Jersey metropolitan area as compared with that index published 12 months earlier.

"CHARGES" means the Service Fees and any related charges.

"DOCUMENTATION" means the user guide and related documentation for the Product.

"EQUIPMENT" means the portable units and wireless modems purchased by the Subscriber from Reuters or owned by the Supplier and which are used to access the Service. The makes of Equipment that will enable access to the Service are set out in the Schedule.

"INFORMATION PROVIDERS" means a client of Reuters or other third party, including any stock, futures or commodity exchange whose data is contained in the Service.

"MESSAGE" means any electronic communication, regardless of the medium in or on which it is recorded, sent or to be sent (i) by the Subscriber or on the Subscriber's behalf; (ii) by or on behalf of a User; or (iii) to the Subscriber or a User.

"PRODUCT" means Reuters MarketClipTM, which consists of the Software, and Documentation, and the Service as accessed by means of the Equipment.

"REUTERS GROUP" means Reuters Group Plc and any of its direct or indirect subsidiaries.

"SERVICE" means the Reuters information service specified in the Schedule, which will consist of data supplied by Reuters and by Information Providers.

"SERVICE FACILITATOR" means any third party Reuters uses to deliver the Product to the Subscriber.

"SERVICE FEES" means the monthly charges Reuters makes to Subscriber for the supply of each unit of the Product as specified in the Schedule.

"SERVICE HOURS" means the hours, set out in the Schedule, during which Reuters will provide Support to the Subscriber.

"SOFTWARE" means the application software that needs to be loaded onto the Equipment in order for the Equipment to access the Service.

"USER" means any person designated by the Subscriber as being entitled to use the Product.

"VIRUS" mean any code or device which may impair or otherwise adversely affect the operation of any computer, prevent or hinder access to or the operation of any program or data (whether by rearranging within the computer or any storage medium or device, altering or erasing the program or data in whole or in part, or otherwise), including computer viruses, worms, trojan horses and other similar things.

"WIRELESS CARRIERS" has the meaning set out in Section 15.1.

2.    SCOPE

2.1 In consideration of the payment of the Service Fees, Reuters will supply the Subscriber with access to the Product by means of the Equipment, for use in those areas of the United States where wireless packet data telecommunications coverage is available.

2.2 The Service will be provided either on Equipment sold to the Subscriber by Reuters in accordance with the terms of Section 11, or on Equipment which the Subscriber owns and onto which Reuters loads the Software to access the Service.

2.3 If during the term of this Agreement, the Subscriber wishes to subscribe to additional units of the Product, it may do so by completing an additional Schedule to this Agreement, which will become effective once countersigned by Reuters.

3.    TERM

This Agreement will take effect from the date of signature by Reuters and will continue for an initial term of one year. This Agreement will automatically renew for further periods of one year unless either party gives the other 90 days written notice of its intention not to renew prior to the expiration of the initial term or any further term.

4.    USE OF THE PRODUCT

4.1 The Subscriber will ensure that each User will comply with the terms of this Agreement, and the Documentation, as amended from time to time, and any instruction issued by Reuters with respect to the use of the Product.

4.2 The Subscriber will immediately notify Reuters if any User ceases to be a User, and will use the Subscriber's best efforts to prevent that person from accessing the Product. The Subscriber will administer any addition and deletion of Users and Equipment serial numbers, and will promptly notify Reuters of such changes in writing.

4.3 Reuters will be entitled, on reasonable grounds, including the reasonable belief of fraud by any User in their use of the product to terminate access to the Service by that User.

4.4 The Subscriber will ensure that Users do not redistribute or transmit any information or other content obtained from the Service other than limited extracts of such information or content distributed in response to their customers' specific ad-hoc inquiries, provided that such extracts are attributed to Reuters and are not automatically redistributed from the Product.

4.5 The Subscriber understands and agrees that the information contained in the Service will not be updated unless and until the User sends a request for updated information.

4.6 Reuters grants the Subscriber a non-exclusive, non-transferable license to use the Software contained as part of the Product, provided the Subscriber does not:

(a) make available or distribute all or any part of the Software or Documentation to any third party whether by assignment, sublicense or by any other means; or

(b) copy, adapt, reverse engineer, decompile, disassemble, or modify, in whole or in part, any of the Software, except as allowed by this Agreement;

5.    CHARGES

5.1 The Subscriber will pay the Service Fees and Activation Charge for each individual unit of the Product made available by Reuters to the Subscriber, and the following related charges:

(a) charges for data forming part of the Service supplied by Information Providers;

(b) all applicable taxes and duties (excluding any taxes imposed on the income of Reuters), payable in respect of the Product.

5.2 Reuters will endeavor to provide reasonable notice of any change to the related charges referred to in Section 5.1, but the Subscriber agrees that these may change at any time without notice if the charge is imposed on Reuters by any third party.

5.3 The Service Fees for each unit of the Product are payable from 3 business days after the shipment of the Equipment to the Subscriber. Reuters will invoice the Subscriber for the Charges. The Subscriber will pay the Charges in full within the time specified on the invoice. Unless otherwise specified in the

Schedule, Charges are payable monthly in advance.

5.4

(a) Reuters may adjust or change the basis of calculation of the Service Fees for the Product on not less than 3 months' prior notice, to take effect on January 1 of the following year.

(b) The Subscriber may cancel the Product if the Service Fees taken over the 12 months preceding the date of Reuters notice referred to in Section 5.4(a) are to be increased above the Agreed Level.

(c) If the Subscriber chooses to exercise the right to cancel in Section 5.4(b), the Subscriber must give Reuters written notice within 30 days of the date of our notice referred to in Section 5.4(a) and the Product will be canceled on the date on which the Service Fees would have increased.

5.5 As a condition to Subscribers receipt of the Product, Reuters may require a security deposit or irrevocable bank guarantee from the Subscriber. Reuters may use the security deposit or invoke the bank guarantee to recover any overdue Charges.

6.    TERMINATION

6.1 Either party may terminate the Agreement in whole or in part by written notice if the other is in breach of any of its material obligations under the Agreement and fails to remedy such breach within 30 days of written request.

6.2 Either party may terminate the Agreement immediately and without notice if the other makes an assignment for the benefit of its creditor, files or has filed against it at a petition under any bankruptcy, insolvency, reorganization or similar law, seeks a trustee or receiver appointed for any of its property or commences (by resolution or otherwise) the liquidation or winding-up of its affairs.

6.3 Reuters may cancel the Product or a part of the Service delivered via the Product, as the case may be, by written notice to the Subscriber if the provision of all or part of the Product or Service;

(a) depends on an agreement between a Reuters Group member and a third party and that agreement is modified or terminated for any reason or breached by the third party and as a result Reuters are unable to continue to provide all or part of the Product or Service upon terms reasonably acceptable to Reuters; or

(b) becomes illegal or contrary to any requirement of any exchange or regulatory authority.

6.4 Reuters may, on 6 months' written notice, cease providing the Product if Reuters withdraws it from sale in the United States.

6.5 If Sections 5.4(c), 6.3 or 6.4 applies Reuters only obligation to the Subscriber will be to refund the part of the Service Fees paid in advance for the canceled part of the Product.

6.6   If the Subscriber:

(a)   cancels any Product other than when permitted by the Agreement; or

(b) is in breach of any payment obligation under the Agreement entitling Reuters to terminate this Agreement,

Reuters will be entitled to recover from the Subscriber as liquidated damages an amount equal to 75% of the relevant Service Fees which would have been payable until the end of the current term. Both parties agree that this constitutes a realistic pre-estimate of Reuters loss and will not be construed as a penalty.

6.7 Upon expiration or termination of the Agreement in whole or in part, unless otherwise specifically agreed between the parties, the Subscriber must delete any Software supplied with the terminated Product and, if requested by Reuters, certify the deletion in writing.

7.    LIABILITY

7.1 Although Reuters will use all reasonable endeavors to ensure the accuracy and reliability of the Services delivered via the Product, neither Reuters nor any other member of the Reuters Group, nor any Information Provider, nor any Service Facilitator or other third party supplier will be liable for any loss or damage in connection with the provision of or failure to provide the Services except as set out in Section 7.3.

7.2 The Subscriber further acknowledges and accepts that due to the inherent limitations of wireless packet data telecommunications, neither Reuters nor any Service Facilitator nor Wireless Carrier guarantees the reception of the Service via the Equipment in any location.

7.3   The Reuters Group accepts liability only for:

(a)   death or personal injury caused by Reuters negligence; or

(b) any other direct loss or damage caused by Reuters gross negligence or willful misconduct.

7.4 EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, WARRANTIES OR UNDERTAKINGS, WHETHER ORAL OR IN WRITING, INCLUDING WARRANTIES AS TO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED.

7.5 NEITHER REUTERS, NOR ANY MEMBER OF THE REUTERS GROUP, NOR ANY INFORMATION PROVIDER, NOR ANY SERVICE FACILITATOR OR OTHER THIRD-PARTY SUPPLIER WILL BE LIABLE TO THE SUBSCRIBER OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT.

7.6 The Subscriber agrees to indemnify Reuters, its affiliates, agents, Service Facilitators and third party suppliers from any loss, claims or damages (including reasonable attorney's fees) arising from the Subscribers breach of Sections 4.2, 4.4 or 4.6.

7.7 To the extent permitted by law and except for Section 7.3(a), under no circumstances will Reuters or any Service Facilitators liability under the Agreement exceed 1 year's Service Fees for the Product, regardless of the cause or form of action.

7.8 Neither party, nor any Service Facilitator will be held liable for any loss or failure to perform an obligation due to circumstances beyond its reasonable control. Should such circumstances continue for more than 3 months, either party may terminate this Agreement.


8.    SUBSCRIBER OBLIGATIONS

8.1 The Subscriber will:

(a) not, without Reuters prior written consent, make any alteration, addition, connection or interface to the Product;

(b) enter into any applicable Exchange agreements necessary to use the product prior to receiving the Service; and

(c)   comply with the requirements of the Wireless Carriers specified in
      Section 15.

9.    OWNERSHIP RIGHTS

The Subscriber acknowledges and agrees that the copyright, patent, trade secret, and all other intellectual property rights of whatever nature in the Product, the Software and the Documentation will remain the property of Reuters or its suppliers, as the case may be, and nothing in this Agreement should be construed as transferring any aspects of such rights to the Subscriber or any third party.

10.   SUPPORT

10.1 Reuters will provide support for the Product during the Service Hours, which will consist of telephone hot-line access via a toll free number. There will be no support provided for the Equipment except as set out in Section 13.


10.2 The Subscriber will not permit any person other than Reuters authorized personnel, agents or sub-contractors to provide support for the Product.

11    PURCHASE OF THE EQUIPMENT

11.1 If indicated in the Schedule, the Subscriber will purchase and Reuters will sell the Equipment to the Subscriber. If Reuters sells the Equipment to the Subscriber the following will apply:

(a) Subscriber agrees to pay the purchase price set out in the Schedule for each unit of the Equipment being purchased. The purchase price for the Equipment is exclusive of all sales or other similar taxes payable in respect of the Equipment, which the Subscriber agrees to pay;

(b) Reuters or its designee will ship the Equipment to the location specified on the Schedule;

(c) title to the Equipment will pass to the Subscriber on payment in full of the purchase price for the Equipment;

(d) risk of loss or damage to the Equipment will pass to the Subscriber upon delivery of the Equipment to the location specified in the Schedule;

(e) Subscriber understands and agrees that all logos or nameplates of Reuters or Reuters affiliates, Service Facilitators, vendors or sub-contractors may not be removed, defaced or obstructed from view during the term of this Agreement. Upon expiration or termination of the Agreement, Subscriber agrees to remove from the Equipment and return any Reuters logos and/or items labeled "MarketClip" to Reuters.

(f) Subscriber understands that the Equipment is being sold "as is". THERE ARE NO WARRANTIES, CONDITIONS, GUARANTIES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED, IN LAW OR IN FACT, ORAL OR IN WRITING, MADE BY REUTERS, ITS SERVICE FACILITATORS, VENDORS OR SUB-CONTRACTORS, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT THAT REUTERS AGREES TO ASSIGN ANY APPLICABLE MANUFACTURERS WARRANTIES TO THE SUBSCRIBER. THE SUBSCRIBER HEREBY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY WARRANTY, CONDITION, GUARANTY OR REPRESENTATION MADE BY REUTERS.

12.   PROCESS IF SUBSCRIBER OWNS EQUIPMENT

12.1 If the Subscriber owns Equipment that meets the specifications to be able to access the Service, and wishes Reuters to make the Product available over that Equipment, Reuters will either:

(a) ship the Subscriber a modem to access the Service together with a CD containing the Software which the Subscriber may load onto a PC and then download onto the Equipment. The Subscriber agrees it will only download as many copies of the Software onto the Equipment as it has paid for as set out in the Schedule; or

(b) the Subscriber may ship the Equipment to Reuters or its designee as directed by Reuters and Reuters will load the Software onto the Equipment and ship it back to the Subscriber. The Subscriber acknowledges it will be responsible for backing-up any personal data stored on the Equipment before shipment to Reuters.

12.2 If the Subscriber ships any Equipment to Reuters or its designee pursuant to Section 12.1(b), Reuters will only be responsible for any loss or damage to that Equipment while at the site of Reuters or its designee caused by the gross negligence or willful misconduct of Reuters or its designee.

13.   SUPPORT FOR THE EQUIPMENT

13.1 If the Subscriber has purchased the Equipment from Reuters, and the Equipment malfunctions within 30 days of receipt of the Equipment by the Subscriber, the Subscriber may call the Reuters toll free support number and Reuters will make reasonable commercial efforts to diagnose the problem over the phone. If Reuters determines that the problem is due to a malfunction with the Equipment, the Subscriber may return the Equipment to Reuters and Reuters will replace the malfunctioning Equipment with a fully functional unit of the Equipment, within 5 business days of the receipt of the malfunctioning Equipment at the Reuters repair center. The troubleshooting of Equipment over the telephone has limitations and therefore Reuters reserves the right to charge the subscriber a handling fee if units of the Equipment that are sent to Reuters for service, are determined to not be defective upon inspection by Reuters. The Subscriber acknowledges it will be responsible for backing-up any personal data stored on the Equipment before shipment to Reuters.

13.2 If a problem occurs with the Equipment after the 30 days period referred to in Section 13.2, or if a problem occurs with an item of Equipment which the Subscriber did not purchase from Reuters, the Subscriber may call the Reuters toll free support number, but if Reuters determines that the problem with the Product is due to a malfunction with the Equipment, the Subscriber acknowledges that it is the Subscriber's responsibility to get the Equipment repaired by an authorized repair facility or replaced. If the Subscriber calls the Reuters toll free support number, Reuters will provide the Subscriber with information concerning the location and telephone number of an authorized repair facility.


14.   USE OF ELECTRONIC MAIL VIA THE PRODUCT

14.1 If and when the Product allows the sending and receipt of wireless electronic mail the following will apply:

(a) personal data on Users will be required. It will be necessary for the Subscriber to obtain the consent of each of the Subscriber's Users, to Reuters holding their personal data on Reuters host computer and making it available to other users, before they will be allowed to use the Product for the purpose of sending electronic mail;

(b) the Subscriber will ensure that any Message that the Subscriber or any of the Subscriber's Users sends does not contain any material which could be considered misleading, deceptive, defamatory or obscene;

(c) the Subscriber accepts that Messages are not attributable to or endorsed by Reuters or any Service Facilitator; and

(d) the Subscriber must use all reasonable efforts to ensure that no Message attachment or file sent by any User contains any Virus. To reduce the possibility that a message attachment or file sent by a User might contain a virus, the Subscriber and the Subscriber's Users are not permitted to send any

      Messages containing any executable file or program.

15.   REQUIREMENTS OF WIRELESS PACKET DATA TELECOMMUNICATION PROVIDERS

15.1 The Subscriber acknowledges and agrees the following in relation to the Wireless Carriers that:

(a) Reuters will transmit the Service by means of one or more wireless telecommunications carriers, chosen by Reuters in its sole discretion, and including, without limitation, AT & T Wireless Data, Inc., Bell Atlantic Mobile, or Bell South Wireless Data, (each, a "Wireless Carrier");

(b)     Subscriber has no property right in any number assigned to it;

(c) Subscriber understands that Reuters or its Service Facilitator is an authorized reseller of Wireless Carrier wireless packet data service (" Wireless Packet Data Service");

(d) Subscriber understands and agrees that it has no contractual relationship whatsoever with any Wireless Carrier and that Subscriber is not a third party beneficiary of any agreement between Reuters, its Service Facilitator and any Wireless Carrier;

(e) Subscriber understands and agrees that the Wireless Carriers will have no legal, equitable or other liability of any kind to Subscriber. In any event, each Wireless Carrier's total liability arising in connection with this Agreement (regardless of the form of the action) for any cause whatsoever (including but not limited to any failure or disruption of the Wireless Packet Data Service provided hereunder) is limited to payment of damages in an amount equal to the proportionate fixed monthly charge payable for services provided to Subscriber under the Agreement for the period of service during which such damages occur;

(f) unless caused by the negligence of Reuters or the Wireless Carrier, Subscriber will indemnify and hold the applicable Wireless Carrier (and its affiliated companies and any of their officers, employees and agents) harmless against all claims (including, without limitation, claims for libel, slander, copyright or patent infringement or any personal injury or death) arising directly or indirectly from Subscriber's use, failure to use, or inability to use the numbers assigned to it or the Wireless Packet Data Service. This indemnity will survive the termination of this Agreement;

(g) although Wireless Packet Data Service uses an encrypted technology, and the laws generally prohibit third parties from monitoring cellular transmissions, the Wireless Carriers cannot guarantee the security of data transmission. Neither any Wireless Carrier nor any underlying carrier shall be liable for any lack of security relating in any way to use of the Service or Subscriber's data transmissions;

(h) Subscriber will not use the Wireless Packet Data Service to transmit any communication where the message's transmission or distribution would violate any law, court order or regulation, or would likely be offensive to the recipient or recipients thereof; and

(i) Subscriber uses the content accessed by the Wireless Packet Data Service at its own risk.

16.   MISCELLANEOUS

16.1 Certain parts of the Product will be subject to United States and other country's export regulations for high technology goods. The Subscriber warrants that it is not subject to any restriction on delivery of the Product and agrees to comply with such regulations. If the Subscriber is an agency or instrumentality of the United States government, use, duplication or disclosure of the Software is subject to restrictions set forth in Subparagraphs (a) through (d) of the commercial Computer-Restricted Rights clause at FAR 52.227-19 when applicable, or in Subparagraph c(i)(ii) of the Rights in Technical Data and Computer Program clause at DFARS 252.227-7013, and in similar clauses in the NASA FAR Supplement. Contract Manufacturer is Reuters America Inc., 1700 Broadway, New York, New York 10019.

16.2 This Agreement sets out the entire understanding of the parties relating to its subject matter and replaces all prior proposals, understandings and other agreements, oral and written between the parties relating to the subject matter of this Agreement.

16.3 If any part of this Agreement that is not fundamental is found to be illegal or unenforceable, this will not affect the validity or enforceability of the remainder of this Agreement.

16.4 Neither party may assign any right or obligation under this Agreement without the prior written consent of the other. This consent may not be unreasonably withheld. However, Subscriber agrees that Reuters may assign any or all of its rights or obligations to another member of the Reuters Group. Any attempted assignment in violation of this Section 16.4 is void.

16.5 If either party delays or fails to exercise any right or remedy under this Agreement, that party will not have waived that right or remedy.

16.6 This Agreement will be deemed to have been executed in the State of New York and will be governed by and construed in accordance with the laws of the State of New York. Both parties consent to the jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York for the purpose of any action or proceeding brought by either party in connection with this Agreement.

16.7

(a) Any notice to be given under this Agreement may be delivered by hand delivery, registered mail or facsimile.

(b)   Notices given:

      (i)  by hand delivery will be addressed to the person at the address; or

      (ii) by facsimile will be addressed to the person at the number set out in the Schedule.

(c) Either party may change the person, address and facsimile number notices are to be delivered to, by giving notice to the other party in accordance with this Section 16.7.

(d)   Notices will be deemed to have been received:

      (i)   if hand delivered, on the day delivered;

      (ii) if sent by registered mail, on the third business day after being sent; or

      (iii) if sent by facsimile, on the day sent provided the transmitting facsimile machine produces a report verifying successful completion of the transmission provided that if any of the events in (i), (ii) or (iii) above occur after 5pm the notice will be deemed to have been received on the next business day.

16.8 Reuters reserves the right to perform any of its obligations under this Agreement through a sub-contractor.

16.9 Sections 7, 8, 11(f), 15(f) and 16.6 will survive the termination of this Agreement for any reason.

16.10 This Agreement may only be amended by the parties in writing, signed by duly authorized representatives of the parties.

16.11  In this Agreement:

(a)  any reference to a notice means to a written notice;

(b) headings are for convenience only and do not affect the interpretation of the Agreement; and

(c)  words importing the singular include the plural and vice versa.

                                    SCHEDULE

THIS IS A SCHEDULE TO THE REUTERS MARKETCLIP(TM) SUBSCRIBER AGREEMENT BETWEEN
REUTERS AMERICA INC., AND [                           ], DATED THE [     ] DAY
OF [              ], 199[ ]




NUMBER OF UNITS OF THE PRODUCT
BEING SUBSCRIBED TO:



SERVICE BEING PROVIDED:                     U.S. SECURITIES DATA



SERVICE HOURS:



SERVICE FEES PER UNIT OF THE
PRODUCT:



ACTIVITATION CHARGE PER UNIT OF
THE PRODUCT:



EQUIPMENT

SUBSCRIBER AGREES TO PURCHASE EQUIPMENT LISTED BELOW:

--------------------------------------------------------------------------------------------------
                  MAKE OF EQUIPMENT            NO. OF UNITS OF EQUIPMENT    PRICE    TOTAL PRICE
--------------------------------------------------------------------------------------------------
Hewlett Packard HP 360LX
--------------------------------------------------------------------------------------------------
Sierra Wireless PocketPlus Modem (CDPD)
--------------------------------------------------------------------------------------------------
3Com PalmPilot Professional
--------------------------------------------------------------------------------------------------
Novatel Wireless MINSTREL CDPD modem
--------------------------------------------------------------------------------------------------
                                                                            Taxes
                                                                         -------------------------
                                                                         Total Price
                                                                         -------------------------

USER NAME AND PERMISSIONING BY EQUIPMENT:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------








CONTACT INFORMATION:

LOCATION TO SHIP EQUIPMENT TO:

SUBSCRIBER INFORMATION                              REUTERS INFORMATION
----------------------                              -------------------
POINT OF CONTACT NAME:                              POINT OF CONTACT NAME:
ADDRESS:                                            ADDRESS:
TELEPHONE NUMBER:                                   TELEPHONE NUMBER:
FACSIMILE NUMBER:                                   FACSIMILE NUMBER:
INTERNET E-MAIL ADDRESS:                            INTERNET E-MAIL ADDRESS:



ADDITIONAL NOTES:






ADDRESS FOR NOTICES:

Subscriber contact:                                 Reuters Contact:

Subscriber Address:                                 Reuters Address:

Facsimile Number:                                   Facsimile Number

ACCEPTED: [SUBSCRIBER]                                  ACCEPTED:   REUTERS AMERICA INC.

BY:                                                     BY:
             ------------------------------                ----------------------------------

NAME:                                                   NAME:
             ------------------------------                  ----------------------------------

TITLE:                                                  TITLE:
             ------------------------------                   ----------------------------------

DATE:                                                   DATE:
             ------------------------------                   ----------------------------------

                                   SCHEDULE Q
                   HOLDERS OF MEMBERSHIP INTERESTS IN AETHER
                            AS OF THE EFFECTIVE DATE



MEMBER

Nexgen Techologies, L.L.C., a Maryland limited liability company

Transettlements, Inc., a Georgia corporation

Telcom ATI-Investors, L.L.C., a Delaware limited liability company

Pyramid Ventures, Inc., a Delaware corporation

                                   SCHEDULE R

                       MUTUAL CONFIDENTIALITY PROVISIONS

               1. "Confidential Information", subject to the provisions of Paragraph 4 hereof, shall mean: (a) any information, in whatever form, designated in writing as confidential, proprietary or marked with words of like import and (b) any information orally conveyed if the disclosing party provides written notice describing in reasonable detail the portion of the oral communication that shall be deemed Confidential Information and delivers such writing to the receiving party within 10 days of the oral conveyance. "Confidential Information" shall include information with respect to any of a disclosing party's affiliates.

               2. The receiving party acknowledges the confidential and proprietary nature of the Confidential Information and agrees that, absent the prior written consent of the disclosing party, it shall not reveal or disclose any Confidential Information for any purpose to any other person, firm, corporation or other entity (other than Reuters Group PLC and its subsidiaries in the case of Reuters), or use any Confidential Information for any purpose other than as contemplated hereby. In the event that a receiving party wishes to disclose Confidential Information to one of its professional advisors, it may do so only if that professional advisor agrees to abide by the terms of these Mutual Confidentiality Provisions. In any event, the receiving party shall be liable for any improper disclosure or use of Confidential Information by any affiliate or professional advisor to whom such Information is disclosed.

               3. The receiving party shall keep any copies of the Confidential Information in as secure a location as the receiving party uses for its own similar information, shall inform its employees of their obligations under these Mutual Confidentiality Provisions and shall take such steps as may be reasonable in the circumstances, or as may be reasonably requested by the disclosing party, to prevent any unauthorized disclosure, copying or use of the Confidential Information. The receiving party shall grant access to the Confidential Information only to those employees who are required to obtain such access to enable the undersigned to use the Confidential Information for the purposes permitted by this Agreement. The receiving party shall not remove from any copies of the Confidential Information, any trade secret or other proprietary notices as are inserted by the disclosing party or as may otherwise be reasonably requested by the disclosing party.

               4. Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information which:

               (a) at or prior to the time of disclosure by the disclosing party was known to the receiving party as evidenced in writing except to the extent unlawfully appropriated;

               (b) at or after the time of disclosure by the disclosing party becomes generally available to the public other than through any act or omission on the receiving party's part;

               (c) is developed by the receiving party independently of any Confidential Information it receives from the disclosing party; or

               (d) the receiving party receives from a third party free to make such disclosure without breach of any legal obligation.

               5. Either party may disclose Confidential Information pursuant to any order, subpoena or document discovery request, provided that prior written notice of such disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order (it being agreed that if the disclosing party is unable to obtain or does not seek a protective order and the receiving party is legally compelled to disclose such information, disclosure of such information may be made without liability).

               6. The receiving party represents to the disclosing party that, as of the date hereof, it has not disclosed, discussed or revealed any Confidential Information to any person, firm or other entity.

               7. The receiving party agrees that within three days of a request from the disclosing party, it shall, at the discretion of the disclosing party:

               (a) return all Confidential Information held or used by the receiving party in note, memorandum, print, letter report or other written form to the disclosing party, including all copies thereof, or

               (b) destroy all such Confidential Information, including such copies thereof.

In either case, the receiving party shall deliver a certificate signed by an appropriate person of the receiving party stating that the receiving party complied in full with the terms of this Paragraph 7.

               8. The receiving party acknowledges and agrees that in the event of the undersigned's breach of these Mutual Confidentiality Provisions, the disclosing party will suffer irreparable injuries not compensated by money damages and therefore shall not have an adequate remedy at law. Accordingly, the disclosing party shall be entitled to a preliminary and final injunction without the necessity of posting any bond or undertaking in connection therewith to prevent any further breach of these Mutual Confidentiality Provisions or further unauthorized use of Confidential Information. This remedy is separate and apart from any other remedy the disclosing party may have.

                                   SCHEDULE S

                            MEDIA PLAN REQUIREMENTS

Each Media Plan shall include the following details with respect to each campaign:

1.      Medium (print, TV, radio, web, etc.)

2. Names of specific publications, TV stations, radio stations, web sites, etc. (Business Week, Wall Street Journal, etc.)

3.      Types of publications or shows (weekly, daily, monthly)

4.      Ad types (size)

5. Flight dates (when ad will run, e.g. weekly -- 6/1 - 9/27; or monthly, September through December, etc.)

6.      Frequency ads will run (2 times, 3 times, etc.)

                                   SCHEDULE T

                            REUTERS GLOBAL CUSTOMERS

         Abn Amro Bank                         Generale Bank
         American Express Bank                 Goldman Sachs
         American International Group          Hsbc Holdings
         Anz Banking Group                     Industrial Bank of Japan
         Banca Commerciale Italiana            Ing Groep NV (Including BBL)
         Banca di Roma                         Istituto Bancario
         Banca Nazionale Del Lavoro            JP Morgan
         Banco Bilbao Vizcaya                  KBC Bank NV
         Banco Central Hispano                 Lehman Brothers Inc
         Banco Santander                       Liechtenstein Global Trust
         Bankamerica Corporation               Lloyds Bank
         Bank Austria (Including CBV)          Long Term Credit Bank
         Bank Gesellschaft Berlin              Merita Bank
         Bank Julius Baer                      Merrill Lynch
         Bank of China                         Morgan Stanley
         Bank of Montreal                      National Australia Bank
         Bank of Nova Scotia                   Nationsbank
         Bank of Tokyo-Mitsubishi Ltd          National Westminster Bank
         Bankers Trust                         Nikko Securities
         Banque Nationale de Paris             Nomura Securities
         Banque Paribas                        Prudential Securities
         Barclays Bank                         Rabobank
         Bayerische Hypo & Wechsel Bank        Republic National Bank of New York
         Bayerische Landesbank Girozentrale    Royal Bank of Canada
         Bayerische Vereinsbank                Royal Bank of Scotland
         Bhf Bank                              Sakura Bank
         Canadian Imperial Bank of Commerce    Travelers Group Inc
         Cariplo                               Sanwa Bank
         Chase Manhattan Bank                  Schroders Plc
         Citicorp                              Skandinaviska Enskilda Banken
         Commerzbank AG                        Societe Generale
         Compagnie Financiere de CIC           Standard Bank Investment Corp
         Caisse Nationale de Credit Agricole   Standard Chartered Bank
         Credit Commercial de France           Sumitomo Bank
         Credito Italiano                      Sumitomo Trust & Banking
         Credit Lyonnais                       Svenska Handelsbanken
         Credit Suisse Group                   Swiss Bank Corporation
         Dai-Ichi Kangyo Bank                  Tokai Bank
         Daiwa Bank Ltd                        Toronto Dominion
         Daiwa Securities                      Tradition (Compagnie Financiere Tradition)
         Den Danske Bank                       Tullett & Tokyo
         Den Norske Bank                       UBS
         Deutsche Bank                         Unidanmark
         Dresdner Bank                         Un Investments (Nederland) BV
         First Chicago NBD Corp                Westdeutsche Landesbank
         Fortis                                Westpac Banking Corp
         Fuji Bank

                                   SCHEDULE T

                            REUTERS GLOBAL CUSTOMERS

         Abn Amro Bank                         Generale Bank
         American Express Bank                 Goldman Sachs
         American International Group          Hsbc Holdings
         Anz Banking Group                     Industrial Bank of Japan
         Banca Commerciale Italiana            Ing Groep Nv (Including Bbl)
         Banca di Roma                         Istituto Bancario
         Banca Nazionale Del Lavoro            Jp Morgan
         Banco Bilbao Vizcaya                  Kbc Bank Nv
         Banco Central Hispano                 Lehman Brothers Inc
         Banco Santander                       Liechtenstein Global Trust
         Bankamerica Corporation               Lloyds Bank
         Bank Austria (Including Cbv)          Long Term Credit Bank
         Bank Gesellschaft Berlin              Merita Bank
         Bank Julius Baer                      Merrill Lynch
         Bank of China                         Morgan Stanley
         Bank of Montreal                      National Australia Bank
         Bank of Nova Scotia                   Nationsbank
         Bank of Tokyo Mitsubishi Ltd          National Westminster Bank
         Bankers Trust                         Nikko Securities
         Banque Nationale De Paris             Nomura Securities
         Banque Paribas                        Prudential Securities
         Barclays Bank                         Rabobank
         Bayerische Hypo & Wechsel Bank        Republic National Bank of New York
         Bayerische Landesbank Girozentrale    Royal Bank of Canada
         Bayerische Vereinsbank                Royal Bank of Scotland
         Bhf Bank                              Sakura Bank
         Canadian Imperial Bank of Commerce    Travelers Group Inc
         Cariplo                               Sanwa Bank
         Chase Manhattan Bank                  Schroders Plc
         Citicorp                              Skandinaviska Enskilda Banken
         Commerzbank Ag                        Societe Generale
         Compagnie Financiere De Cic           Standard Bank Investment Corp
         Caisse Nationale De Credit Agricole   Standard Chartered Bank
         Credit Commercial De France           Sumitomo Bank
         Credito Italiano                      Sumitomo Trust & Banking
         Credit Lyonnais                       Svenska Handelsbanken
         Credit Suisse Group                   Swiss Bank Corporation
         Dai Ichi Kangyo Bank                  Tokai Bank
         Daiwa Bank Ltd                        Toronto Dominion
         Daiwa Securities                      Tradition (Compagnie Financiere Tradition)
         Den Danske Bank                       Tullett & Tokyo
         Den Norske Bank                       Ubs
         Deutsche Bank                         Unidanmark
         Dresdner Bank                         Un Investments (Nederland) Bv
         First Chicago Nbd Corp                Westdeutsche Landesbank
         Fortis                                Westpac Banking Corp
         Fuji Bank


                                       95